EXHIBIT 99.1


                       STOCK AND ASSET PURCHASE AGREEMENT

                                     between

                                     UCB SA

                                       and

                              CYTEC INDUSTRIES INC.

                           Dated as of October 1, 2004

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                                TABLE OF CONTENTS


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                                    ARTICLE I

                              DEFINITIONS AND TERMS

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Section 1.1       Certain Definitions....................................................................1
Section 1.2       Other Terms...........................................................................26
Section 1.3       Other Definitional Provisions.........................................................26


                                   ARTICLE II

        PURCHASE AND SALE OF THE SHARES, THE GMBH SHARES AND THE BUSINESS

Section 2.1       Purchase and Sale of the Shares, the GmbH Shares and Transferred Assets...............27
Section 2.2       Retained Assets and Excluded Assets...................................................28
Section 2.3       Buyer's Assumption of Liabilities.....................................................29
Section 2.4       Seller's Assumption of Liabilities; Excluded Liabilities..............................30
Section 2.5       Purchase Price........................................................................30
Section 2.6       Determination of Final Closing Net Working Capital Value and Final DBO Variance Amount31
Section 2.7       Closing...............................................................................33
Section 2.8       Deliveries by Buyer...................................................................33
Section 2.9       Deliveries by Seller..................................................................34
Section 2.10      Nonassignability of Assets............................................................35
Section 2.11      Intercompany Receivables and Intercompany Payables....................................37
Section 2.12      Allocation of Purchase Price..........................................................38


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1       Organization and Qualification........................................................38
Section 3.2       The Transferred Subsidiaries..........................................................39
Section 3.3       Corporate Authorization...............................................................40
Section 3.4       Consents and Approvals................................................................41
Section 3.5       Non-Contravention.....................................................................42
Section 3.6       Binding Effect........................................................................42
Section 3.7       Financial Statements..................................................................42
Section 3.8       Absence of Liabilities................................................................43
Section 3.9       Absence of Changes....................................................................44
Section 3.10      Litigation and Claims.................................................................44

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Section 3.11      Compliance with Laws..................................................................44
Section 3.12      Taxes.................................................................................44
Section 3.13      Environmental Matters.................................................................48
Section 3.14      Intellectual Property and IT Assets...................................................49
Section 3.15      Employee Benefits.....................................................................52
Section 3.16      Labor.................................................................................56
Section 3.17      Contracts.............................................................................57
Section 3.18      Sufficiency of Assets.................................................................58
Section 3.19      Title to Property.....................................................................59
Section 3.20      Real Property.........................................................................59
Section 3.21      Warranties and Product Liability......................................................60
Section 3.22      Insurance.............................................................................60
Section 3.23      No Payments or Benefits to Government Officials.......................................61
Section 3.24      Customers and Suppliers...............................................................61
Section 3.25      Toxicological Information.............................................................61
Section 3.26      EINECS and TSCA.......................................................................61
Section 3.27      Return of Products....................................................................62
Section 3.28      Restructuring Transactions............................................................62
Section 3.29      Acquisition of Purchase Price Shares for Investment...................................62
Section 3.30      Ownership of Securities...............................................................63
Section 3.31      Finders' Fees.........................................................................63
Section 3.32      No Other Representations or Warranties................................................63


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER




Section 4.1       Organization and Qualification........................................................63
Section 4.2       Corporate Authorization...............................................................63
Section 4.3       Capital Structure of Buyer............................................................64
Section 4.4       Consents and Approvals................................................................65
Section 4.5       Non-Contravention.....................................................................65
Section 4.6       Binding Effect........................................................................66
Section 4.7       Buyer Reports; Financial Statements...................................................66
Section 4.8       Absence of Liabilities................................................................66
Section 4.9       Absence of Changes....................................................................66
Section 4.10      Litigation and Claims.................................................................67
Section 4.11      Anti-takeover Statute.................................................................67
Section 4.12      Required Financing....................................................................67
Section 4.13      Finders' Fees.........................................................................67
Section 4.14      No Other Representations or Warranties................................................67
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                                    ARTICLE V

                                    COVENANTS



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Section 5.1       Access and Information................................................................67
Section 5.2       Confidentiality.......................................................................69
Section 5.3       Seller's Conduct of Business..........................................................70
Section 5.4       Buyer's Conduct of Business...........................................................74
Section 5.5       Consents and Conditions...............................................................74
Section 5.6       Tax Matters...........................................................................79
Section 5.7       Employee Matters......................................................................84
Section 5.8       Intellectual Property Matters.........................................................89
Section 5.9       Ancillary Agreements and Stockholder's Agreement......................................96
Section 5.10      Assignment of Retained Assets and Assumption of Retained Liabilities..................96
Section 5.11      Insurance Proceeds....................................................................97
Section 5.12      Restructuring Transactions............................................................97
Section 5.13      Supplemental Listing Application......................................................97
Section 5.14      Additional Financial Statements.......................................................97
Section 5.15      Updating of Information...............................................................99
Section 5.16      Certain Guarantees and Indebtedness...................................................99
Section 5.17      Disposition of Retained Surface Specialties Trademark Filings........................100
Section 5.18      Intergroup Agreements................................................................101
Section 5.19      Standstill...........................................................................103
Section 5.20      Further Assurances...................................................................103


                                   ARTICLE VI

                              CONDITIONS TO CLOSING




Section 6.1       Conditions to the Obligations of Buyer and Seller....................................104
Section 6.2       Conditions to the Obligations of Buyer...............................................105
Section 6.3       Conditions to the Obligations of Seller..............................................106


                                   ARTICLE VII

                   SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES


Section 7.1       Survival.............................................................................107
Section 7.2       Indemnification by Seller............................................................107
Section 7.3       Indemnification by Seller for Environmental Damages..................................109
Section 7.4       Indemnification by Buyer.............................................................114
Section 7.5       Third Party Claim Indemnification Procedures.........................................114
Section 7.6       Calculation of Damages...............................................................116
Section 7.7       Adjustments to Losses................................................................116
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Section 7.8       Payments.............................................................................117
Section 7.9       Characterization of Indemnification Payments.........................................117
Section 7.10      Remedies.............................................................................118

Section 7.11      Tax Matters..........................................................................118


                                  ARTICLE VIII

                                   TERMINATION


Section 8.1       Termination..........................................................................118
Section 8.2       Effect of Termination................................................................119
Section 8.3       Termination Fee......................................................................119


                                   ARTICLE IX

                                  MISCELLANEOUS


Section 9.1       Notices..............................................................................120
Section 9.2       Amendment; Waiver....................................................................121
Section 9.3       No Assignment or Benefit to Third Parties............................................121
Section 9.4       Entire Agreement.....................................................................122
Section 9.5       Public Disclosure....................................................................122
Section 9.6       Expenses.............................................................................122
Section 9.7       Bulk Sales...........................................................................123
Section 9.8       Governing Law; Arbitration...........................................................123
Section 9.9       Counterparts.........................................................................124
Section 9.10      Headings.............................................................................124
Section 9.11      Severability.........................................................................124
Section 9.12      Release of Obligations...............................................................124



                             EXHIBITS AND SCHEDULES



         EXHIBITS



Exhibit A         Stockholder's Agreement
Exhibit B         IT/IS Services Agreement
Exhibit C         Transition Services Agreement
Exhibit D         Buyer's Assumption Agreement
Exhibit E         Seller's Assumption Agreement
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                                      -iv-

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         STOCK AND ASSET PURCHASE AGREEMENT (as it may be amended or supplemented from time to time in accordance with the terms hereof, this "AGREEMENT"), dated as of October 1, 2004, among UCB SA, a Belgian SOCIETE ANONYME (the "SELLER") and Cytec Industries Inc., a Delaware corporation ("BUYER").

                              W I T N E S S E T H:

         WHEREAS, Seller and certain of its affiliates, including the Transferred Subsidiaries (as defined herein), are engaged worldwide in the Business; and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller and its affiliates, 1,559,630 ordinary shares (the "SHARES") of Surface Specialties S.A., a Belgian SOCIETE ANONYME (the "COMPANY"), which constitute all of the issued and outstanding shares of capital stock of the Company and the GmbH Shares (as defined herein) and purchase and assume certain assets and liabilities of the Business as more particularly set forth herein; and

         WHEREAS, in connection with the closing of the transactions contemplated hereby, Seller and Buyer will enter into a Stockholder's Agreement (the "STOCKHOLDER'S AGREEMENT"), substantially in the form set forth as Exhibit A to this Agreement; and

         WHEREAS, in connection with the closing of the transactions contemplated hereby, Seller and Buyer or certain of their respective affiliates will enter into each of the Ancillary Agreements (as defined herein); and

         WHEREAS, the respective boards of directors (or similar bodies) of each of Seller and Buyer have approved the execution and delivery of, and performance under, this Agreement and each of the Ancillary Agreements by such party and certain of its affiliates party thereto, in each case upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, Seller and Buyer desire to make certain representations, warranties, covenants and undertakings in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND TERMS

ARTICLE II

         Section 1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

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                  "ACCEPTABLE CASH" means, with respect to a Transferred
Subsidiary, the amount of cash and cash equivalents (as determined in accordance with Belgian GAAP applying the same principles, practices, methodologies and policies used in the preparation of the Financial Statements) of such Transferred Subsidiary that is specified with respect to such Transferred Subsidiary on Schedule 1.1(a).

                  "ACCEPTABLE INDEBTEDNESS" means, with respect to a Transferred Subsidiary, the amount of Indebtedness of such Transferred Subsidiary that is specified with respect to such Transferred Subsidiary on Schedule 1.1(b).

                  "ACQUIRED PLANS" means the plans and individual pension promises set forth on Schedule 1.1(c).

                  "ACQUIRED PLAN GROUP" means, with respect to each jurisdiction in which an Acquired Plan is maintained, all of the Acquired Plans that are maintained in such jurisdiction, collectively.

                  "ACTUAL ACCEPTABLE CASH AMOUNT" has the meaning set forth in
Section 2.6(a).

                  "ACTUAL ACCEPTABLE INDEBTEDNESS AMOUNT" has the meaning set forth in Section 2.6(a).

                  "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person; PROVIDED THAT neither CYRO Industries nor American Melamine Industries shall be deemed to be an Affiliate of Buyer for purposes of the representations and warranties set forth in Article IV. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Without limiting the generality of the foregoing, each Seller Subsidiary shall be deemed to be an Affiliate of Seller, and each Buyer Subsidiary shall be deemed to be an Affiliate of Buyer.

                  "AGREEMENT" has the meaning set forth in the Preamble.

                  "ALLOCATION STATEMENT" has the meaning set forth in Section 2.12.

                  "ANCILLARY AGREEMENTS" means the Transition Services Agreement and the IT/IS Services Agreement.

                  "APPLICABLE REMEDIATION STANDARD" means, with respect to a Remediation Activity, the relevant cleanup standard for any Hazardous Substance present in soil or groundwater as required by any Environmental Law as in effect at the time of the Remediation Activity.

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                  "ARBITRAL TRIBUNAL" has the meaning set forth in Section
9.8(b).

                  "ARBITRATION REQUEST" has the meaning set forth in Section 9.8(b).

                  "ASSET TRANSFER PLANS" means the plan set forth on Schedule 1.1(d).

                  "ASSUMED LIABILITIES" means those Liabilities of Seller and its Affiliates (other than the Transferred Subsidiaries) that are Related to the Business, other than the Excluded Liabilities.

                  "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 5.14(c).

                  "BANKRUPTCY AND EQUITY EXCEPTION" has the meaning set forth in
Section 3.6.

                  "BASE DBO VARIANCE AMOUNT" means the difference (whether positive or negative) between (i) the sum of the Base Deficiency, if any, with respect to each Acquired Plan Group and the Asset Transfer Plans and (ii) the sum of the Base Excess, if any, with respect to each Acquired Plan Group and the Asset Transfer Plans, as the case may be; provided that the Base Excess with respect to an Acquired Plan Group or the Asset Transfer Plans shall be taken into account only if, under applicable Law and the rules and regulations of applicable Government Entities, Buyer or any Affiliate of Buyer may derive any economic benefit from such Base Excess, including any reduced contribution obligations to any plan included in an Acquired Plan Group or among the Asset Transfer Plans, following and assuming the transfer of such Base Excess to a Buyer Benefit Plan pursuant to Section 5.7(c).

                  "BASE DEFICIENCY" means separately, in respect of each Acquired Plan Group and the Asset Transfer Plans, the excess, but not below zero, of (i) the aggregate DBO for such Acquired Plan Group or the Asset Transfer Plans, as the case may be, as of the Most Recent Balance Sheet Date over (ii) the sum of the book reserve as reflected on the Most Recent Balance Sheet and amounts funded as of the Most Recent Balance Sheet Date for obligations under such Acquired Plan Group or for the Transferred Employees under the Asset Transfer Plans, respectively, in each case, calculated in accordance with Schedule 1.1(e). For purposes of the preceding sentence, "amounts funded" means, in the case of the Acquired Plans, the fair market value as of the Most Recent Balance Sheet Date of the assets which have been set aside to fulfill obligations under such Acquired Plans and, in the case of the Asset Transfer Plans, such portion of assets which has been set aside to fulfill obligations under the Asset Transfer Plans for the Transferred Employees.

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                  "BASE EXCESS" means separately, in respect of each Acquired
Plan Group and the Asset Transfer Plans, the excess, but not below zero, of (i) the sum of the book reserve as reflected on the Most Recent Balance Sheet and amounts funded as of the Most Recent Balance Sheet Date for obligations under such Acquired Plan Group or for the Transferred Employees under the Asset Transfer Plans, as the case may be, over (ii) the aggregate DBO for such Acquired Plan Group or Asset Transfer Plans, respectively, as of the Most Recent Balance Sheet Date, in each case, calculated in accordance with Schedule 1.1(e); provided that the aggregate Base Excess taken into account for all funded plans included in any single Acquired Plan Group or in the Asset Transfer Plans, as applicable, shall not exceed (euro)1 million. For purposes of the preceding sentence, "amounts funded" has the same meaning as in "Base Deficiency."

                  "BASE NET WORKING CAPITAL VALUE" means (euro)224,885,000, which represents (i) the total Current Assets shown on the Most Recent Balance Sheet, MINUS (ii) the total Current Liabilities shown on the Most Recent Balance Sheet.

                  "BELGIAN GAAP" means Belgian accounting Laws and generally accepted accounting principles.

                  "BELGIAN GAAP AUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section 5.14(b).

                  "BENEFICIALLY OWN" means, with respect to any securities, having "beneficial ownership" of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation), and "Beneficial Ownership" has a correlative meaning.

                  "BENEFIT PLANS" means the Non-U.S. Benefit Plans and the U.S. Benefit Plans.

                  "BOOKS AND RECORDS" means all books, ledgers, files, reports, plans, records, manuals and other materials (in any form or medium) of, or maintained for, the Business, but excluding any such items to the extent (i) they are related to any Retained Assets, Retained Liabilities, Excluded Assets or Excluded Liabilities, (ii) any Law prohibits their transfer or (iii) any transfer thereof otherwise would subject Seller or any of its Affiliates to any material liability.

                  "BRAZILIAN AND SPANISH PLANTS" has the meaning set forth in
Section 5.5(c)(iii).

                  "BUSINESS" means the worldwide business of researching, developing, manufacturing, marketing and selling resins, additives, adhesives and coatings, including without limitation, liquid coating resins, radiation curing resins, powder coating resins, technical resins, additives and specialty products, multipolymer resins used for pressure sensitive adhesives and adhesive technologies (including free radical polymerizations, crosslinkers and formulation components), for the paints and coatings, inks and overprint varnishes, building and construction, mechanical engineering, automotive body and parts, wood and furniture, sports and leisure goods, tires and rubber goods and electronic components manufacturing industries, among others, and including the Seller Amino Resins Business, but not including methylamines, the Films Business or any other businesses, plants, properties or other assets divested by Seller or its Affiliates prior to the Closing Date.

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                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks in the City of New York or Brussels, Belgium are authorized or obligated by Law or executive order to close.

                  "BUSINESS DESIGNATED EMPLOYEE" has the meaning set forth in
Section 3.15(a).

                  "BUSINESS INTELLECTUAL PROPERTY" means the Owned Intellectual Property, the Licensed IP and the Licensed-In Intellectual Property.

                  "BUSINESS MATERIAL ADVERSE EFFECT" means any change or changes in, or effect on, Seller or its Affiliates that individually or taken together with one or more other events is materially adverse to the business, assets, financial condition or results of operations of the Business, taken as a whole; PROVIDED, HOWEVER, that the following shall not constitute a Business Material Adverse Effect: (a) changes in Laws or accounting principles or changes in the enforcement thereof applicable to the Business or changes resulting from the application of a different set of accounting principles, (b) changes resulting from the announcement of the execution of this Agreement or the identity of Buyer, to the extent that a causal relationship is demonstrated to exist between such announcement and such change, (c) changes resulting from any action required to be taken pursuant to this Agreement (including Section 5.5), or (d) changes resulting from events beyond the control of Seller or its Affiliates, which by their nature could not have been reasonably foreseen by Seller or its Affiliates or, if they could have been foreseen, were unavoidable by Seller, which changes described in this clause (d) in each case are not durationally significant and do not disproportionately affect the Business as compared to the chemical industry generally.

                  "BUYER" has the meaning set forth in the Preamble.

                  "BUYER ADVERSE CONDITION" has the meaning set forth in Section 5.5(d).

                  "BUYER AUDIT DATE" means December 31, 2003.

                  "BUYER BENEFIT PLANS" has the meaning set forth in Section 5.7(c).

                  "BUYER COMMON STOCK" has the meaning set forth in Section 4.3.

                  "BUYER DISCLOSURE SCHEDULES" has the meaning set forth in the preamble of Article IV.

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                  "BUYER INDEMNIFIED PARTIES" has the meaning set forth in
Section 7.2(a).

                  "BUYER MANAGEMENT PERIOD" has the meaning set forth in Section 7.3(f).

                  "BUYER MATERIAL ADVERSE EFFECT" means any change or changes in, or effect on, Buyer or the Buyer Subsidiaries (other than the Transferred Subsidiaries) that individually or taken together with one or more other events is materially adverse to the business, assets, financial condition or results of operations of Buyer and the Buyer Subsidiaries (other than the Transferred Subsidiaries), taken as a whole; PROVIDED, HOWEVER, that the following shall not constitute a Buyer Material Adverse Effect: (a) changes in Laws or accounting principles or changes in the enforcement thereof applicable to Buyer or its Affiliates or changes resulting from the application of a different set of accounting principles, (b) changes resulting from the announcement of the execution of this Agreement or the identity of Seller, to the extent that a causal relationship is demonstrated to exist between such announcement and such change, (c) changes resulting from any action required to be taken pursuant to this Agreement (including Section 5.5), (d) changes resulting from events beyond the control of Buyer or its Affiliates, which by their nature could not have been reasonably foreseen by Buyer or its Affiliates or, if they could have been foreseen, were unavoidable by Buyer, which changes described in this clause (d) in each case are not durationally significant and do not disproportionately affect Buyer as compared to the chemical industry generally, or (e) changes in the market price of the Buyer Common Stock.

                  "BUYER REPORTS" has the meaning set forth in Section 4.7.

                  "BUYER SUBSIDIARY" means any Person (i) whose securities or other ownership interests, having by their terms the power to elect a majority of the board of directors or other Persons performing similar function, are owned or controlled, directly or indirectly, by Buyer, (ii) whose business and policies Buyer has the power, directly or indirectly, to direct, or (iii) of which 50% or more of the securities, partnership or other ownership interests are owned, directly or indirectly, by Buyer, PROVIDED THAT for purposes of the representations and warranties set forth in Article IV, neither CYRO Industries nor American Melamine Industries shall be deemed to be a Buyer Subsidiary.

                  "BUYER'S ENVIRONMENTAL DAMAGES PERCENTAGE ALLOCATION" has the meaning set forth in Section 7.3(d).

                  "CAP" has the meaning set forth in Section 7.2(b).

                  "CASH PURCHASE PRICE" has the meaning set forth in Section 2.5(a).

                  "CHANGE OF CONTROL TRANSACTION" means any (1) merger, consolidation or other business combination transaction a result of which the stockholders of Buyer prior to such transaction would cease to hold at least 60% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (2) acquisition by any Person of at least 30% of the outstanding voting securities of Buyer, (3) sale, lease, exchange or other disposition of at least 40% of the assets of Buyer and the Buyer Subsidiaries, taken as a whole, (4) transaction a result of which the directors on Buyer's board of directors immediately prior to such transaction would cease to represent a majority of the directors comprising Buyer's board of directors or the board of directors of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (5) tender offer commenced by a third party seeking to acquire at least 50% of the outstanding Buyer Common Stock the acceptance of which is recommended to the holders of Buyer Common Stock by a majority of Buyer's board of directors.

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                  "CLAIM NOTICE" has the meaning set forth in Section 7.5.

                  "CLOSING" means the closing of the stock and asset sale that is the subject of this Agreement.

                  "CLOSING DATE" has the meaning set forth in Section 2.7.

                  "CLOSING DATE NET WORKING CAPITAL STATEMENT" means the net working capital statement that sets forth the Current Assets and Current Liabilities of the Business as of the Closing, prepared, or caused to be prepared, by Buyer in accordance with Section 2.6 hereof and, in the event of a Seller's Objection, as adjusted by either the agreement of Buyer and Seller, or by the CPA Firm, acting pursuant to Section 2.6.

                  "CLOSING PURCHASE PRICE ADJUSTMENT AMOUNT" has the meaning set forth in Section 2.5(c).

                  "CODE" means the United States Internal Revenue Code of 1986, as amended, or any successor law.

                  "COMPANY" has the meaning set forth in the Recitals.

                  "COMPUTER SOFTWARE" means computer software and databases.

                  "CONFIDENTIALITY AGREEMENT" means the Secrecy Agreement between Seller and Buyer, dated February 20, 2004.

                  "CONTRACTS" means all agreements, contracts, leases and subleases, purchase orders, arrangements, commitments and licenses (other than this Agreement, the Stockholder's Agreement, the Ancillary Agreements, and those governing the Seller Leased Property) (i) to which any of the Transferred Subsidiaries is a party or under which any Transferred Subsidiary derives, grants or forbears rights, or (ii) to which Seller and/or any of its Affiliates (other than the Transferred Subsidiaries) is a party, or under which Seller and/or any of its Affiliates (other than the Transferred Subsidiaries) otherwise derives, grants or forbears rights, and, in each case, that are Related to the Business, in each case whether written or oral.

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                  "COPYRIGHTS" has the meaning set forth in the "Intellectual
Property" definition.

                  "CPA FIRM" means Ernst & Young or such other firm of independent certified public accountants to which Seller and Buyer shall mutually agree.

                  "CURRENT ASSETS" means, as of any date, the current assets of the Business, as determined in accordance with Belgian GAAP applying the same principles, practices, methodologies and policies used in the preparation of the Financial Statements, excluding (i) cash and cash equivalents, (ii) any assets other than cash and cash equivalents that would otherwise be Retained Assets or Excluded Assets if the measurement date were the Closing Date, (iii) any Intercompany Receivables, (iv) any current and deferred Tax assets, (v) any assets intended to fund pension, savings or welfare benefit obligations under a Benefit Plan for which Seller will have a reimbursement obligation or will otherwise remain responsible after the Closing pursuant to the terms of Section 5.7, and (vi) any insurance proceeds collected between the date of the Most Recent Balance Sheet and the Closing in respect of any Transferred Asset or asset of a Transferred Subsidiary (other than a Retained Asset), PROVIDED THAT such proceeds shall not be excluded for purposes of calculating the Base Net Working Capital Value.

                  "CURRENT LIABILITIES" means, as of any date, the current liabilities of the Business, as determined in accordance with Belgian GAAP applying the same principles, practices, methodologies and policies used in the preparation of the Financial Statements, excluding (i) any liabilities that would be Retained Liabilities or Excluded Liabilities if the measurement date were the Closing Date, (ii) any Intercompany Payables, (iii) any short-term debt for money borrowed or other similar financial debt, (iv) any current and deferred Tax Liabilities, and (v) any Liabilities in respect of pension, savings or welfare benefit obligations accrued under a Benefit Plan for which Seller will have a reimbursement obligation or will otherwise remain responsible after the Closing pursuant to the terms of Section 5.7.

                  "DBO" means, as of any date, (i) in respect of each Acquired Plan, the total Defined Benefit Obligation under such Acquired Plan for all participants in each such plan, including former employees and retirees, and
(ii) in respect of each Asset Transfer Plan, the total Defined Benefit Obligations under each such plan in respect of any Transferred Employee, in each case calculated as of such date in accordance with the assumptions set forth in
Schedule 1.1(e) in respect of the relevant plan.

                  "DEFINED BENEFIT OBLIGATION" means the present value of all benefits attributed to past service. The actuarial method to be used to calculate the Defined Benefit Obligation is projected unit credit. Thus, for each future date at which a benefit might be payable under the plan, a projected benefit value ("PBV") is calculated. If the benefit formula is based on future compensation levels, then the PBV is calculated using an assumption as to future compensation levels, as specified in Schedule 1.1(e). If the projected benefit is to be paid out as an annuity, then the PBV is calculated by multiplying the projected benefit by an annuity present value calculated taking into account the mortality assumptions specified in Schedule 1.1(e). If benefits paid as an annuity will be indexed for inflation, either under the terms of the plan or under applicable law, then that indexation will also be included in the value of the annuity, using the inflation assumption specified in Schedule 1.1(e). The PBV so calculated is then divided into the portion attributed to past service and the portion attributed to future service. Attribution of the PBV to past and future service is on a straight-line basis from the date the employee was first hired to the earlier of the date when the benefit is assumed to be paid or the date when further service by the employee will lead to no further material accumulation under the plan of the particular benefit being valued, other than from future salary increases. To calculate the DBO, the present value of the PBV attributable to past service is calculated using discount rates, turnover, retirement, mortality, and such other assumptions as are appropriate, as specified in Schedule 1.1(e).

                  "DEDUCTIBLE" has the meaning set forth in Section 7.2(b).

                  "DISPUTE" has the meaning set forth in Section 9.8(b).

                  "EBITDA" means earnings before interest, taxes, depreciation and amortization and before allocations for Seller's central corporate charges.

                  "EC MERGER REGULATION" means COUNCIL REGULATION (EC) No. 139/2004 of January 20, 2004 on the control of concentrations between undertakings.

                  "EC TREATY" means the Treaty establishing the European Community, as amended.

                  "EINECS" means the European Inventory of Existing Chemical Substances created by European Commission Decision 81/437/EEC, as amended.

                  "ENCUMBRANCE" means any lien, pledge, charge, claim, encumbrance, security interest, option, mortgage, easement, license or other restriction or third party right of any kind, including any right of first refusal or restriction on voting.

                  "ENVIRONMENTAL CAP" has the meaning set forth in Section
7.3(b).

                  "ENVIRONMENTAL DAMAGES" means any damages, liabilities, costs and expenses, fines, penalties, and costs of monitoring, investigations, remediation, restoration and cleanup arising under any Environmental Law (but specifically excluding lost profits, loss in value of assets or shares, or indirect or consequential, exemplary, treble or punitive damages) to the extent that such arise out of or result from: (i) any Noncompliance, (ii) any Remediation Activity or (iii) any Third Party Claim with respect to any Remediation Activity or Noncompliance.

                  "ENVIRONMENTAL DEDUCTIBLE" has the meaning set forth in
Section 7.3(b).

                  "ENVIRONMENTAL INDEMNITY CLAIM PERIOD" means the period starting as of the Closing Date and ending on the seventh anniversary of the Closing.

                  "ENVIRONMENTAL LAW" means any Law, Governmental Authorization or the relevant standard or guidance document that is consistently applied by the relevant Government Entity relating to (i) the protection of the environment (including air, water, land, natural resources and wetlands) or human health and safety, (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, management, release or disposal of, any Hazardous Substance or (iii) noise and odor.

                  "ERISA" has the meaning set forth in Section 3.15.

                  "ERISA AFFILIATE" has the meaning set forth in Section 3.15.

                  "ERISA PLAN" has the meaning set forth in Section 3.15.

                  "ESTIMATED ACCEPTABLE CASH AMOUNT" has the meaning set forth in Section 2.5(b).

                  "ESTIMATED ACCEPTABLE INDEBTEDNESS AMOUNT" has the meaning set forth in Section 2.5(b).

                  "ESTIMATED CLOSING NET WORKING CAPITAL VALUE" has the meaning set forth in Section 2.5(b).

                  "EU" means the European Union constituted as of the date hereof.

                  "EUROPEAN COMMISSION" means the Commission of the European Communities.

                  "EUROPEAN COMPETITION LAW" means the EC Merger Regulation, Council Regulation (EEC) No. 4064/89, Articles 81 and 82 of the EC Treaty, each of the merger control Laws of the Member States and any other Law (civil or criminal) of the EU or the Member States relating to competition, restrictive trade practices, unfair competition, antitrust, monopolies, fair trading or restraint of trade.

                  "EXCESS CASH" means, as of any date with respect to any Transferred Subsidiary, the cash and cash equivalents (as determined in accordance with Belgian GAAP applying the same principles, practices, methodologies and policies used in the preparation of the Financial Statements) of such Transferred Subsidiary in excess of the amount specified with respect to such Transferred Subsidiary on Schedule 1.1(a).

                  "EXCESS INDEBTEDNESS" means, as of any date with respect to any Transferred Subsidiary, the Indebtedness of such Transferred Subsidiary in excess of the amount specified with respect to such Transferred Subsidiary on
Schedule 1.1(b).

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

                  "EXCLUDED LIABILITIES" means the following:

                           (i) All Liabilities of Seller and its Affiliates (other than the Transferred Subsidiaries) for any violation of, or non-compliance with, any U.S. Antitrust Law, European Competition Law or other similar Law of any jurisdiction;

                           (ii) All Liabilities of Seller and its Affiliates (other than the Transferred Subsidiaries) to the extent related to either (a) the Nitro, West Virginia site of Solutia, Inc. or (b) the Soborg, Denmark site, including Liabilities to the extent related to the ownership or operation of, the properties and assets of, or contractual obligations relating to such site;

                           (iii) All Liabilities of Seller and its Affiliates (other than the Transferred Subsidiaries) to the extent arising under or as a result of, or relating to, to the ownership or operation of any facility or assets, the conduct of any business or any acts or omissions by Seller or any of its Affiliates prior to the Closing which Liabilities are not Related to the Business;

                           (iv) All Liabilities of Seller and its Affiliates (other than the Transferred Subsidiaries) to the extent resulting from Seller and its Affiliates having agreed to and/or having completed the Pre-Signing Restructuring Transactions or the Post-Signing Restructuring Transactions; PROVIDED that, (i) any Liabilities of Seller and its Affiliates existing prior to the Pre-Signing Restructuring Transactions, and (ii) any Tax Liabilities to be indemnified by Buyer as provided in Section 5.6, shall not become Excluded Liabilities solely by virtue of this clause (iv);

                           (v) All Indebtedness of Seller or its Affiliates (other than the Transferred Subsidiaries);

                           (vi) All Tax Liabilities of Seller and its Affiliates (other than the Transferred Subsidiaries) to be indemnified by Seller as provided in Section 5.6;

                           (vii) All Liabilities of Seller and its Affiliates (other than the Transferred Subsidiaries) to the extent arising out of or resulting from the ownership of the Excluded Assets; and

                           (viii) All Liabilities of Seller and its Affiliates (other than the Transferred Subsidiaries) to be retained by Seller and its Affiliates (other than the Transferred Subsidiaries) as provided in
         Section 5.7, including any Liabilities that arise out of or in connection with any obligation in respect of a Retained Plan other than a Liability in respect of a Transferred Employee to the extent such Liability (i) relates to assets or book reserves transferred under or in respect of a Retained Plan in accordance with Section 5.7 of this Agreement or through operation of the Purchase Price adjustment mechanism set forth under Section 2.5 of this Agreement, (ii) arises under applicable Laws as a result of the separation of a Retained Plan as contemplated under this Agreement or (iii) is reflected as a Current Liability on the Closing Date Net Working Capital Statement.

                  "FILMS BUSINESS" means the business of Seller and its Affiliates (including only the Transferred Subsidiaries set forth on Schedule 1.1(f)) relating to the development, design, manufacture, improvement, treatment, promotion, marketing, sale or other exploitation of cellulose film and polypropylene film, and process equipment used for the manufacture, treatment or use of such film(s).

                  "FILMS DISPOSITION AGREEMENT" means the Purchase Agreement, dated as of July 19, 2004, between Seller, an affiliate of Seller and Hamsard 2724 Limited.

                  "FILMS SEPARATION" means (i) the sale, conveyance, transfer, assignment and delivery by Seller and certain of its Affiliates of the Films Business pursuant to, and to the extent contemplated by, the Films Disposition Agreement, or (ii) in the event the transactions contemplated by the Films Disposition Agreement are not completed prior to the Closing, the sale, conveyance, transfer, assignment and delivery by the Transferred Subsidiaries to Seller and its Affiliates (other than the Transferred Subsidiaries) of all of the Transferred Subsidiaries' right, title and interest, as of the Closing, in and to the assets, rights, shares and properties of the Transferred Subsidiaries contemplated to be transferred, directly or indirectly, to Hamsard 2724 Limited pursuant to the Films Disposition Agreement, and the assumption by Seller and its Affiliates (other than the Transferred Subsidiaries) from the Transferred Subsidiaries and other subsidiaries thereof, if any, of all of the Liabilities contemplated to be assumed, directly or indirectly, by Hamsard 2724 Limited pursuant to the Films Disposition Agreement, in each case pursuant to Section 5.12(b).

                  "FINAL CLOSING NET WORKING CAPITAL VALUE" means Current Assets MINUS Current Liabilities, determined as of the Closing Date but using the same currency exchange rates as were used in the calculations of Base Net Working Capital Value.

                  "FINAL DBO VARIANCE AMOUNT" means the difference (whether positive or negative) between (i) the sum of the Final Deficiency, if any, with respect to each Acquired Plan Group and the Asset Transfer Plans and (ii) the sum of the Final Excess, if any, with respect to each Acquired Plan Group and the Asset Transfer Plans; provided that the Final Excess with respect to an Acquired Plan Group or the Asset Transfer Plans shall be taken into account only if, under applicable Law and the rules and regulations of applicable Government Entities, Buyer or any Affiliate of Buyer may derive any economic benefit from such Final Excess, including any reduced contribution obligations to any plan included in an Acquired Plan Group or among the Asset Transfer Plans following and assuming the transfer of such Final Excess to a Buyer Benefit Plan pursuant to Section 5.7(c).

                  "FINAL DEFICIENCY" means separately, in respect of each Acquired Plan Group and the Asset Transfer Plans, the excess, but not below zero, of (i) the aggregate DBO for such Acquired Plan Group or the Asset Transfer Plans, as the case may be, as of the Closing Date over (ii) the sum of the book reserve as of the Closing Date and amounts funded as of the Closing Date for obligations under such Acquired Plan Group or for the Transferred Employees under the Asset Transfer Plans, respectively, in each case, calculated in accordance with Schedule 1.1(e). For purposes of the preceding sentence, "amounts funded" means, in the case of the Acquired Plans, the fair market value, as of the Closing Date, of assets which have been set aside to fulfill obligations under the Acquired Plans and, in the case of the Asset Transfer Plans, such portion of assets which have actually been transferred to the Buyer Benefit Plans in accordance with Section 5.7(c) to fulfill obligations under such Asset Transfer Plans for the Transferred Employees.

                  "FINAL EXCESS" means separately, in respect of each Acquired Plan Group and the Asset Transfer Plans, the excess, but not below zero, of (i) the sum of the book reserve as of the Closing Date and amounts funded as of the Closing Date for obligations under such Acquired Plan Group or for the Transferred Employees under the Asset Transfer Plans, as the case may be, over
(ii) the aggregate DBO for such Acquired Plan Group or Asset Transfer Plans, respectively, as of the Closing Date, in each case, calculated in accordance with Schedule 1.1(e); PROVIDED that the aggregate Final Excess taken into account for all funded plans included in any single Acquired Plan Group or in the Asset Transfer Plans, as applicable, shall not exceed (euro)1 million. For purposes of the preceding sentence, "amounts funded" has the same meaning as in "Final Deficiency."

                  "FINANCIAL STATEMENTS" has the meaning set forth in Section
3.7.

                  "FINANCING COMMITMENTS" has the meaning set forth in Section 4.12.

                  "FORCE MAJEURE EVENT" means any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (ii) a general moratorium on commercial banking activities declared by a United States federal, New York state, English national or City of London Government Entity, (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (iv) the occurrence of a significant terrorist event in the United States or directed at United States embassies or facilities outside the United States.

                  "GMBH SHARES" means all of the shares of capital stock of Surface Specialties Holding GmbH that are owned by UCB GmbH.

                  "GOVERNMENT ANTITRUST ENTITY" means any Government Entity with jurisdiction over the enforcement of any U.S. Antitrust Law, European Competition Law or other similar Law.

                  "GOVERNMENT ENTITY" means any federal, state or local judicial, legislative or administrative body or other governmental or quasi-governmental entity with competent jurisdiction.

                  "GOVERNMENTAL AUTHORIZATIONS" means all licenses, permits, certificates and other clearances, authorizations and approvals Related to the Business or of the Transferred Subsidiaries and issued by or obtained from a Government Entity or Self-Regulatory Organization.

                  "HAZARDOUS SUBSTANCE" means any substance that is listed, defined, designated or classified as hazardous, toxic or otherwise harmful under any Environmental Law or is regulated under any Environmental Law, including petroleum products and byproducts, asbestos-containing material, polychlorinated biphenyls and lead-containing products.

                  "HISTORICAL FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.7.

                  "HSR ACT" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "ICC" has the meaning set forth in Section 9.8(b).

                  "INDEBTEDNESS" means (i) all Liabilities for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, and all Liabilities in respect of mandatorily redeemable or purchasable capital stock or securities convertible into capital stock; (ii) all Liabilities for the deferred purchase price of property; (iii) all Liabilities in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which Liabilities are required to be classified and accounted for under Belgian GAAP as capital leases; and (iv) all Liabilities for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction securing obligations of a type described in clause (i), (ii) or
(iii) above to the extent of the obligation secured, and all Liabilities as obligor, guarantor, or otherwise, to the extent of the obligation secured PROVIDED that, for the avoidance of doubt, the redeemable preferred capital stock of Surface Specialties, Inc. shall not be deemed to be Indebtedness.

                  "INDEMNIFIED PARTIES" has the meaning set forth in Section
7.4.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 7.5.

                  "INTELLECTUAL PROPERTY" means all intellectual property rights, including such rights in and to all (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same (collectively, "TRADEMARKS"); (ii) all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues (collectively, "PATENTS") and inventions and discoveries, whether patentable or not; (iii) trade secrets and confidential information and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, "TRADE SECRETS"); (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "COPYRIGHTS"); (v) moral rights, rights of publicity and rights of privacy; and (vi) Computer Software.

                  "INTELLECTUAL PROPERTY CONTRACT" means a Contract relating primarily to Intellectual Property, including licenses, Computer Software maintenance, consent, coexistence and non-assertion Contracts, but excluding any such Contract that is an Excluded Asset or Retained Asset.

                  "INTERCOMPANY PAYABLES" means all account, note or loan payables recorded on the books of Seller or any of its Affiliates (other than the Transferred Subsidiaries) for goods or services purchased by or provided to the Business or the Transferred Subsidiaries, or advances (cash or otherwise) or any other extensions of credit to the Business or the Transferred Subsidiaries from Seller or any of its Affiliates (other than the Transferred Subsidiaries), but shall not include any accounts, notes, loan payables, advances or other extensions of credit arising under this Agreement or any of the Ancillary Agreements.

                  "INTERCOMPANY RECEIVABLES" means all account, note or loan receivables recorded on the books of Seller or any of its Affiliates (other than the Transferred Subsidiaries) for goods or services sold or provided by the Business or the Transferred Subsidiaries to Seller or any of its Affiliates (other than the Transferred Subsidiaries) or advances (cash or otherwise) or any other extensions of credit made by the Business or the Transferred Subsidiaries to Seller or any of its Affiliates, but shall not include any accounts, notes, loan payables, advances or other extensions of credit arising under this Agreement or any of the Ancillary Agreements.

                  "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.7.

                  "IP FILING" means any filing required to be made with any Government Entity or Internet domain name register in respect of Intellectual Property.

                  "IP RECORDATIONS" has the meaning set forth in Section 5.8(k).

                  "IP-REGISTERED" means Intellectual Property that is issued by, registered or the subject of a pending application for registration with a Government Entity or an Internet domain name register.

                  "IT ASSETS" means computers, Computer Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment and elements, and all associated documentation.

                  "IT HARDWARE" means IT Assets that are not Computer Software.

                  "IT HARDWARE CONTRACT" means a Contract relating to IT Hardware, but excluding any such Contract that is an Excluded Asset or Retained Asset.

                  "IT/IS SERVICES AGREEMENT" means the services agreement by and between Seller and the Company for information technology and information services substantially in the form attached hereto as Exhibit B.

                  "JAPANESE TRANSFERRED EMPLOYEE" has the meaning set forth in
Section 5.7(c)(vii).

                  "KNOWLEDGE" or any similar phrase means the collective actual knowledge, as of the date of determination, of the employees of (i) Seller and its Affiliates or (ii) Buyer and its Affiliates, as the case may be, listed on
Schedule 1.1(g).

                  "KNOWN CONDITION" means any condition, circumstance, source of contamination, noncompliance, facts or other factual or non-speculative information identified or disclosed in Schedules 3.13(a)-(f).

                  "LAW" means any law, including common law, statute, ordinance, rule, regulation, code, order, judgment, adjudication, injunction, decision, directive, declaration or decree enacted, issued, promulgated, enforced or entered by a Government Entity or Self-Regulatory Organization, in each case, as in effect on the date of this Agreement or at any time from now until Closing or, with respect to prior periods, as in effect from time-to-time during such periods.

                  "LEASED REAL PROPERTY" has the meaning set forth in Section 3.19.

                  "LIABILITIES" means any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by applicable accounting rules or principles to be reflected in financial statements or disclosed in the notes thereto.

                  "LIBOR" means the Interbank Offering Rate for the nearest comparable period with respect to deposits in Euros which appears on the applicable Telerate Page as of 11:00 a.m., London time, on the day that is two business days in London preceding the Closing.

                  "LICENSED COMPUTER SOFTWARE" has the meaning set forth in
Section 5.8(b).

                  "LICENSED IP" has the meaning set forth in Section
5.8(b)(iii).

                  "LICENSED TRADEMARK" has the meaning set forth in Section 5.8(a)(i).

                  "LICENSED-BACK COMPUTER SOFTWARE" has the meaning set forth in
Section 5.8(c).

                  "LICENSED-IN INTELLECTUAL PROPERTY" means the Intellectual Property not owned by Seller or any of its Affiliates, which is licensed or otherwise made available to Seller and/or any of its Affiliates pursuant to the Intellectual Property Contracts.

                  "LOSSES" has the meaning set forth in Section 7.2(a).

                  "MANAGING PARTY" has the meaning set forth in Section 7.3(h).

                  "MATERIAL CONTRACTS" has the meaning set forth in Section 3.17(a).

                  "MEMBER STATE" means a member state of the EU.

                  "MOST RECENT BALANCE SHEET" means the unaudited combined balance sheet of the Business dated as of the Most Recent Balance Sheet Date and attached hereto as Schedule 1.1(h).

                  "MOST RECENT BALANCE SHEET DATE" means December 31, 2003.

                  "MULTIEMPLOYER PLAN" has the meaning set forth in Section
3.15.

                  "NONCOMPLIANCE" means a violation on or prior to the Closing of an applicable Environmental Law relating to operations at the Owned Real Property or the Leased Real Property.

                  "NON-GOVERNMENTAL AUTHORIZATIONS" means all licenses, permits, certificates and other authorizations and approvals other than Governmental Authorizations that are (i) held by Seller or any of its Affiliates (other than the Transferred Subsidiaries) and Related to the Business or (ii) held by the Transferred Subsidiaries.

                  "NON-MANAGING PARTY" has the meaning set forth in Section 7.3(h).

                  "NON-U.S. BENEFIT PLAN" has the meaning set forth in Section 3.15.

                  "NOTICE" has the meaning set forth in Section 9.8(b).

                  "NOTICE PERIOD" has the meaning set forth in Section 7.5(a).

                  "NYSE" means the New York Stock Exchange, Inc.

                  "ORDER" has the meaning set forth in Section 6.1(b).

                  "ORDINARY COURSE" means the conduct by a Person of the relevant business in accordance with such Person's normal day-to-day customs, practices and procedures.

                  "ORGANIZATIONAL DOCUMENTS" means, with respect to any corporation, its articles or certificate of incorporation and by-laws, and with respect to any other type of entity, its organizational documents.

                  "OTHER ANTITRUST APPROVALS" means antitrust approvals in Taiwan and Turkey.

                  "OTHER ANTITRUST FILINGS" has the meaning set forth in Section 3.4(a).

                  "OWNED INTELLECTUAL PROPERTY" means (i) all Intellectual Property owned by Seller and/or any of its Affiliates (other than the Transferred Subsidiaries) that is Related to the Business and (ii) all Intellectual Property owned by any of the Transferred Subsidiaries.

                  "OWNED IT HARDWARE" means (i) all IT Hardware owned by Seller and/or any of its Affiliates (other than the Transferred Subsidiaries) that is Related to the Business and (ii) all IT Hardware owned by any of the Transferred Subsidiaries.

                  "OWNED REAL PROPERTY" has the meaning set forth in Section
3.19.

                  "PATENT AND TRADEMARK OFFICES" has the meaning set forth in
Section 5.8(f).

                  "PATENTS" has the meaning set forth in the "Intellectual Property" definition.

                  "PBV" has the meaning set forth in the "Defined Benefit Obligation" definition.

                  "PERMITTED ENCUMBRANCES" means (i) Encumbrances specifically reflected or specifically reserved against or otherwise disclosed in the Most Recent Balance Sheet, (ii) Encumbrances incurred in the Ordinary Course since the date of the Most Recent Balance Sheet that are not material in amount or effect on the Business, (iii) mechanics', materialmen's, warehousemen's, carriers', workers', or repairmen's liens or other similar common law or statutory Encumbrances arising or incurred in the Ordinary Course that are not material in amount or effect on the Business, (iv) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, in each case, in an amount that would not be material, (v) with respect to real property, (A) easements, quasi-easements, licenses, covenants, rights-of-way, rights of re-entry or other similar restrictions, including any other agreements, conditions or restrictions that would be shown by a current title report or other similar report or listing, (B) any conditions that may be shown by a current survey or physical inspection and (C) zoning, building, subdivision or other similar requirements or restrictions and (vi) with respect to Intellectual Property, licenses of Intellectual Property rights (but, for the avoidance of doubt, not liens, security agreements or assignments, or other Encumbrances) granted by the Company or any of its Subsidiaries in the Ordinary Course (and, without limitation, not in connection with the Films Separation) and not interfering in any material respect with the conduct of the Business.

                  "PERSON" means an individual, a corporation, a partnership, an association, a limited liability company, a Government Entity, a trust or other entity or organization.

                  "POST-CLOSING PERIOD" has the meaning set forth in Section 5.6(c).

                  "POST-CLOSING PURCHASE PRICE ADJUSTMENT AMOUNT" has the meaning set forth in Section 2.5(d).

                  "POST-CLOSING TAX ATTRIBUTES" has the meaning set forth in
Section 5.6(f).

                  "POST-SIGNING RESTRUCTURING TRANSACTION" has the meaning set forth in Section 5.12.

                  "PRE-CLOSING ENVIRONMENTAL CONDITION" means (i) the amount and volume of any Hazardous Substance present prior to the Closing in the soil, groundwater, water, wetlands or any natural resources at the Owned Real Property or the Leased Real Property; and (ii) the amount and volume of any Hazardous Substance with respect to any real property other than the Owned Real Property or the Leased Real Property that is present as a result of the ownership, operation or occupancy of that real property by Seller or any of its Affiliates or as a result of the storage, transportation or disposal of such Hazardous Substance by Seller or any of its Affiliates in connection with the operation of the Business prior to the Closing. In the event that any Hazardous Substances present at any Owned Real Property, Leased Real Property or other real property are alleged to have been caused by activities that commenced before and continued after the Closing or by activities of multiple parties, the relative shares of responsibility for such claims shall be allocated between Buyer and Seller using customary and appropriate equitable factors including, but not limited to, relative percentages of waste sent to a site by Buyer and Seller, relative volumes of Hazardous Substances processed at a site by Buyer and Seller, relative length of operation of the relevant process unit or facility by Buyer and Seller or process methods.

                  "PRE-CLOSING PERIOD" has the meaning set forth in Section 5.6(b).

                  "PRE-SIGNING RESTRUCTURING TRANSACTION" has the meaning set forth in Section 3.28.

                  "PRODUCT" has the meaning set forth in Section 3.21.

                  "PROPOSED ALLOCATION STATEMENT" has the meaning set forth in
Section 2.12.

                  "PURCHASE PRICE" has the meaning set forth in Section 2.5(a).

                  "PURCHASE PRICE CERTIFICATE" has the meaning set forth in
Section 2.5(b).

                  "PURCHASE PRICE SHARES" means 5,772,857 shares of Buyer Common Stock, as such number may be equitably adjusted from time to time prior to the Closing to take account of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction.

                  "REAL PROPERTY LEASES" has the meaning set forth in Section 3.20(a).

                  "RELATED TO THE BUSINESS" means primarily related to, or used or held primarily in connection with, the Business as conducted by Seller and its Affiliates.

                  "REMEDIATION ACTIVITY" means the investigation, monitoring, correction and remediation of a Pre-Closing Environmental Condition to the extent required by an Applicable Remediation Standard, including but not limited to soil and groundwater sampling, activities associated with the construction, operation or maintenance of remediation or treatment equipment and systems, excavation and/or treatment of contaminated soil and groundwater, and measures to contain, monitor or limit contamination in relation to any Pre-Closing Environmental Condition.

                  "RESPONDENT" has the meaning set forth in Section 9.8(b).

                  "RESTRUCTURING TRANSACTION TAXES" has the meaning set forth in
Section 5.6(a).

                  "RETAINED ASSETS" means the following:

                           (i) those assets of the Transferred Subsidiaries set forth on Schedule 1.1(i);

                           (ii) the Excess Cash of each of the Transferred Subsidiaries as of the Closing;

                           (iii) those assets of any of the Transferred
         Subsidiaries, including any right of any of the Transferred Subsidiaries to be indemnified for Liabilities primarily related to any current or former business, facility or assets of Seller and its Affiliates, including the Films Business, that are not Related to the Business;

                           (iv) all Tax assets (including duty and Tax refunds and prepayments) of the Transferred Subsidiaries to the extent Seller is entitled thereto under Section 5.6; and

                           (v) all Solutia Claims of the Transferred
         Subsidiaries (A) identified on Schedule 3.7(f) under the heading "Retained Contingent Solutia Assets" and (B) for indemnification under the Stock and Asset Purchase Agreement, dated as of December 2, 2002, between Seller and Solutia, Inc. to the extent related to (x) any Solutia Claims identified on Schedule 3.7(f) under the heading "Retained Contingent Solutia Assets" or (y) any other Retained Asset or Retained Liability.

                           "RETAINED LIABILITIES" means the following:

                           (i) All Liabilities of any of the Transferred Subsidiaries for any violation of, or non-compliance with, any U.S. Antitrust Law, European Competition Law or other similar Law of any jurisdiction before the Closing;

                           (ii) All Liabilities of the Transferred Subsidiaries to the extent related to either (a) the Nitro, West Virginia site of Solutia, Inc. or (b) the Soborg, Denmark site, including Liabilities to the extent related to the ownership or operation of, the properties and assets of, or contractual obligations relating to such site;

                           (iii) All Liabilities of any of the Transferred Subsidiaries to the extent arising under or as a result of, or relating to, the ownership or operation of any facility or assets, the conduct of any business or any acts or omissions by any of the Transferred Subsidiaries or their Affiliates or predecessors prior to the Closing which Liabilities are not Related to the Business;

                           (iv) All Liabilities of any of the Transferred Subsidiaries to the extent resulting from the Transferred Subsidiaries having agreed to and/or having completed the Pre-Signing Restructuring Transactions or the Post-Signing Restructuring Transactions; PROVIDED that (i) any Liabilities of Seller and its Affiliates existing prior to the Pre-Signing Restructuring Transactions, and (ii) any Tax Liabilities to be indemnified by Buyer as provided in Section 5.6, shall not become Retained Liabilities solely by virtue of this clause
         (iv);

                           (v) All Excess Indebtedness of the Transferred Subsidiaries as of the Closing, other than the Transferred Intercompany Payables;

                           (vi) All Liabilities of the Transferred Subsidiaries identified on Schedule 3.7(f) under the heading "Retained Contingent Solutia Liabilities";

                           (vii) All Liabilities of the Transferred Subsidiaries to the extent arising out of or resulting from the ownership of the Retained Assets;

                           (viii) All Tax Liabilities of the Transferred Subsidiaries to be indemnified by Seller as provided in Section 5.6; and

                           (ix) All Liabilities of the Transferred Subsidiaries to be retained by Seller and its Affiliates (other than the Transferred Subsidiaries) as provided in Section 5.7, including any Liabilities that arise out of or in connection with any obligation in respect of a Retained Plan other than a Liability in respect of a Transferred Employee to the extent such Liability (i) relates to assets or book reserves transferred under or in respect of a Retained Plan in accordance with Section 5.7 of this Agreement or through operation of the Purchase Price adjustment mechanism set forth under Section 2.5 of this Agreement, (ii) arises under applicable Laws as a result of the separation of a Retained Plan as contemplated under this Agreement or
         (iii) is reflected as a Current Liability on the Closing Date Net Working Capital Statement.

                  "RETAINED PLANS" means the plans set forth on Schedule 1.1(j).

                  "RULES" has the meaning set forth in Section 9.8(b).

                  "SEC" means the United States Securities and Exchange Commission.

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "SELF-REGULATORY ORGANIZATION" means the National Association of Securities Dealers, Inc., the American Stock Exchange, the National Futures Association, the Chicago Board of Trade, the NYSE, any national securities exchange (as defined in the Exchange Act), any other securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization.

                  "SELLER" has the meaning set forth in the Preamble.

                  "SELLER AMINO RESINS BUSINESS" has the meaning set forth in
Schedule 1.1(k).

                  "SELLER DC PLANS" means those Benefit Plans of Seller or any of its Affiliates (other than the Transferred Subsidiaries) that are "employee pension benefit plans," within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA, and that provide for an individual account for each participant and for benefits based solely on the amounts contributed to such account and any income, expenses, gains, losses or forfeitures allocated thereto (other than the U.S. 401(k) Plan).

                  "SELLER DISCLOSURE SCHEDULES" has the meaning set forth in the preamble of Article III.

                  "SELLER INDEMNIFIED PARTIES" has the meaning set forth in
Section 7.4.

                  "SELLER INSURANCE POLICIES" has the meaning set forth in
Section 3.22(a).

                  "SELLER LEASED PROPERTY" means those assets or rights (i) not Related to the Business or (ii) included in the Retained Assets or the Excluded Assets, in each case that are to be leased, licensed or otherwise provided by Seller and/or any of its Affiliates (other than the Transferred Subsidiaries) to Buyer and/or any of its Affiliates pursuant to this Agreement or any Ancillary Agreement, including the Licensed IP.

                  "SELLER MANAGEMENT PERIOD" has the meaning set forth in
Section 7.3(e).

                  "SELLER'S 401(K) PLAN" has the meaning set forth in Section 5.7(c).

                  "SELLER'S ENVIRONMENTAL DAMAGES PERCENTAGE ALLOCATION" has the meaning set forth in Section 7.3(c).

                  "SELLER'S OBJECTION" has the meaning set forth in Section 2.6(b).

                  "SELLER SUBSIDIARY" means any Person (i) whose securities or other ownership interests, having by their terms the power to elect a majority of the board of directors or other Persons performing similar functions, are owned or controlled, directly or indirectly, by Seller, (ii) whose business and policies Seller has the power, directly or indirectly, to direct, or (iii) of which 50% or more of the securities, partnership or other ownership interests are owned, directly or indirectly, by Seller.

                  "SHARES" has the meaning set forth in the Recitals.

                  "SIGNIFICANT REMEDIATION OR COMPLIANCE ACTIVITY" has the meaning set forth in Section 7.3(h).

                  "SOLUTIA AGREEMENTS" means the Stock and Asset Purchase Agreement, dated as of December 2, 2002, between Seller and Solutia, Inc. and the related agreements entered into by Seller and its Affiliates with Solutia, Inc. and its Affiliates in connection with the transactions contemplated thereby and listed on Schedule 1.1(l).

                  "SOLUTIA CLAIMS" means any causes of action, lawsuits, judgments, claims and demands of any nature arising under or related to the Solutia Agreements and the transactions contemplated thereby, in each case that are available to or being pursued by Seller or its Affiliates against Solutia, Inc. or its Affiliates.

                  "STOCKHOLDER'S AGREEMENT" has the meaning set forth in the Recitals.

                  "STRADDLE PERIOD" has the meaning set forth in Section 5.6(b).

                  "SURVIVING INTERGROUP AGREEMENTS" has the meaning set forth in
Section 5.17.

                  "TAX RETURNS" means any return, declaration, report, claim for refund, estimates, declaration of estimated tax, or information return or statement relating to, or required to be filed in connection with, any Taxes, including any schedule or attachment thereto and amendments thereof, and including any information return or report with respect to backup withholding and other payments to third parties, but expressly excluding IP Filings.

                  "TAXES" means all taxes imposed by any taxing jurisdiction, including income, profits, gains, capital stock, capital duty, stamp, occupation, alternative minimum, estimated or other similar tax, gross receipts, windfall profits, value added, severance, property, production, sales, use, duty, license, excise, franchise, employment, real, tangible or intangible property, withholding or similar taxes, levies or duties, together with any interest, additions or penalties with respect thereto.

                  "TERMINATION FEE" has the meaning set forth in Section 8.3.

                  "THIRD PARTY CLAIM" has the meaning set forth in Section
7.5(a).

                  "TSCA" means the Toxic Substances Control Act of 1976, as amended.

                  "TSCA INVENTORY" means the Chemical Substances Inventory published by the U.S. Environmental Protection Agency pursuant to Section 8 of the TSCA.

                  "TRADEMARKS" has the meaning set forth in the "Intellectual Property" definition.

                  "TRADE SECRETS" has the meaning set forth in the "Intellectual Property" definition.

                  "TRANSFER TAXES" has the meaning set forth in Section 5.6(a).

                  "TRANSFERRED ACCOUNTS RECEIVABLE" means all trade accounts and notes receivable and other miscellaneous receivables of Seller or its Affiliates (other than the Transferred Subsidiaries) that arise out of the sale or other disposition of goods or services that are Related to the Business.

                  "TRANSFERRED ASSETS" has the meaning set forth in Section 2.1.

                  "TRANSFERRED BOOKS AND RECORDS" means Books and Records of Seller or any of its Affiliates (other than the Transferred Subsidiaries) that are Related to the Business.

                  "TRANSFERRED CONTRACTS" means Contracts Related to the Business to which Seller or any of its Affiliates (other than the Transferred Subsidiaries) is a party, but excluding any such Contract that is an Excluded Asset or Retained Asset.

                  "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 5.7.

                  "TRANSFERRED FIXTURES AND EQUIPMENT" means all furniture, furnishings, vehicles, equipment, tools and other tangible personal property (other than Transferred Inventory and Transferred Intellectual Property Assets) of Seller or any of its Affiliates (other than the Transferred Subsidiaries) that are Related to the Business, wherever located, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person.

                  "TRANSFERRED INSURANCE POLICIES" has the meaning set forth in
Section 3.22(a).

                  "TRANSFERRED INTELLECTUAL PROPERTY ASSETS" means all Owned Intellectual Property and Owned IT Hardware (in each case other than those that are owned by the Transferred Subsidiaries).

                  "TRANSFERRED INTERCOMPANY PAYABLES" has the meaning set forth in Section 2.11.

                  "TRANSFERRED INVENTORY" means all inventory of Seller or its Affiliates (other than the Transferred Subsidiaries) that is Related to the Business, wherever located, including all finished goods, whether held at any location or facility of Seller or any of its Affiliates or in transit to Seller or any of its Affiliates, in each case as of the Closing Date.

                  "TRANSFERRED SUBSIDIARIES" means the Seller Subsidiaries set forth on Schedule 3.2(a).

                  "TRANSFERRED SUBSIDIARY GUARANTEES" has the meaning set forth in Section 5.16.

                  "TRANSITIONAL USE" has the meaning set forth in Section 5.8(a)(i).

                  "TRANSITION SERVICES AGREEMENT" means the transition services agreement substantially in the form attached hereto as Exhibit C.

                  "U.K. EMPLOYEE PARTICIPANT" has the meaning set forth in
Section 5.7(c).

                  "U.K. RETAINED PLAN" means the Retained Plan organized under the laws of the U.K. for the benefit of U.K. Business Designated Employees and other employees of Seller or its Affiliates.

                  "UNRESOLVED ITEMS" has the meaning set forth in Section
2.6(c).

                  "U.S. ANTITRUST LAWS" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

                  "U.S. BENEFIT PLAN" has the meaning set forth in Section 3.15.

                  "U.S. GAAP" means United States generally accepted accounting principles.

                  "U.S. GAAP AUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section 5.14(c).

                  "U.S. PENSION PLAN" has the meaning set forth in Section 3.15.

                  "U.S. TRANSFERRED EMPLOYEES" means Transferred Employees who are U.S. employees.

                  "U.S. TRANSFERRED SUBSIDIARY" has the meaning set forth in
Section 3.12(l).

                  "WARN" means the United States Worker Adjustment and Retraining Notification Act.

     Section 1.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

     Section 1.3 OTHER DEFINITIONAL PROVISIONS. Unless the express context otherwise requires:

         (a) the words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

         (b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

         (c) the terms "Dollars" and "$" mean United States Dollars;

         (d) the terms "Euros" and "(euro)" mean European Economic and Currency Union Euros;

         (e) references herein to a specific Section, Subsection or Schedule shall refer, respectively, to Sections, Subsections or Schedules of this Agreement;

         (f) unless otherwise specifically provided herein or otherwise apparent from the context, references herein to "Seller and its Affiliates" or any substantially similar phrase shall be deemed to be references to "Seller and its Affiliates (including the Transferred Subsidiaries)" and references herein to "Buyer and its Affiliates" or any substantially similar phrase shall be deemed to be references to "Buyer and its Affiliates (other than the Transferred Subsidiaries)";

         (g) unless otherwise specifically provided herein, all currency conversions to be performed hereunder or under any of the Ancillary Agreements shall be calculated based on the official foreign exchange rates published on the website of the European Central Bank (www.ecf.int/stets/eurofxref/html/index.en.html) as of the date of payment;

         (h) wherever the word "include," "includes," or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation;" and

         (i) references herein to any gender include the other gender.



                                   ARTICLE II

        PURCHASE AND SALE OF THE SHARES, THE GMBH SHARES AND THE BUSINESS

         Section 2.1 PURCHASE AND SALE OF THE SHARES, THE GMBH SHARES AND TRANSFERRED ASSETS. On the terms and subject to the conditions set forth herein, at the Closing, Seller shall, or shall cause one or more of its Affiliates to, sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller or any of its Affiliates, all of Seller's and each of its Affiliates' right, title and interest, as of the Closing, in and to (i) the Shares and the GmbH Shares, in each case free and clear of all Encumbrances, and
(ii) the assets, rights and properties of Seller and its Affiliates (other than the Transferred Subsidiaries) Related to the Business, whether tangible or intangible, real, personal or mixed, except for the Excluded Assets and Retained Assets (such assets, rights and properties referred to in this clause (ii), collectively, the "TRANSFERRED ASSETS"), free and clear of all Encumbrances, other than Permitted Encumbrances, including such right, title and interest in and to the following:

         (a)      Transferred Accounts Receivable;

         (b)      Transferred Contracts;

         (c)      Transferred Books and Records;

         (d)      Transferred Fixtures and Equipment;

         (e)      Transferred Intellectual Property Assets;

         (f)      Transferred Inventory;

         (g)      Transferred Intercompany Payables;

         (h) all causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by Seller or any of its Affiliates (other than the Transferred Subsidiaries) to the extent related to the Transferred Assets, the Assumed Liabilities or the ownership, use, function or value of any Transferred Asset, whether arising by way of counterclaim or otherwise, except to the extent included in the Retained Assets or the Excluded Assets;

         (i) to the extent their transfer is permitted by Law, all Governmental Authorizations and Non-Governmental Authorizations and all applications therefor, in each case to the extent held by Seller or any of its Affiliates (other than the Transferred Subsidiaries) and Related to the Business;

         (j) all credits, prepaid expenses, deferred charges, advance payments, security deposits, prepaid items and duties to the extent related to a Transferred Asset;

         (k) assets of the Retained Plans and the Seller DC Plans to the extent Buyer is entitled thereto under Section 5.7(c); PROVIDED that such assets shall be transferred to Buyer at the times and on the terms set forth in Section 5.7(c);

         (l) all Tax assets (including duty and Tax refunds and prepayments) of Seller or any of its Affiliates (other than the Transferred Subsidiaries) to the extent Buyer is entitled thereto under Section 5.6;


         (m) all proceeds of Seller's or any of its Affiliates' (other than the Transferred Subsidiaries) third party insurance policies to the extent related to any Assumed Liabilities or Liabilities of the Transferred Subsidiaries that are not Retained Liabilities; and

         (n) all guaranties, warranties, indemnities and similar rights in favor of Seller or any of its Affiliates (other than the Transferred Subsidiaries) to the extent related to any Transferred Asset.

         Section 2.2 RETAINED ASSETS AND EXCLUDED ASSETS. Notwithstanding anything herein to the contrary, (i) as of the Closing, the Transferred Subsidiaries shall convey, transfer, assign and deliver to Seller, and Seller shall accept from the Transferred Subsidiaries, all of the Transferred Subsidiaries' right, title and interest, as of the Closing, in and to the Retained Assets, and (ii) from and after the Closing, Seller and its Affiliates (other than the Transferred Subsidiaries) shall retain all of their existing right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to Buyer hereunder, and the Transferred Assets shall not include, the following assets, rights and properties (such assets, rights and properties referred to in this clause (ii), collectively, the "EXCLUDED ASSETS"):

                  (i) any asset or class of assets of Seller and its Affiliates (other than the Transferred Subsidiaries) excluded from the defined terms set forth in Section 2.1(a)-(n) by virtue of the limitations expressed or implied therein;

                  (ii) all cash and cash equivalents (as determined in accordance with Belgian GAAP applying the same principles, practices, methodologies and policies used in the preparation of the Financial Statements) of Seller and its Affiliates (other than the Transferred Subsidiaries);

                  (iii) those assets of Seller and its Affiliates (other than the Transferred Subsidiaries) set forth on Schedule 2.2;

                  (iv) those assets, including any right of Seller and its Affiliates to be indemnified for Liabilities primarily related to any current or former business, facility or assets of Seller or any of its Affiliates, including the Films Business, that are not Related to the Business;

                  (v) all Tax Returns of Seller or its Affiliates (other than the Transferred Subsidiaries) and all books and records (including working papers) related thereto;

                  (vi) all insurance policies of Seller or its Affiliates (other than the Transferred Subsidiaries) and rights to proceeds thereunder other than as provided in Section 2.1(m);

                  (xii) all rights in connection with and assets of the Benefit Plans, other than (i) Benefit Plans maintained and sponsored solely by the Transferred Subsidiaries and other Acquired Plans and (ii) assets in respect of the Transferred Employees under the Asset Transfer Plans, the Retained Plans or the Seller DC Plans to the extent Buyer is entitled thereto under Section 5.7(c); and

                  (viii) All Tax assets (including duty and Tax refunds and prepayments) of Seller or any of its Affiliates (other than the Transferred Subsidiaries) to the extent Seller or its Affiliates (other than the Transferred Subsidiaries) are entitled thereto under Section 5.6.

     Section 2.3 BUYER'S ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions set forth herein, at the Closing, Buyer shall assume from Seller and its Affiliates (other than the Transferred Subsidiaries) and discharge or perform when due all the Assumed Liabilities, and shall execute and deliver at the Closing an instrument of assumption for such purpose substantially in the form attached hereto as Exhibit D. Buyer shall not assume or have any liability or other obligation in respect of any Liabilities other than (i) Assumed Liabilities and (ii) Liabilities of Transferred Subsidiaries that are not Retained Liabilities.

     Section 2.4 SELLER'S ASSUMPTION OF LIABILITIES; EXCLUDED LIABILITIES. On the terms and subject to the conditions set forth herein, at the Closing, Seller shall assume from the Transferred Subsidiaries and discharge and perform when due all the Retained Liabilities, and shall execute and deliver at the Closing an instrument of assumption for such purpose substantially in the form attached hereto as Exhibit E. Seller and its Affiliates (other than the Transferred Subsidiaries) shall retain and remain responsible in all respects for all Excluded Liabilities, and Buyer shall have no liability or other obligation in respect of the Excluded Liabilities.

     Section 2.5 PURCHASE PRICE. (a) On the terms and subject to the conditions set forth herein, in consideration of the sale of the Shares, the GmbH Shares and the Transferred Assets, at the Closing, in addition to the assumption of the Assumed Liabilities by Buyer, Buyer shall (i) deliver to Seller the Purchase Price Shares and (ii) pay to Seller an amount in cash equal to
(euro)1,275,000,000 (the "CASH PURCHASE PRICE" and, as adjusted pursuant to this Section 2.5 and pursuant to Section 2.6, together with the Purchase Price Shares, the "PURCHASE PRICE").

         (b) Not less than five (5) Business Days prior to the Closing Date, Seller will prepare and deliver a certificate (the "PURCHASE PRICE CERTIFICATE") of an authorized officer of Seller setting forth (i) Seller's calculation of the Base DBO Variance Amount and (ii) Seller's best estimate, prepared in good faith, of (A) the Final Closing Net Working Capital Value as of the Closing Date, but using the same currency exchange rates as were used in the calculation of Base Net Working Capital Value (the "ESTIMATED CLOSING NET WORKING CAPITAL VALUE"), (B) the aggregate amount of Acceptable Cash held by the Transferred Subsidiaries as of the Closing Date (the "ESTIMATED ACCEPTABLE CASH AMOUNT") and
(C) the aggregate amount of Acceptable Indebtedness of all of the Transferred Subsidiaries as of the Closing Date (the "ESTIMATED ACCEPTABLE INDEBTEDNESS AMOUNT"). From and after the delivery of the Purchase Price Certificate until the Closing, Buyer will be permitted to review Seller's and its accountants' (to the extent permitted by such accountants) working papers relating to the preparation of the Purchase Price Certificate and shall be provided with reasonable access to individuals involved in preparing or reviewing the Purchase Price Certificate.

         (c) As of the Closing, the Cash Purchase Price shall be adjusted by the amount (the "CLOSING PURCHASE PRICE ADJUSTMENT AMOUNT") equal to: (i) (A) the Estimated Closing Net Working Capital Value MINUS (B) the Base Net Working Capital Value; MINUS (ii) the Base DBO Variance Amount; MINUS (iii) the Estimated Acceptable Indebtedness Amount; PLUS (iv) the Estimated Acceptable Cash Amount; MINUS (v) $500,000. If the Closing Purchase Price Adjustment Amount is a positive number, then the Cash Purchase Price payable as of the Closing shall be increased by the Closing Purchase Price Adjustment Amount. If the Closing Purchase Price Adjustment Amount is a negative number, then the Cash Purchase Price payable as of the Closing shall be decreased by the Closing Purchase Price Adjustment Amount.

         (d) After the Closing Date, the Purchase Price shall be adjusted by the amount (the "POST-CLOSING PURCHASE PRICE ADJUSTMENT AMOUNT") equal to (i) (A) the Final Closing Net Working Capital Value (as finally determined pursuant to
Section 2.6) MINUS (B) the Estimated Closing Net Working Capital Value, MINUS
(ii) (A) the Final DBO Variance Amount (as finally determined pursuant to
Section 2.6) MINUS (B) the Base DBO Variance Amount, MINUS (iii) (A) the Actual Acceptable Indebtedness Amount (as finally determined pursuant to Section 2.6) MINUS (B) the Estimated Acceptable Indebtedness Amount, PLUS (iv) (A) the Actual Acceptable Cash Amount (as finally determined pursuant to Section 2.6) MINUS (B) the Estimated Acceptable Cash Amount. If the Post-Closing Purchase Price Adjustment Amount is a positive number, then the Cash Purchase Price shall be increased by the Post-Closing Purchase Price Adjustment Amount and Buyer shall promptly (and in any event within five Business Days) after the final determination thereof pay to Seller the Post-Closing Purchase Price Adjustment Amount, plus interest from the Closing Date to, but not including, the date of payment at LIBOR calculated on a 365-day basis, in Euro by wire transfer of immediately available funds to an account designated in writing by Seller. If the Post-Closing Purchase Price Adjustment Amount is a negative number, then the Cash Purchase Price shall be decreased by the Post-Closing Purchase Price Adjustment Amount and Seller shall promptly (and in any event within five Business Days) after the final determination thereof pay to Buyer the Post-Closing Purchase Price Adjustment Amount, plus interest from the Closing Date to, but not including, the date of payment at LIBOR calculated on a 365-day basis, in Euro by wire transfer of immediately available funds to an account designated in writing by Buyer.

         Section 2.6 DETERMINATION OF FINAL CLOSING NET WORKING CAPITAL VALUE AND FINAL DBO VARIANCE AMOUNT. (a) As soon as practicable but in no event later than the later of (i) ninety (90) days following the Closing and (ii) sixty (60) days following the last transfer of assets of the Asset Transfer Plan in accordance with Section 5.7(c) (or, if earlier, the date that is 120 days after the Closing Date), Buyer shall prepare, or cause to be prepared, and deliver to Seller (i) the Closing Date Net Working Capital Statement, which shall set forth the Current Assets and the Current Liabilities of the Business as of the Closing and Buyer's calculation of Final Closing Net Working Capital Value and which shall be prepared in accordance with Belgian GAAP and in accordance with the procedures set forth on Schedule 2.6(a) and (ii) Buyer's calculation of the Final DBO Variance Amount and (iii) Buyer's calculation of (x) the aggregate amount of Acceptable Cash of all of the Transferred Subsidiaries as of the Closing Date (as such amount is finally determined pursuant to this Section 2.6, the "ACTUAL ACCEPTABLE CASH AMOUNT") and (y) the aggregate amount of Acceptable Indebtedness of all of the Transferred Subsidiaries as of the Closing Date (as such amount is finally determined pursuant to this Section 2.6, the "ACTUAL ACCEPTABLE INDEBTEDNESS AMOUNT"), in the case of each of clause (x) and (y) which shall be prepared in accordance with Belgian GAAP applying the same principles, practices, methodologies and policies used in the preparation of the Financial Statements.

         (b) Seller shall have sixty (60) days following the receipt of complete and accurate data to review the Closing Date Net Working Capital Statement and Buyer's calculations of the Final DBO Variance Amount, the Actual Acceptable Cash Amount and the Actual Acceptable Indebtedness Amount after delivery thereof by Buyer. In the event that Seller determines that the Closing Date Net Working Capital Statement and/or Buyer's calculations of any of the Final DBO Variance Amount, the Actual Acceptable Cash Amount and/or the Actual Acceptable Indebtedness Amount has or have not been prepared on the basis set forth in
Section 2.6(a), Seller shall, on or before the last day of such 60-day period, so inform Buyer in writing ("SELLER'S OBJECTION"), setting forth a specific description of the basis of Seller's determination and the adjustments to the Closing Date Net Working Capital Statement and/or Buyer's calculation of the Final DBO Variance Amount, the Actual Acceptable Cash Amount and/or the Actual Acceptable Indebtedness Amount, and the corresponding adjustments to the Final Closing Net Working Capital Value, the Final DBO Variance Amount, the Actual Acceptable Cash Amount and/or the Actual Acceptable Indebtedness Amount that Seller believes should be made. If no Seller's Objection is received by Buyer on or before the last day of such 60-day period, then the Final Closing Net Working Capital Value set forth on the Closing Date Net Working Capital Statement delivered by Buyer and the Final DBO Variance Amount, the Actual Acceptable Cash Amount and the Actual Acceptable Indebtedness Amount set forth in Buyer's calculations thereof shall be deemed final for all purposes under this Agreement. Buyer shall have thirty (30) days from its receipt of Seller's Objection to review and respond to Seller's Objection.

         (c) Buyer and Seller shall use their reasonable best efforts to resolve any disagreements with respect to the proposed adjustments set forth in Seller's Objection. If Buyer and Seller are unable to resolve such disagreements within thirty (30) days following the completion of Buyer's review of Seller's Objection, they shall refer any remaining disagreements (the "UNRESOLVED ITEMS") to the CPA Firm which, acting as experts and not as arbitrators, shall determine, on the basis set forth in and in accordance with Section 2.6(a), and only with respect to the Unresolved Items, whether and to what extent, if any, the Closing Date Net Working Capital Statement and the Final Closing Net Working Capital Value and/or Buyer's calculations of the Final DBO Variance Amount, the Actual Acceptable Cash Amount and/or the Actual Acceptable Indebtedness Amount require adjustment. Seller and Buyer shall instruct the CPA Firm to deliver its written determination to Seller and Buyer no later than thirty (30) days after such disagreements are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon Seller and Buyer and their respective Affiliates and for all purposes under this Agreement. The fees and disbursements of the CPA Firm shall be borne by Seller and Buyer based on the following formula: (i) Seller shall pay a portion of such fees and expenses equal to the total of such fees and expenses multiplied by a fraction, the numerator of which is the Euro amount of the Unresolved Items resolved in favor of Buyer and the denominator of which is the total Euro amount of Unresolved Items; and (ii) Buyer shall pay a portion of such fees and expenses equal to the total of such fees and expenses multiplied by a fraction, the numerator of which is the Euro amount of Unresolved Items resolved in favor of Seller and the denominator of which is the total Euro amount of Unresolved Items. Buyer and Seller shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants, to the extent permitted by such accountants) relating to the Closing Date Net Working Capital Statement, to the calculations of the Final DBO Variance Amount, the Actual Acceptable Cash Amount and the Actual Acceptable Indebtedness Amount and to Seller's Objection and all other items reasonably requested by the CPA Firm in connection with its review.

         (d) Seller and its accountants shall have reasonable access to all information used by Buyer in preparing, and employees of Buyer and its Affiliates involved in the preparation of, the Closing Date Net Working Capital Statement and Buyer's calculations of the Final DBO Variance Amount, the Actual Acceptable Cash Amount and the Actual Acceptable Indebtedness Amount, including, in each case, the work papers of Buyer's accountants, in each case during regular business hours and upon reasonable advance notice. Each party shall have reasonable access to all information used by the CPA Firm in reaching its determination hereunder.

         Section 2.7 CLOSING. The Closing shall take place at the offices of Cleary, Gottlieb, Steen and Hamilton, Rue de la Loi, 57,1040 Brussels, Belgium at 10:00 A.M., Brussels time, on the last Business Day of the month during which the conditions set forth in Section 6.1 (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions) have been satisfied or waived, or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is the "CLOSING DATE."

         Section 2.8 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to Seller the following: Section 4.16

                  (a) the Cash Purchase Price in immediately available funds by wire transfer to an account or accounts which have been designated in writing by Seller at least two Business Days prior to the Closing Date;

                  (b) a certificate or certificates representing the Purchase Price Shares in definitive form, registered in the name of Seller, bearing a legend or legends referencing restrictions under the Securities Act on transfer of the Purchase Price Shares and any legends required by the Stockholder's Agreement;

                  (c) subject to Section 2.10, such instruments of assignment and other instruments or documents, in form and substance reasonably acceptable to Seller, as may be necessary to effect the effective assignment of any Transferred Assets;

                  (d) such instruments of assumption described in Section 2.3 as may be necessary to effect Buyer's assumption of the Assumed Liabilities;

                  (e) a duly executed counterpart of each of the Ancillary Agreements and the Stockholder's Agreement;

                  (f) the certificate to be delivered pursuant to Section 6.3(c); and

                  (g) such other instruments of transfer, assumptions, filings or documents, in form and substance reasonably satisfactory to Seller, as may be reasonably required to give effect to this Agreement.

         Section 2.9 DELIVERIES BY SELLER. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

                  (a) The share register of the Company, together with a duly completed and signed share transfer power authorizing Buyer to register the transfer of ownership of the Shares to Buyer and certificates, notarial assignment deeds, duly endorsed in the name of Buyer, or such other instruments evidencing ownership under applicable Law of, the GmbH Shares;

                  (b) bills of sale or other appropriate documents of transfer, in form and substance reasonably acceptable to Buyer, transferring the tangible personal property included in the Transferred Assets to Buyer;

                  (c) assignments, in form and substance reasonably acceptable to Buyer and, if applicable, as required by any Government Entity with which Seller's or any of its Affiliates' (other than the Transferred Subsidiaries) rights to any Transferred Intellectual Property Assets have been filed, assigning to Buyer the Transferred Intellectual Property Assets;

                  (d) assignment and assumption agreements, in form and substance reasonably acceptable to Buyer and Seller, assigning to Buyer all rights of Seller and its Affiliates (other than the Transferred Subsidiaries) in and to all of the Transferred Contracts, exclusive of any Excluded Liabilities;

                  (e) such instruments of assignment and assumption (including, as described in Section 2.4) and other instruments or documents, in form and substance reasonably acceptable to Buyer, as may be necessary to effect Seller's assumption of the Retained Liabilities and the effective assignment of any Retained Assets;

                  (f) assignment and assumption agreements, in form and substance reasonably acceptable to Buyer and Seller, assigning to Buyer the proprietary/confidential information agreements and non-competition agreements between any employee of Seller or any of its Affiliates (other than a Transferred Subsidiary) that is not a Transferred Employee, on the one hand, and Seller or any of its Affiliates (other than the Transferred Subsidiaries), on the other hand, to the extent Related to the Business;

                  (g) assignments and releases, in form and substance reasonably acceptable to Buyer and Seller, assigning to Buyer or one or more designees of Buyer all rights of Seller and its Affiliates (other than the Transferred Subsidiaries) in and to all of the Transferred Intercompany Payables and releasing Buyer and its Affiliates (including the Transferred Subsidiaries) from any further obligation to Seller and its Affiliates (other than the Transferred Subsidiaries) in respect of the Transferred Intercompany Payables;

                  (h) written resignations, effective as of the Closing, of any directors of the Transferred Subsidiaries employed by Seller or any of its Affiliates (other than Transferred Subsidiaries) containing waivers of any claims such directors may have against any of the Transferred Subsidiaries to the extent such claims arise from their positions as directors of any Transferred Subsidiary;

                  (i) all minute books, stock record books (or similar registries) and corporate (or similar) records and seals of each of the Transferred Subsidiaries;

                  (j) a duly executed counterpart of each of the Ancillary Agreements and the Stockholder's Agreement;

                  (k) a receipt acknowledging payment of the Purchase Price by Buyer in full satisfaction of Buyer's obligations under Section 2.8(a) and (b) (but subject to any further obligations contained in this Agreement);

                  (l) the general release and discharge in favor of the Transferred Subsidiaries referred to in Section 9.12;

                  (m) the certificate to be delivered pursuant to Section 6.2(c); and

                  (n) such other instruments of transfer, assumptions, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be reasonably required to give effect to this Agreement.

         Section 2.10 NONASSIGNABILITY OF ASSETS. (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, assignment, sublease, transfer, conveyance or delivery or attempted sale, sublease, assignment, transfer, conveyance or delivery to Buyer of any asset that would be a Transferred Asset or any claim or right or any benefit arising thereunder or resulting therefrom is prohibited by any applicable Law or would require any governmental or third party authorizations, approvals, consents or waivers, and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, the Closing shall proceed without the sale, assignment, sublease, transfer, conveyance or delivery of such asset, claim, right or benefit unless such failure causes a failure of any of the conditions to Closing set forth in Article 6, in which event the Closing shall proceed only if the failed condition is waived by the party or parties entitled to the benefit thereof. In the event that such lack of authorization, approval, consent or waiver does not cause a failure of any of the conditions to Closing or the failed condition is waived and the Closing proceeds without the sale, assignment, sublease, transfer, conveyance or delivery of any such asset, claim, right or benefit, then (i) such asset, claim, right or benefit shall be regarded as a Transferred Asset for purposes of the calculations required under Section
2.6 if such asset is a Current Asset and (ii) following the Closing, the parties shall use their reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; PROVIDED, HOWEVER, that none of Seller or Buyer or any of their respective Affiliates shall be required to pay any consideration therefor other than filing, recordation or similar fees, which shall be shared equally by Buyer and Seller. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Buyer the benefits of use of such asset, claim, right or benefit and to Seller or its Affiliates the benefits, including any indemnities, that they would have obtained had the asset, claim, right or benefit been conveyed to Buyer at the Closing. Once authorization, approval, consent or waiver for the sale, assignment, sublease, transfer, conveyance or delivery of any such asset, claim, right or benefit not sold, assigned, subleased, transferred, conveyed or delivered at the Closing is obtained, Seller shall or shall cause the relevant Affiliates to, assign, transfer, convey and deliver such asset, claim, right or benefit to Buyer at no additional cost. To the extent that any such asset, claim, right or benefit cannot be transferred or the full benefits of use of any such asset, claim, right or benefit cannot be provided to Buyer following the Closing pursuant to this Section 2.10, then Buyer and Seller shall enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the parties hereto the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such authorization, approval, consent or waiver and the performance by Buyer of the obligations thereunder. Seller shall hold in trust for and pay to Buyer promptly upon receipt thereof, all income, proceeds and other monies received by Seller or any of its Affiliates in connection with its use of any asset, claim, right or benefit (net of any Taxes and any other costs imposed upon Seller or any of its Affiliates (other than the Transferred Subsidiaries)) in connection with the arrangements under this Section 2.10. Without limiting in any respect the foregoing, subject to applicable Law and the provisions of the applicable Contracts, in the event that any consents or waivers in respect of any restrictions on changes in control or assignment contained in any Contract with respect to any partnership, joint venture or similar Person in which a Transferred Subsidiary is a member or participant have not been obtained prior to the Closing, Seller shall, and shall cause its Affiliates to, with a view to putting Buyer or one of its Affiliates in the same position as if it were directly a member or participant therein:

                  (i) provide to Buyer any and all economic benefits Seller or any of its Affiliates may have as a member of or participant in any such partnership, joint venture or similar Person (net of any Taxes and any other costs imposed on Seller or any of its Affiliates as a result of being a member of or participant in any such partnership, joint venture or similar Person or by making any assignment pursuant to this
         Section 2.10) as if Buyer were a member or participant thereof, including any (i) distribution of cash flow, (ii) allocation of tax losses, (iii) distribution of proceeds from any capital transactions (including refinancings, proceeds in liquidation and sales or transfers of assets), (iv) return of capital contributions, either in cash or in tangible or intangible property, (v) taxable income or gain allowable to the partners, and (vi) proceeds of sale, in such form as are received, of any transfer of all or part of such partnership, joint venture or similar interests;

                  (ii) provide to Buyer a written accounting of each payment made to Buyer pursuant to this Section 2.10, which accounting shall set forth the amounts received by Seller and its Affiliates and the amounts paid by Seller and its Affiliates pursuant to this Section 2.10;

                  (iii) at Buyer's request, in Buyer's sole discretion, designate one or more representatives of Buyer to attend and participate in, and vote at, any meetings of any boards of directors, committees or other governance bodies of such partnerships, joint ventures or similar Persons;

                  (iv) only take such actions or vote on, consent to or approve of any actions pertaining to such partnership, joint venture or similar Person as it or they shall be directed to take, elect, consent to or approve by Buyer, in Buyer's sole discretion;

                  (v) negotiate, agree and/or enter into only such agreements, contracts, leases and subleases, purchase orders, arrangements, commitments and licenses in respect of such partnership, joint venture or similar Person as Buyer shall direct Seller and its Affiliates to negotiate, agree and/or enter into, in Buyer's sole discretion; and

                  (vi) exercise only such rights, and perform only such obligations, with respect to such partnership, joint venture or similar Person as Buyer shall request Seller and its Affiliates to exercise and perform, in Buyer's sole discretion.

                  (b) Buyer shall indemnify and hold harmless Seller and its Affiliates against all Liabilities under each such Contract to the extent such Liabilities would have been incurred by Buyer if the applicable waiver or consent had been obtained prior to the Closing and Buyer had assumed such Contract.

         Section 2.11 INTERCOMPANY RECEIVABLES AND INTERCOMPANY PAYABLES. Seller shall take all actions necessary so that, effective as of the Closing, all Intercompany Receivables and Intercompany Payables then existing shall be settled or otherwise eliminated and any Taxes arising from any such settlement or elimination shall be borne by Seller in accordance with Section 5.6; PROVIDED that the foregoing shall not apply to the Intercompany Payables described as of the Closing on Schedule 2.11 (the "TRANSFERRED INTERCOMPANY PAYABLES"). Not less than five (5) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer an updated statement of the amount of each Transferred Intercompany Payable. Subject to Buyer's consent which shall be provided within two (2) Business Days after Seller delivers such updated statement, if at all, such statement shall thereafter constitute Schedule 2.11.

         Section 2.12 ALLOCATION OF PURCHASE PRICE. As soon as practicable after the final determination of the Closing Net Working Capital Value in accordance with Section 2.6, Seller shall deliver to Buyer a statement (the "PROPOSED ALLOCATION STATEMENT") allocating the Purchase Price (plus Assumed Liabilities, to the extent properly taken into account under applicable Tax Laws), adjusted as appropriate under applicable Tax Law to reflect any payments made under
Section 2.6, among the Transferred Assets, the GmbH Shares and the Shares in accordance with applicable Tax Laws. If, within thirty (30) days after receipt of the Proposed Allocation Statement, Buyer shall not have objected in writing to such Proposed Allocation Statement, the Proposed Allocation shall become binding on Buyer and Seller (the "ALLOCATION STATEMENT"). In the event that Buyer objects in writing on a timely basis, the parties shall cooperate in good faith to resolve any discrepancies and attempt to agree on an allocation statement which shall become binding on Buyer and Seller. In the event that the parties are unable in good faith to reach an agreement regarding the Allocation Statement, each of the parties may prepare and file its Tax Returns and take any position it sees fit. The parties agree that, except as otherwise required by Law, Buyer and Seller shall, and shall cause their respective Affiliates to, act in accordance with the allocations contained in the Allocation Statement, if any, as it may be adjusted from time to time for all Tax purposes and that neither of them will take, or permit their respective Affiliates to take, any position inconsistent therewith in any Tax Returns or similar filings, any refund claim, any litigation or otherwise. If an adjustment is made to the Purchase Price pursuant to this Agreement after an Allocation Statement is determined, the Allocation Statement shall be adjusted in accordance with applicable Law and as mutually agreed by Buyer and Seller under principles similar to those required to originally determine the Allocation Statement. The parties agree to consult with one another with respect to any Tax audit, controversy or litigation relating to the allocation made pursuant to this
Section 2.12.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Subject to the exceptions set forth in the disclosure schedules delivered to Buyer on or prior to the date hereof (the "SELLER DISCLOSURE SCHEDULES"), Seller represents and warrants to Buyer as of the date hereof and as of the Closing as follows:

         Section 3.1 ORGANIZATION AND QUALIFICATION. Seller is a SOCIETE ANONYME duly formed, validly existing and in good standing under the laws of Belgium. Seller and each of the Seller Subsidiaries that own Transferred Assets has all requisite corporate power and authority to own, lease and operate its assets, and to carry on its portion of the Business as currently conducted and is duly qualified to do business and, if applicable, is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of the Transferred Assets or the conduct of the Business requires such qualification except where the failure to be so qualified would not materially interfere with the continued operation of the Business.

         Section 3.2 THE TRANSFERRED SUBSIDIARIES. (a) Schedule 3.2(a) sets forth a complete and accurate list of each of the Transferred Subsidiaries, together with its jurisdiction of organization, its authorized and outstanding capital stock or other equity interests, the identity of each holder of its outstanding capital stock or other equity interests and the number and class of shares of capital stock or other equity interests held by each such holder. Except as set forth on Schedule 3.2(a), each Transferred Subsidiary is duly organized, validly existing, and, if applicable, in good standing under the laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its assets and to carry on its portion of the Business as currently conducted and is duly qualified to do business and, if applicable, is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification except where the failure to be so qualified would not materially interfere with the continued operation of the Business.

         (b) All of the outstanding stock and other equity interests of the Transferred Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable. Seller has good and valid title to all of the outstanding capital stock and other equity interests of the Company, and, except for the GmbH Shares and except as set forth on Schedule 3.2(a), a Transferred Subsidiary has good and valid title to all of the outstanding capital stock and other equity interests of the Transferred Subsidiaries (other than the Company), in each case free and clear of all Encumbrances. UCB GmbH has good and valid title to the GmbH Shares. Except as set forth on Schedule 3.2(a), upon delivery by Seller of the Shares and the GmbH Shares at the Closing, good and valid title to all of the outstanding capital stock and other equity interests of the Transferred Subsidiaries will pass to Buyer, directly or indirectly, free and clear of all Encumbrances, other than those resulting from Buyer's ownership.

         (c) Except as set forth on Schedule 3.2(c), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which Seller or its Affiliates are or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of the Transferred Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The outstanding capital stock and other equity interests of the Transferred Subsidiaries are not subject to any voting trust agreement or other contract, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of such capital stock or other equity interests. There are no phantom stock or similar rights providing economic benefits based, directly or indirectly, on the value or price of the capital stock or other equity interests of the Transferred Subsidiaries.

         (d) Except as set forth on Schedule 3.2(d), no Transferred Subsidiary owns, directly or indirectly, any capital stock or other equity interests of any Person other than another Transferred Subsidiary or has any direct or indirect equity or ownership interest in any business, or is a member of or participant in any partnership, joint venture or similar Person. There are no outstanding contractual obligations of the Transferred Subsidiaries to acquire any interest in, provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

         (e) Seller has furnished or made available to Buyer a complete and correct copy of the Organizational Documents of each of the Transferred Subsidiaries, in each case as currently in effect. Except as set forth on
Schedule 3.2(a), all such Organizational Documents are in full force and effect and no other organizational documents are applicable to or binding upon the Transferred Subsidiaries. Seller has made available to Buyer complete and correct copies of the minutes of the meetings held since September 1, 2003, or written consents effected since such date of, and such minutes or written consents contain accurate records of all meetings and accurately reflect all other actions taken by, the stockholders (or other equity holders) and the board of directors (or similar body) and any committee thereof of each of the Transferred Subsidiaries.

         Section 3.3 CORPORATE AUTHORIZATION. Seller has full corporate power and authority to execute and deliver this Agreement, the Stockholder's Agreement and each of the Ancillary Agreements to which it is or will be a party, and Seller had or will have full corporate power and authority to execute any agreements, instruments and other documents relating to the Pre-Signing Restructuring Transactions and the Post-Signing Restructuring Transactions, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement, the Stockholder's Agreement and each of the Ancillary Agreements to which it is or will be a party has been duly and validly authorized and no additional corporate or stockholder authorization or consent is required in connection with the execution, delivery and performance by Seller of this Agreement, the Stockholder's Agreement or any of such Ancillary Agreements. The execution, delivery and performance by Seller of any agreements, instruments and other documents relating to the Pre-Signing Restructuring Transactions and the Post-Signing Restructuring Transactions to which it is or will be a party was or will be duly and validly authorized and no additional corporate or stockholder authorization or consent was or will be required in connection with the execution, delivery and performance by Seller of any agreements, instruments or other documents relating to the Pre-Signing Restructuring Transactions and the Post-Signing Restructuring Transactions. Each Affiliate of Seller has or prior to the Closing will have full corporate power and authority to execute and deliver each Ancillary Agreement or other document or agreement to be delivered at or prior to the Closing to which it is or will be a party and to perform its obligations thereunder. Each Affiliate of Seller had or will have full corporate power and authority to execute and deliver any agreements, instruments or other documents relating to the Pre-Signing Restructuring Transactions and the Post-Signing Restructuring Transactions to which it is or will be a party and to perform its obligations thereunder. The execution, delivery and performance by each Affiliate of Seller of each Ancillary Agreement or other document or agreement to be delivered at or prior to the Closing to which it is or will be a party has been or prior to the Closing will have been duly and validly authorized, and no additional corporate or stockholder authorization or consent is or will be required in connection with the execution, delivery and performance by any Affiliate of Seller of the Ancillary Agreements or other documents or agreements to be delivered at or prior to the Closing to which such Affiliate is or will be a party or signatory. The execution, delivery and performance by each Affiliate of Seller of each agreement, instrument and other document relating to the Pre-Signing Restructuring Transactions and the Post-Signing Restructuring Transactions to which it is or will be a party was or will be duly and validly authorized, and no additional corporate or stockholder authorization or consent was or will be required in connection with the execution, delivery and performance by any Affiliate of Seller of any agreements, instruments or other documents relating to the Pre-Signing Restructuring Transactions and the Post-Signing Restructuring Transactions to which such Affiliate is or will be a party or signatory.

         Section 3.4 CONSENTS AND APPROVALS. (a) Other than filings and/or notices (i) under the HSR Act, the EC Merger Regulation and the Exchange Act,
(ii) in connection with the Other Antitrust Approvals, and (iii) under other applicable merger control or similar Laws (the "OTHER ANTITRUST FILINGS"), and except as described in Schedule 3.4(a), no consent, approval, waiver, clearance, authorization, notice, filing or submission was or is required to be obtained by Seller or any of its Affiliates from, or to be given by Seller or any of its Affiliates to, or made by Seller or any of its Affiliates with, any Government Entity or Self-Regulatory Organization, in connection with the execution, delivery and performance by Seller or any of its Affiliates of this Agreement, the Stockholder's Agreement and the Ancillary Agreements or any agreements, instruments or other documents relating to the Pre-Signing Restructuring Transactions and the Post-Signing Restructuring Transactions except where the failure to obtain such consent, approval, waiver, clearance, authorization or provide such notice, filing or submission would not materially interfere with the continued operation of the Business.

         (b) Except as described in Schedule 3.4(b), no consent, approval, waiver, clearance, authorization, notice, filing or submission that is material to the Business was or is required to be obtained by Seller or any of its Affiliates from, or to be given by Seller or any of its Affiliates to, or made by Seller or any of its Affiliates with, any Person which is not a Government Entity or Self-Regulatory Organization in connection with the execution, delivery and performance by Seller or any of its Affiliates of this Agreement, the Stockholder's Agreement and the Ancillary Agreements or any agreements, instruments and other document relating to the Pre-Signing Restructuring Transactions and the Post-Signing Restructuring Transactions except where the failure to obtain such consent, approval, waiver, clearance, authorization or provide such notice, filing or submission would not materially interfere with the continued operation of the Business.

         Section 3.5 NON-CONTRAVENTION. The execution, delivery and performance by Seller and its Affiliates of this Agreement, the Stockholder's Agreement, the Ancillary Agreements to which they are or will be a party and any agreements, instruments and other document relating to the Pre-Signing Restructuring Transactions and the Post-Signing Restructuring Transactions, and the consummation of the transactions contemplated hereby and thereby, did not, do not and will not (a) violate any provision of the Organizational Documents of Seller or any of its Affiliates, (b) assuming the receipt of all consents, approvals, waivers, clearances and authorizations and the making of the notices and filings described in Schedule 3.4(b), conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Seller or any of its Affiliates under, or result in a loss of any benefit to which Seller or any of its Affiliates is entitled under, any Contract, or result in the creation of any Encumbrance upon any of the Transferred Assets or the assets of the Transferred Subsidiaries, except where any of the foregoing would not materially interfere with the continued operation of the Business or (c) assuming the receipt of all consents, approvals, waivers, clearances and authorizations and the making of notices, filings and submissions described in Section 3.4(a) or in Schedule 3.4(a) or required to be made or obtained prior to the Closing by Buyer or its Affiliates, violate or result in a breach of or constitute a default under any Law to which Seller or any of its Affiliates is subject, or under any Governmental Authorization except where such violation, breach or default would not materially interfere with the continued operation of the Business.

         Section 3.6 BINDING EFFECT. This Agreement, assuming the due authorization, execution and delivery by Buyer, constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, and, when executed by Seller or its Affiliates, the Stockholder's Agreement and each of the Ancillary Agreements, assuming the due authorization, execution and delivery by Buyer or its Affiliates, will constitute a valid and legally binding obligation of Seller and each of its Affiliates party thereto, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and subject to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION"). Each agreement, instrument and other document relating to the Pre-Signing Restructuring Transactions and the Post-Signing Restructuring Transactions constitutes or, when entered into, will constitute a valid and legally binding obligation of Seller and each of its Affiliates party thereto, subject to the Bankruptcy and Equity Exception.

         Section 3.7 FINANCIAL STATEMENTS. (a) Set forth on Schedule 3.7(a) is a copy of the unaudited combined balance sheet and statement of income for the Business for the fiscal year ended 2003 (the "FINANCIAL STATEMENTS") and a copy of the unaudited combined balance sheet and combined statement of income for the Business for the six months ended June 30, 2004 (the "INTERIM FINANCIAL STATEMENTS" and, together with the Financial Statements, the "HISTORICAL FINANCIAL STATEMENTS"). Except as described in the notes thereto, (i) the Historical Financial Statements have been prepared in accordance with Belgian GAAP in accordance with Seller's policies and procedures set forth in the UCB Accounting Policy Manual, consistently applied, and (ii) the consolidation of the combined balance sheets contained in the Historical Financial Statements has been performed in accordance with Schedule 2.6(a), and the Historical Financial Statements fairly present, in all material respects, the combined financial position and results of operations of the Business as of the dates thereof or for the periods then ended, subject in the case of the Interim Financial Statements to normal year-end adjustments that will not be material in amount or effect and the absence of footnotes and similar presentation items therein.

         (b) The Most Recent Balance Sheet accurately reflects, as of the Most Recent Balance Sheet Date, the aggregate amount of all outstanding rebates, discounts or other allowances offered by the Business to its customers. Schedule 3.7(b) generally describes all policies relating to rebates, discounts or other allowances offered by the Business to its customers.

         (c) The Historical Financial Statements have been, and the Belgian GAAP Audited Financial Statements will be, compiled from, and were and will be prepared in accordance with, the books and records of Seller and its Affiliates. The books and records of Seller and its Affiliates, to the extent Related to the Business, are true, complete and correct in all material respects and have been maintained in accordance with sound business practices.

         (d) Seller has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of annual financial statements for external purposes in accordance with Belgian GAAP.

         (e) With respect to each Transferred Intercompany Payable, there is or, as of the Closing, will be a corresponding and equal Liability recorded in the financial statements of the Transferred Subsidiary owing the applicable amount.

         (f) As of the date hereof, the Business has no Liabilities to Solutia, Inc. and Solutia, Inc.'s Affiliates organized under the Laws of the United States that have not been paid as of the date hereof except as disclosed in
Schedule 3.7(f) and other than Liabilities arising in the Ordinary Course post-petition under the Solutia Agreements.

         (g) The combined statement of income included in the Financial Statements accurately reflects, in all material respects, the amount of EBITDA of the Business for the fiscal year ended 2003.

         Section 3.8 ABSENCE OF LIABILITIES. Except as specifically reflected, reserved against or otherwise disclosed in the Most Recent Balance Sheet or as described in Schedule 3.8, neither the Business nor any Transferred Subsidiary has any material Liabilities other than Liabilities incurred since the Most Recent Balance Sheet Date in the Ordinary Course, IT BEING UNDERSTOOD that nothing in this representation is intended to address any Liability in respect of the subject matter addressed in Sections 3.12, 3.13 or 3.21.

         Section 3.9 ABSENCE OF CHANGES. Since the Most Recent Balance Sheet Date, and other than in connection with the transactions contemplated hereby, including the Pre-Signing Restructuring Transactions and the Post-Signing Restructuring Transactions, Seller and its Affiliates have conducted the Business only in the Ordinary Course, and (i) the Business has not experienced any event or condition and, to the Knowledge of Seller, no event or condition is threatened, that, individually or in the aggregate, has had or is reasonably likely to have, a Business Material Adverse Effect and (ii) none of the actions or events prohibited or circumscribed by Section 5.3 have been taken or have occurred.

         Section 3.10 LITIGATION AND CLAIMS. (a) There is no material civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending or, to the Knowledge of Seller, threatened, against or relating to Seller or any of its Affiliates in connection with the Shares, the GmbH Shares, the Transferred Assets, the Transferred Subsidiaries, the Business or the transactions contemplated hereby, and, to the Knowledge of Seller, there is no basis for the same.

         (b) None of the Shares, the GmbH Shares, the Transferred Assets, the Transferred Subsidiaries, the Business or the transactions contemplated hereby is subject to any actual or, to the Knowledge of Seller, threatened order, writ, judgment, award, injunction or decree of any Government Entity or Self-Regulatory Organization of competent jurisdiction or any arbitrator or arbitrators.

         Section 3.11 COMPLIANCE WITH LAWS. Except as disclosed on Schedule 3.11, (a) since September 30, 1998, the Business has been and currently is being conducted in compliance in all material respects with all applicable Laws (excluding Environmental Laws, which are addressed in Section 3.13; Tax Laws, which are addressed in Section 3.12; ERISA and other Laws regarding employee benefit matters which are addressed in Section 3.15 and Labor Laws which are addressed in Section 3.16), (b) none of Seller or any of its Affiliates has received any written notice relating to the Business alleging any violation in any material respect under any applicable Law, and (c) the Business and the Transferred Subsidiaries have all Governmental Authorizations necessary for the conduct of the Business in all material respects as currently conducted and the operation of the Transferred Subsidiaries as currently operated; IT BEING UNDERSTOOD that nothing in this representation is intended to address any compliance issue that is specifically addressed by any other representation or warranty set forth herein.

         Section 3.12 TAXES. (a) All material Tax Returns that are required to be filed on or before the Closing Date (including valid extensions of time with respect to the filing thereon) by or with respect to the Transferred Subsidiaries have been or will be timely filed on or before the Closing Date, and all such Tax Returns are or will be true, correct and complete in all material respects.

         (b) All material Taxes due with respect to the Transferred Subsidiaries on or before the Closing Date have been or will be timely paid in full when due.

         (c) All Taxes that are required to be collected or withheld on or before the Closing Date by the Transferred Subsidiaries, Seller or any of its Affiliates have been or will be duly collected or withheld on or before the Closing Date and, to the extent payment is due on or before the Closing Date, have been or will be timely remitted to the relevant taxing authority.

         (d) The Liability for the payment of Taxes that are not yet due and payable for which the Transferred Subsidiaries may be liable, for the periods covered by the Most Recent Balance Sheet (i) do not exceed their respective reserves for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Transferred Subsidiaries in filing their Tax Returns.

         (e) To the Knowledge of Seller, all deficiencies asserted or assessments made as a result of examinations of Tax Returns referred to in
Section 3.12(a) for which deficiencies or assessments the statute of limitations remains open have been paid in full or are being contested in good faith, as described in Schedule 3.12 (e).

         (f) Except as set forth in Schedule 3.12(f), none of Seller or any of its Affiliates has received any written notice from any taxing authority of any threatened Tax audit, examination, refund litigation or adjustment in controversy, in each case with respect to the Transferred Subsidiaries.

         (g) There are no Encumbrances on the Shares, the GmbH Shares or any of the assets of the Transferred Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

         (h) No waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Transferred Subsidiaries.

         (i) To the Knowledge of Seller, there is no investigation or proceeding pending or threatened, nor has a claim ever been made by a taxing authority in a jurisdiction where Seller or its Affiliates do not file Tax Returns that a Transferred Subsidiary is or may be subject to Tax by that jurisdiction.

         (j) Except as set forth on Schedule 3.12(j), no Transferred Subsidiary will be required, under applicable Tax Laws, to include any item of income in or exclude any item of deduction from any Tax period ending after the Closing Date as a result of (i) a change in accounting method for a Pre-Closing Period or Straddle Period, (ii) a closing or similar agreement with any taxing authority in respect of any Tax period of the Transferred Subsidiaries executed on or before the Closing Date, (iii) intercompany transactions between the Transferred Subsidiaries on the one hand and Seller or any of its Affiliates (other than the Transferred Subsidiaries) on the other hand, or (iv) a prepaid amount received on or before the Closing Date.

         (k) To the Knowledge of Seller, within the five-year period preceding the Closing Date, no Transferred Subsidiary has been a party to a restructuring transaction that would likely give rise to a Tax Liability (excluding the German Real Estate Transfer Tax Act (GRUNDERWERBSTEUERGESETZ) and future limitations on the use of a Tax net operating loss or Tax credits or similar Tax assets) for a Post-Closing Period of a Transferred Subsidiary solely as a result of the transactions described in Section 2.1 of this Agreement.

         (l) Except as described in Schedule 3.12(l), to the Knowledge of Seller, (i) no Transferred Subsidiary organized under the Laws of the United States or any of its States (a "U.S. TRANSFERRED SUBSIDIARY") has made a material tax election within the five-year period preceding the Closing Date that Buyer cannot revoke, or can revoke only by incurring a penalty or a Liability for Tax that it would not have incurred absent the revocation; (ii) no Transferred Subsidiary has written down the book value of any of the shares in any other Transferred Subsidiary to a lower fair market value with tax effect;
(iii) no Transferred Subsidiary organized under the laws of Belgium, Germany, France, Spain, Austria or Italy has recorded an aggregate write-down of assets (excluding depreciation) to a lower or zero fair market value in excess of
(euro)500,000 within the five year period preceding the Closing Date; (iv) none of the shares in a Transferred Subsidiary organized under the laws of Germany are tainted within the meaning of Section 8b, Paragraph 4 of the German Corporate Tax Code (ss. 8b Abs. 4 KSTG); and (v) no interest in a partnership organized under the laws of Germany and no transfer of assets owned by any Transferred Subsidiary will incur a Tax Liability under Section 6, Paragraph 5 of the German Income Tax Act (EINKOMMENSTEUERGESETZ) or Section 5, Paragraph 3 and Section 6, Paragraphs 3 and 4 of the German Real Estate Transfer Tax Act (GRUNDERWERBSTEUERGESETZ).

         (m) Except as set forth in Schedule 3.12(m), to the Knowledge of Seller, no closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been requested, entered into or issued by any taxing authority with respect to Seller or any of its Affiliates with respect to any Transferred Subsidiary that are, or if issued would be, binding upon any Transferred Subsidiary, Transferred Asset of the Business after the Closing Date.

         (n) Seller or an Affiliate of Seller, as the case may be, has retained records of value added Taxes or similar Taxes paid in respect of any assets of the Business or the Transferred Subsidiaries or in respect of any Transferred Asset in accordance with Seller's past practice, which practice reasonably implements the requirements of the applicable Tax Laws for obtaining any available credit for value added Taxes or similar Taxes.

         (o) No German or Belgian Tax is required to be withheld by Buyer from the Purchase Price as a result of the transfers contemplated by this Agreement.

         (p) None of the Company, Surface Specialties Holding GmbH or the U.S. Transferred Subsidiaries has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii).

         (q) Except as set forth in Schedule 3.12(q), to the Knowledge of Seller, no Transferred Subsidiary has agreed to any extension of time with respect to a Tax assessment or deficiency.

         (r) To the Knowledge of Seller, no U.S. Transferred Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G.

         (s) To the Knowledge of Seller, all U.S. Transferred Subsidiaries have disclosed on all United States federal income tax returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Code ss.6662.

         (t) To the Knowledge of Seller, none of the assets of the U.S. Transferred Subsidiaries (i) is "tax-exempt use property" within the meaning of
Section 168(h) of the Code, or (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

         (u) The reserve for deferred Taxes established to reflect timing differences between book and Tax income as reflected in the Historical Financial Statements has been prepared in accordance with Belgian GAAP and has been adjusted through the Closing Date in a manner consistent with past practice and Belgian GAAP.

         (v) None of the U.S. Transferred Subsidiaries has an excess loss account (as defined in Treasury Regulation 1.1502-19) with respect to the stock of any Transferred Subsidiary.

         (w) None of the U.S. Transferred Subsidiaries has been a "distributing corporation" within the meaning of Section 355(c) of the Code with respect to a transaction described in Section 355 of the Code within the five-year period ending as of the date hereof.

         (x) To the Knowledge of Seller, the Transferred Subsidiaries have filed all reports and have created and maintained all records under Section 482 and
Section 6038A of the Code (or any similar provision of state, local, or non-United States Law) with respect to transactions with related Persons. Seller has created and maintained such records in accordance with Seller's past practice, which practice reasonably implements the requirements of Sections 482 and 6038A of the Code and the similar provisions of state, local and non-United States Law.

         Section 3.13 ENVIRONMENTAL MATTERS. Except as disclosed on Schedules 3.13(a) through 3.13(f):

         (a) The Business and the Transferred Subsidiaries are, and for the preceding five years have been, operating in substantial compliance with all applicable Environmental Laws in effect as of the date of this Agreement;

         (b) No Owned Real Property or Leased Real Property (including soils, groundwater, surface water, buildings or other structures) has been the subject of any written notice or claim to Seller or any of the Transferred Subsidiaries from any Government Entity or third party on or prior to the Closing indicating that such Owned Real Property or Leased Real Property is required to be investigated, cleaned up or remediated under any Environmental Law in effect as of the date of this Agreement and, in Seller's reasonable judgment based upon current circumstances, no such notice or claim is expected;

         (c) Neither the Business nor any of the Transferred Subsidiaries, nor Seller in respect thereof, has received any written notice of any demand, letter, claim or request for information from any Government Entity or third party on or prior to the Closing indicating that it may be in noncompliance with or subject to liability under any Environmental Law in effect as of the date of this Agreement, and, in Seller's reasonable judgment based upon current circumstances, no such notice or claim is expected;

         (d) Neither the Business nor any of the Transferred Subsidiaries, nor Seller in respect thereof, is subject to any outstanding order, decree, or injunction issued by, or other agreement with, any Government Entity or has any indemnity or other contractual obligation to any third party that is reasonably expected to give rise to any significant liability to the Business or any of the Transferred Subsidiaries under any Environmental Law in effect as of the date of this Agreement;

         (e) The Business and the Transferred Subsidiaries possess all permits, licenses and authorizations required under applicable Environmental Law in effect as of the date of this Agreement necessary for the conduct of their business as presently conducted, and Seller and its Affiliates have not received any written notice from any Government Entity or third party that any such permit, license or authorization will be either challenged, terminated or withdrawn or not renewed or reissued and, in Seller's reasonable judgment based upon current circumstances, no such notice is expected; and

         (f) Seller has provided Buyer with access to all material environmental reports, studies, assessments, sampling data and closure estimates in its and its Affiliates' possession relating to the Business or the Transferred Subsidiaries and any of its or their current or former properties or operations, which documents are listed on Schedule 3.13(f).

         Section 3.14 INTELLECTUAL PROPERTY AND IT ASSETS. (a) Schedule 3.14(a) sets forth a true and complete list of:

                  (i) with respect to Owned Intellectual Property, (A) each IP-Registered Trademark and material unregistered Trademark; (B) each Patent; (C) each IP-Registered Copyright; and (D) each item of material Computer Software, specifying for each, as applicable, its title or subject matter, application or registration number, filing date, issue date, owner and owner of record, where applicable;

                  (ii) each item of material Owned IT Hardware (identifying each item's purpose and identifying whether the owner thereof is a Transferred Subsidiary, on the one hand, or Seller or one of its Affiliates (other than any Transferred Subsidiary), on the other hand);

                  (iii) each material Intellectual Property Contract (identifying for each its title, the parties, its date and subject matter), but excluding "shrinkwrap," "clickwrap" and other non-negotiated licenses for off-the-shelf or otherwise generally commercially available Computer Software;

                  (vi) to the extent not included in Schedule 3.14(a)(iii), each Intellectual Property Contract (identifying for each its title, the parties, its date and subject matter) pursuant to which Owned Intellectual Property, or exclusively held Licensed-In Intellectual Property, that are Patents, Trade Secrets or know-how has been licensed or otherwise provided or made available to a third Person;

                  (v) To the extent not included in Schedule 3.14(a)(iii) or
         (iv), each other Contract whose primary purpose is the licensing or otherwise providing or making available of Owned Intellectual Property or exclusively-held Licensed-In Intellectual Property to a third Person; and

                  (vi) each material IT Hardware Contract (identifying for each its title, the parties, its date and its subject matter).

         (b) Unless otherwise stated therein, no item required to be listed on
Schedule 3.14(a)(i) has lapsed, expired or been abandoned or cancelled, or is subject to any pending or, to the Knowledge of Seller, threatened, opposition, nullity action, infringement action, cancellation, interference, public protest, domain name dispute or other proceeding, and no such item requires within thirty
(30) days immediately following the date of this Agreement that any maintenance fee be paid, or that an affidavit of use or renewal be filed, or that a patent application be timely filed to avoid a rejection, or that any other formal legal action required to maintain or preserve such item be taken. Except as set forth on Schedule 3.14(b), the material Owned Intellectual Property is actively subsisting in accordance with its description on Schedule 3.14(a) and, to the Knowledge of Seller, is enforceable. Neither Seller nor its Affiliates have taken affirmative steps to render such Intellectual Property unenforceable. No Owned Intellectual Property or Licensed Computer Software is subject to any outstanding order, judgment or decree adversely affecting the use thereof or rights thereto. To the Knowledge of Seller, no facts or circumstances exist that reasonably would be expected to cause any Owned Intellectual Property to be declared invalid, nonsubsisting or unenforceable. To the Knowledge of Seller, no Licensed-In Intellectual Property is subject to any outstanding order, judgment or decree adversely affecting Seller's or its Affiliates' use thereof or rights thereto.

         (c) Unless otherwise stated on Schedule 3.14(a), Seller and its Affiliates exclusively own all Owned Intellectual Property and Owned IT Hardware, free of all Encumbrances (except Permitted Encumbrances) and all such Owned Intellectual Property and Owned IT Hardware is freely transferable to Buyer via the mode of transfer contemplated by this Agreement free and clear of all Encumbrances (except Permitted Encumbrances) and will be so transferred to the extent not an Excluded Asset or Retained Asset PROVIDED that, for the avoidance of doubt, no representation or warranty is made under this Section 3.14(c) with respect to the non-infringement or misappropriation of the Intellectual Property Rights of any third Person, the sole representations and warranties with respect to which are made in Section 3.14(d). Except as set forth on Schedule 3.14(c), all material Intellectual Property Contracts and material IT Hardware Contracts are freely transferable to Buyer via the mode of transfer contemplated by this Agreement and will be so transferred to Buyer free of all Encumbrances (except Permitted Encumbrances). To the Knowledge of Seller with respect to the Licensed Computer Software only, Seller and its Affiliates (other than the Transferred Subsidiaries), have all rights necessary to grant the licenses granted to Buyer and the Transferred Subsidiaries under the Licensed IP pursuant to Sections 5.8(a) and 5.8(b).

         (d) The conduct of the Business as currently conducted and as conducted during the three (3) year period immediately preceding the date of this Agreement does not and did not infringe, misappropriate or otherwise violate the Intellectual Property rights (but expressly excluding for these purposes such rights in or to Patents and Trademarks) of any third Person, and to the Knowledge of Seller, including after reasonable inquiry (it being understood that reasonable inquiry for the purposes of this Section 3.14(d) shall only require inquiry of those employees of Seller and its Affiliates who are reasonably likely to have information about such infringement, misappropriation or other violation, including any such employees previously employed by Solutia, Inc. and its Affiliates), such conduct does not and did not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third Person in or to any Patents or Trademarks. Since January 1, 2000, Seller has not received written notice of or, to the Knowledge of Seller, threat of any claim against Seller and/or any of its Affiliates or any indemnitee thereof concerning the infringement, use or licensed right to use any Business Intellectual Property or concerning the ownership, validity, registerability or enforceability of any Owned Intellectual Property or exclusively held Licensed-In Intellectual Property.

         (e) Except as set forth on Schedule 3.14(e), to the Knowledge of Seller, no third Person is infringing, misappropriating or otherwise violating any of Seller's and/or any of its Affiliates' rights in the Owned Intellectual Property or exclusively held Licensed-In Intellectual Property. There are no claims currently asserted or threatened by Seller and/or any of its Affiliates, that (i) a third Person infringes, misappropriates or otherwise violates, or for the three (3) year period immediately preceding the date of this Agreement has infringed, misappropriated or otherwise violated, Seller's and/or any of its Affiliates' rights in Owned Intellectual Property or exclusively held Licensed-In Intellectual Property; or (ii) a third Person's owned or claimed Intellectual Property interferes with or dilutes Seller's and/or any of its Affiliates' rights in Owned Intellectual Property or exclusively held Licensed-In Intellectual Property.

         (f) No party to any material Intellectual Property Contract or IT Hardware Contract has given Seller or its Affiliates written notice of its intention to cancel, terminate, change the scope of rights under, or fail to renew such Intellectual Property Contract or IT Hardware Contract.

         (g) Seller and its Affiliates have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of (i) their respective Trade Secrets and (ii) information received from third Persons which Seller or its Affiliates are obligated to treat as confidential, in each case to the extent Related to the Business. Seller and its Affiliates have taken reasonable steps in accordance with normal industry practice to obtain ownership of all material works of authorship, inventions and other Intellectual Property made by its employees, consultants and contractors not already owned by Seller or its Affiliates by operation of Law. Without limiting the foregoing sentence, Seller and its Affiliates have taken reasonable measures in agreements with employees and contractors who contribute to the development of Intellectual Property on behalf of Seller and its Affiliates to ensure that the ownership of such Intellectual Property vests in, or is assigned to, Seller or its Affiliates.

         (h) Except as set forth on Schedule 3.14(h), Seller and its Affiliates are not obligated to make and have not within the past three (3) years made payments by way of royalties, advances, profit sharing, commissions or fees to any Person in amounts totaling (euro)300,000 or more per year in respect of any individual Intellectual Property Contract currently in effect.

         (i) Except as set forth on Schedule 3.14(i), the Owned Intellectual Property, the rights under the Intellectual Property Contracts including the Licensed-In Intellectual Property, the rights under the IT Hardware Contracts and the Licensed IP constitute all Intellectual Property necessary to conduct the Business as conducted at any time between January 1, 2004 and the Closing and, immediately after the Closing, necessary for Buyer to continue to operate and conduct the Business as conducted at any time between January 1, 2004 and the Closing. The Licensed Computer Software is not primarily related to the Business.

         (j) The IT Assets used in the Business operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by Seller and its Affiliates in connection with the Business, and have not materially malfunctioned or materially failed within the past two (2) years. As set forth in Schedule 3.14(j), Seller maintains, and causes the Transferred Subsidiaries to maintain, systems and procedures designed to protect the Seller's and Transferred Subsidiaries' computer systems against damage by "malicious code" (as defined in Schedule 3.14(j)), including by detecting and preventing the intrusion of malicious code. To the Knowledge of Seller, no Computer Software comprising Owned Intellectual Property is subject to the terms of any "open source," "copyleft," or other similar licenses in a manner that would require the source code of the Computer Software to be licensed or publicly distributed. Seller and its Affiliates have implemented reasonable backup and disaster recovery technology for the Business consistent with industry practices.

         (k) Except as set forth on Schedule 3.14(k), in connection with the Films Separation, neither Seller nor its Affiliates have licensed, provided or otherwise made available to any Person (other than a Transferred Subsidiary) any Business Intellectual Property in any fields of use encompassed within the Business, or competitive with or reasonably expected to be competitive with the Business. Except as set forth on Schedule 3.14(k), since January 1, 2004, neither Seller nor any of its Affiliates have licensed, provided or otherwise made available to any of its Affiliates (other than a Transferred Subsidiary) any business Intellectual Property in any fields of use encompassed within the Business, or competitive with or reasonably expected to be competitive with the Business. The agreements entered into between Seller and/or its Affiliates and Hamsard 2724 Limited or its Affiliates in connection with the Films Separation are not used in or held for use in the Seller Amino Resins Business.

         Section 3.15 EMPLOYEE BENEFITS. (a) Except as set forth on Schedule 3.15(a), all current employees of Seller and its Affiliates who have devoted more than fifty percent of their working hours to the Business since January 1, 2004 (together with the individuals listed on Schedule 3.15(a), the "BUSINESS DESIGNATED EMPLOYEES") are employed by a Transferred Subsidiary, and (ii) no current employees of Seller and its Affiliates who have devoted less than fifty percent of their working hours to the Business since January 1, 2004 are employed by a Transferred Subsidiary.

         (b) As of or prior to the Closing, Seller shall cause (i) the employment of those employees of the Transferred Subsidiaries who devote their working hours to the Films Business to be transferred to Seller or an Affiliate of Seller that is not a Transferred Subsidiary and (ii) the accrued benefits and rights of such employees and of former employees of the Films Business who are not Transferred Employees and Liabilities related to such accrued benefits and rights to be transferred to a Benefit Plan of Seller or an Affiliate of Seller that is not a Transferred Subsidiary and Seller shall be responsible for the costs, if any, related to such transfers.

         (c) The Financial Statements and the Most Recent Balance Sheet reflect accrual of all unpaid bonuses and vacation days in respect of all Business Designated Employees, other than the integration bonuses referred to in Section 5.7(e).

         (d) Schedule 3.15(d)(i) sets forth a complete list of all written Non-U.S. Benefit Plans and Schedule 3.15(d)(ii) sets forth a complete list of all written U.S. Benefit Plans; PROVIDED that in each case Seller will not be obligated to list (i) any Benefit Plan that is immaterial in relationship to the total compensation and benefits paid or provided to the group of employees covered under each such Benefit Plan or (ii) individual employment agreements that do not require payment of base compensation in excess of (euro)150,000.

         (e) Seller has provided or made available to Buyer true and complete copies of all material written Non-U.S. Benefit Plans and any related trust agreements or other funding documents and a summary of the material terms of any material unwritten Benefit Plan.

         (f) NON-U.S. BENEFIT PLANS.

                  (i) All benefit and compensation plans, contracts, policies, agreements or arrangements (other than U.S. Benefit Plans and plans, contracts, policies, agreements or arrangements operated by any Government Entity) (A) maintained by a Transferred Subsidiary or Seller or any of its Affiliates (other than a Transferred Subsidiary) for the benefit of Business Designated Employees or current or former employees or directors of a Transferred Subsidiary, (B) in respect of which any Transferred Subsidiary or, in relation to the Business Designated Employees, Seller or any of its other Affiliates has contributed, or
         (C) in respect of which any Transferred Subsidiary has any material liability (whether actual or contingent), including, but not limited to plans providing benefits on retirement, early retirement, death, termination of employment (whether voluntary or not), or during periods of sickness or disablement, or any deferred or incentive compensation, welfare, healthcare, medical, stock or stock-related award plans, including, without limitation, individual pension commitments, "jubilee" pension benefits and retirement and termination indemnity arrangements (such plans, contracts, agreements, policies and arrangements hereinafter being referred to as "NON-U.S. BENEFIT PLANS") have been administered in accordance with their terms and are in compliance with applicable Laws and contracts, except for any failures to so administer or be in compliance that, individually and in the aggregate, are not reasonably likely to have a Business Material Adverse Effect. To the Knowledge of Seller, no proposal has been announced to establish any new Non-U.S. Benefit Plan that would result in a material increase in the liability of the Transferred Subsidiaries for employment or other benefit obligations. All required filings for all Non-U.S. Benefit Plans have been made on time and with the appropriate Government Entity, except for any failures to timely file that, individually and in the aggregate, are not reasonably likely to have a Business Material Adverse Effect. As of the date hereof, there is no pending or, to the Knowledge of Seller, threatened material litigation relating to Non-U.S. Benefit Plans.

                  (ii) The Transferred Subsidiaries and, with respect to the Business Designated Employees, Seller and its other Affiliates (i) are in compliance with all applicable Laws respecting employment, employment practices, terms and conditions of employment, occupational health, safety, wages and hours, (ii) have withheld all amounts required by applicable Laws, collective bargaining agreements or the Non-U.S. Benefit Plans to be withheld from the wages, salaries or other payments to the Business Designated Employees and former employees of the Transferred Subsidiaries, (iii) in respect of the Business Designated Employees or former employees of the Transferred Subsidiaries, are not liable for any arrears, wages, Taxes or any penalty for failure to comply with the foregoing, and (iv) are not liable for any payment to any trust or other fund or to any Government Entity with respect to unemployment compensation benefits, workers compensation, social security or other benefits for Business Designated Employees or former employees of the Transferred Subsidiaries for any amounts other than payments not yet due, in each case under any applicable provisions of Non-U.S. Benefit Plans and any applicable Laws, except, in any such case, for any failures to comply, failures to withhold or liabilities that, individually and in the aggregate, are not reasonably likely to have a Business Material Adverse Effect.

                  (iii) All material contributions that the Transferred Subsidiaries (or in relation to the Business Designated Employees, Seller or any other Affiliate of Seller) are required to make to any Non-U.S. Benefit Plan have been fully and timely paid when due.

     (g) U.S. BENEFIT PLANS.

          (i) True and complete copies of all benefit and compensation plans, contracts, policies, agreements or arrangements (A) maintained by a Transferred Subsidiary for the benefit of Business Designated Employees or current or former employees or directors of a Transferred Subsidiary, (B) in respect of which any Transferred Subsidiary or, in relation to the Business Designated Employees, Seller or any of its other Affiliates has contributed, or (C) in respect of which any Transferred Subsidiary has any material liability (whether actual or contingent), in each case maintained in the United States primarily for the benefit of employees working inside the United States, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "U.S. BENEFIT PLANS"), have been provided or made available to Buyer, to the extent any such U.S. Benefit Plan is in writing, and any related trust instruments, insurance contracts and, with respect to any employee stock ownership plan, loan agreements forming a part of any U.S. Benefit Plan, and all amendments thereto have been provided or made available to Buyer. Each U.S. Benefit Plan that has received a favorable opinion or determination letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified on Schedule 3.15(e).

          (ii) All U.S. Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA (each, a "MULTIEMPLOYER PLAN"), are in compliance with ERISA, the Code and other applicable Laws, except for any failures to comply that, individually and in the aggregate, are not reasonably likely to have a Business Material Adverse Effect. Each U.S. Benefit Plan which is subject to ERISA (the "ERISA PLANS") that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "U.S. PENSION PLAN") and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service covering all Tax Law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the Internal Revenue Service for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code, and Seller has no Knowledge of any circumstances likely to result in the loss of the qualification of such ERISA Plan under Section 401(a) of the Code. Neither Seller nor any of its Affiliates has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, is reasonably likely to subject any Transferred Subsidiary to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which is reasonably likely to have a Business Material Adverse Effect.

          (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Seller or any of its Affiliates with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Seller and its Affiliates under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"), other than any such liability that, individually and in the aggregate, has not and would not reasonably be expected to result in the incurrence of any material liability by any Transferred Subsidiary or, following the Closing, Buyer or any of its Affiliates. Seller and its Affiliates have not incurred and do not reasonably expect to incur any material withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate).

          (iv) All material contributions required to be made by the Transferred Subsidiaries and, with respect to the Business Designated Employees, Seller and its other Affiliates under each U.S. Benefit Plan, as of the date hereof, have been timely made. Neither any U.S. Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver.

     (h) Except as may be provided under the terms of the Benefit Plans, required under the Laws of a Government Entity that is not a U.S. entity or contemplated by this Agreement, the execution of this Agreement and the consummation of the transactions contemplated hereby will not alone or together with a related event (i) entitle any of the Business Designated Employees to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (ii) other than as expressly provided in this Agreement, accelerate the time of payment or vesting, or require any payment or funding (through a grantor trust or otherwise) of material compensation or benefits under, or increase by a material amount the amount payable under, any of the Benefit Plans in respect of any Transferred Employee, or (iii) result in payments under any of the U.S. Benefit Plans which would not be deductible under
Section 162(m) of the Code.

     Section 3.16 LABOR. (a) Except as set forth in Schedule 3.16(a), neither Seller nor any of its Affiliates is a party to or bound by any company specific labor agreements, union contracts and collective bargaining agreements in respect of the Business Designated Employees.

     (b) The Transferred Subsidiaries and, with respect to the Business Designated Employees, Seller and its other Affiliates are in compliance with all labor Laws applicable to the Business and the Business Designated Employees, and are not engaged in any unfair labor practices or similar prohibited practices with respect to Business Designated Employees, except for any failures to comply or engagement in such practices that, individually or in the aggregate, are not reasonably likely to have a Business Material Adverse Effect.

     (c) There is no pending or, to the Knowledge of Seller, threatened, strike, walkout or other work stoppage or any union organizing effort by any of the Business Designated Employees.

     (d) There is no material unfair labor practice charge or complaint against the Business or any of the Transferred Subsidiaries pending or, to the Knowledge of Seller, threatened, before any Government Entity.

     (e) Neither the Transferred Subsidiaries nor, with respect to the Business, Seller or any of its Affiliates (other than the Transferred Subsidiaries) has taken any action which could be construed as a "plant closing" or "mass layoff," as those terms are defined in WARN.

     (f) As of the date hereof, Seller and its Affiliates have complied in all material respects with all applicable obligations under the labor Laws of any jurisdiction and any collective bargaining agreements applicable to the Business Designated Employees to inform and consult with the shop committees, workers' councils or other employee bodies of Seller and its Affiliates in connection with the transactions contemplated hereby, the Films Separation, the Pre-Signing Restructuring Transactions, the Post-Signing Restructuring Transactions.

     Section 3.17 CONTRACTS. (a) Seller has made available to Buyer copies of all written Material Contracts (as defined below) and accurate written descriptions of all material terms of all oral Material Contracts. Schedules 3.17(a)(i) through (xiii) set forth a complete and accurate list of the following:

          (i) all Contracts which contain non-competition or exclusivity covenants or which otherwise restrict the Transferred Subsidiaries or their Affiliates in the conduct of the Business or any other business in any line of business or geographic area;

          (ii) all Contracts which require annual payments to a Business Designated Employee of base compensation in excess of (euro)150,000;

          (iii) all Contracts with a duration of one year or more to the extent such Contracts are not the subject of any other clause of this Section 3.17(a);

          (iv) all capitalized leases;

          (v) all Contracts requiring the payment by the counterparties thereto for goods or services whether or not the goods or services are actually provided or the provision of goods or services by Seller or any of its Affiliates at a price less than Seller's or its Affiliates' cost of producing such goods or providing such services;

          (vi) all Contracts providing for any loan or advance to, or investment in, any Person;

          (vii) all Contracts that would require Buyer or any of its Affiliates or any of their respective successors or assigns to provide for indemnification or contribution with respect to any matter;

          (viii) all Contracts containing preferential rights to purchase all or any portion of the Business which rights have not, or by the Closing will not have been, terminated or expired;

          (ix) all Contracts relating to swaps, futures, derivative or similar transactions;

          (x) all joint venture, partnership or similar Contracts;

          (xi) all Contracts for the acquisition or disposition of any business or businesses which acquisition or disposition has not been completed as of the date hereof;

          (xii) all Contracts pursuant to which a Government Entity is providing Tax abatements or other similar economic incentives; and

          (xiii) all Contracts to which any Government Entity is a party.

     The Contracts described in sections (i)-(xii) hereof are collectively, the "MATERIAL CONTRACTS").

     (b) Each Material Contract and each Contract required to be listed on
Schedule 3.14(a)(iii), (iv), (v) or (vi) is a valid and binding agreement of Seller or one or more of its Affiliates, as the case may be, and is in full force and effect and, to the Knowledge of Seller, is enforceable against each party thereto in accordance with the express terms thereof. There does not exist under any Material Contract or any Contract required to be listed on Schedule 3.14(a)(iii), (iv), (v) or (vi) any violation, breach or event of default, or alleged violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Seller or any of its Affiliates or, to the Knowledge of Seller, any other party thereto, except as described in Schedule 3.17(b).

     Section 3.18 SUFFICIENCY OF ASSETS. The Transferred Assets and the assets of the Transferred Subsidiaries (other than the Retained Assets), when taken together with any assets or services to be provided by Seller or its Affiliates (other than the Transferred Subsidiaries) pursuant to the Ancillary Agreements and the Excluded Assets (other than those contemplated by Sections 2.2(i) and 2.2(iv)), constitute all the assets, properties and rights of Seller and its Affiliates other than the Intellectual Property necessary to conduct the Business as conducted at any time between January 1, 2004 and the Closing (except for assets, properties and rights of Seller or its Affiliates that have been transferred to a third party in the Ordinary Course or that have become obsolete or unusable in the Ordinary Course) and, immediately after the Closing, necessary for Buyer to continue to operate and conduct the Business as conducted at any time between January 1, 2004 and the Closing. No assets that are Related to the Business have been transferred or are contemplated to be transferred to a third party in connection with the Films Separation. The Transferred Subsidiaries are and at all times have been engaged solely in the Business (except insofar as having been engaged in the businesses described in clause
(iii) of the definition of Retained Liabilities) and do not currently engage in any other business or activity (other than in respect of the Retained Assets and Retained Liabilities). No part of the Business is currently operated by Seller through any entity other than Seller, the Transferred Subsidiaries and the Seller Subsidiaries described in Schedule 3.18 in respect of the Transferred Assets held by such Seller Subsidiaries as of the date hereof that are listed for each such Seller Subsidiary on Schedule 3.18. For the avoidance of doubt, no representation or warranty is made under this Section 3.18 with respect to sufficiency of any Intellectual Property, the sole representation and warranties with respect to which are made in Section 3.14(i).

     Section 3.19 TITLE TO PROPERTY. Seller and its Affiliates (other than the Transferred Subsidiaries) have, and at the Closing Seller and its Affiliates (other than the Transferred Subsidiaries) will, transfer to Buyer or its Affiliates good title to the personal tangible property they own or lease that is included in the Transferred Assets, free and clear of all Encumbrances, except Permitted Encumbrances. The Transferred Subsidiaries have good title to the personal tangible property they own or lease, free and clear of all Encumbrances, except Permitted Encumbrances, and good and marketable title to the real property listed on Schedule 3.19(a), all of which is owned by the Transferred Subsidiaries (the "OWNED REAL PROPERTY"). The Transferred Subsidiaries have valid and binding leasehold interests in the real property listed on Schedule 3.19(b) (the "LEASED REAL PROPERTY"). The Transferred Subsidiaries do not own any real property other than the Owned Real Property and, except for the Leased Real Property, no Person other than the Transferred Subsidiaries owns any real property used by the Transferred Subsidiaries. None of the Owned Real Property or Leased Real Property is subject to any Encumbrances or any right or option of any other Person to purchase, lease, sublease or license an interest in such property, other than Permitted Encumbrances, and no Person (other than the Transferred Subsidiaries) has any right to use, occupy or lease any of the Owned Real Property or the Leased Real Property. None of the Transferred Subsidiaries is obligated to mortgage any of the Owned Real Property or to acquire fee ownership of any real property subject to a mortgage.

     Section 3.20 REAL PROPERTY. (a) Seller has made available to Buyer complete and accurate copies of each lease and sublease of the Leased Real Property (as such leases and subleases may be amended or modified from time to time, the "REAL PROPERTY LEASES"). Schedule 3.20(a) is a complete and accurate list of the Real Property Leases. Each of the Real Property Leases is a valid and binding agreement of a Transferred Subsidiary and is in full force and effect and, to the Knowledge of Seller, enforceable against each party thereto in accordance with the express terms thereof. There does not exist under any Real Property Leases any violation, breach or event of default, or alleged violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of a Transferred Subsidiary or, to the Knowledge of Seller, any other party thereto.

     (b) Except as disclosed on Schedule 3.20(b), each facility (including all buildings, structures, and improvements) owned by a Transferred Subsidiary (other than any Retained Asset): (i) is in all material respects in reasonable operating condition and repair and is structurally sound and free of material defects, with no material alterations or repairs required thereto under applicable Law or insurance company requirements; and (ii) is suitable in all material respects for its current use, operation and occupancy.

     (c) The ownership, occupancy, use and operation of the Owned Real Property and, to the Knowledge of Seller, the Leased Real Property has complied and complies in all material respects with all Laws and Governmental Authorizations, and does not violate in any material respect any instrument of record or agreement affecting such property.

     (d) There are no pending, or, to the Knowledge of Seller, threatened, appropriation, condemnation, eminent domain or like proceedings relating to the Owned Real Property or, to the Knowledge of Seller, the Leased Real Property.

     (e) None of the Owned Real Property or the Leased Real Property has suffered any material damage by fire or other casualty which has not heretofore been repaired and restored in all material respects.

     Section 3.21 WARRANTIES AND PRODUCT LIABILITY. Except as described in
Schedule 3.21 and except as specifically reflected, reserved against or otherwise disclosed in the Historical Financial Statements or incurred since the date of the Historical Financial Statements in the Ordinary Course and as would not be material to the Business (a) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation from, by or before any Government Entity relating to any product, including the packaging and advertising related thereto, designed, formulated, manufactured, processed, sold or placed in the stream of commerce by the Business or any Transferred Subsidiaries or any services provided by the Business or any Transferred Subsidiaries (a "PRODUCT"), or claim or lawsuit involving a Product which is pending or, to the Knowledge of Seller, threatened, by any Person, and
(b) there has not been, nor is there under consideration by the Business or any Transferred Subsidiaries, any Product recall or post-sale warning of a material nature conducted by or on behalf of the Business or any Transferred Subsidiaries concerning any Product. There have not been and there are no material design, formulation, manufacturing or labeling defects, flaws or deficiencies in such Products.

     Section 3.22 INSURANCE. (a) Schedule 3.22(a)(i) lists all material insurance policies to which the Transferred Subsidiaries are parties (collectively, together with any renewals thereof, the "TRANSFERRED INSURANCE POLICIES"). Schedule 3.22(a)(ii) lists all material policies to which Seller and its Affiliates (other than the Transferred Subsidiaries) are parties, which policies cover the properties, assets, employees, directors and operations of the Business (collectively, together with any renewals thereof, the "SELLER INSURANCE POLICIES"). Seller has provided to Buyer summaries of all Transferred Insurance Policies and Seller Insurance Policies. The execution, delivery and performance by Seller and its Affiliates of this Agreement, the Stockholder's Agreement, the Ancillary Agreements to which they are a party and other documents relating to the Films Separation, the Pre-Signing Restructuring Transactions and the Post-Signing Restructuring Transactions will not result in the termination, cancellation or modification of the Transferred Insurance Policies.

     (b) Schedule 3.22(b) lists information on significant worker health and safety claims related to accidents in the workplace, to the extent Related to the Business, since January 1, 2001.

     (c) Except as disclosed on Schedule 3.22(b) there are no outstanding unpaid claims related to the Business or the Transferred Subsidiaries under any of the Insurance Policies in excess of (euro)100,000 per claim. None of Seller or its Affiliates has received notice of cancellation, termination or non-renewal of any Insurance Policy, and none of the Transferred Subsidiaries has been denied insurance coverage.

     Section 3.23 NO PAYMENTS OR BENEFITS TO GOVERNMENT OFFICIALS. In connection with the Business, the Transferred Subsidiaries or the transactions contemplated hereby, neither Seller nor any of its Affiliates nor, to the Knowledge of Seller, any director, officer, employee or agent thereof, has made, directly or indirectly, any illegal contribution to a political party or candidate, any improper foreign payment (as defined in the U.S. Foreign Corrupt Practices Act), or any commitment to make any such contribution or payment.

Section 3.24 CUSTOMERS AND SUPPLIERS. Set forth in Schedule 3.24 is a true and correct list of (i) the ten (10) largest customers (by revenues) of the Business, and (ii) the ten (10) largest suppliers (by purchases) of the Business, in each case, during the year ended December 31, 2003. No customer or supplier that is not listed on Schedule 3.24 accounted for in excess of 5% of the revenues or purchases of the Business during the year ended December 31, 2003. To the Knowledge of Seller, as of the date hereof, no customer or supplier listed in Schedule 3.24 has canceled or otherwise terminated, or threatened in writing to terminate, its relationship with the Business, or decreased or limited in any material respect, or threatened in writing to decrease or limit in any material respect, its purchases from or sales to the Business.

     Section 3.25 TOXICOLOGICAL INFORMATION. Seller has delivered or made available to Buyer all of the following to the extent Related to the Business:

     (a) true and complete copies of material safety data sheets for Products set forth on Schedule 3.25(a) currently produced and identified to Buyer as "key products"; and

     (b) true copies of all summaries of significant epidemiological studies sent to the United States Environmental Protection Agency or toxicological studies that are in the possession of Seller for which reporting is required by government standards relating to (i) any Product other than a Product set forth on Schedule 3.25(a) produced since January 1, 2001 or (ii) any of the Products listed on Schedule 3.25(a).

     Section 3.26 EINECS AND TSCA. Except as set forth on Schedule 3.26 and except as is not reasonably likely to have any Business Material Adverse Effect, currently and for the preceding five years, all Products that are required to be registered on the EU EINECs lists or reported to the U.S. Environmental Protection Agency for listing in the TSCA Inventory have been so registered or reported. Except as set forth on Schedule 3.26 and Seller and its Affiliates have complied in all material respects with EINECS and Section 8(c) of the TSCA with respect to the Products and, to the Knowledge of Seller, the suppliers of the Business have complied with EINECS and TSCA with respect to raw materials used in the Business. Except as set forth on Schedule 3.26 and except as set forth in Schedule 3.26, no report of substantial risk under Section 8(e) of TSCA has been made by Seller or any of its Affiliates and no effects have been recorded under Section 8(c) of TSCA with respect to any Products. To the Knowledge of Seller, no report of substantial risk under Section 8(e) of TSCA has been made by any other person or entity with respect to any Products.

     Section 3.27 RETURN OF PRODUCTS. Subject to recourses which are generally available to purchasers at Law and policies described in Schedule 3.27, no customer of the Business has any right to return any merchandise for credit or refund pursuant to any agreement, understanding or practice that the Business will accept returned products. Without limiting the foregoing, the Business does not have any products or other materials Related to the Business in the possession of its customers on consignment or on a similar basis except as set forth on Schedule 3.27.

     Section 3.28 RESTRUCTURING TRANSACTIONS. Set forth on Schedule 3.28 is a true and complete description of all material actions taken, in each relevant country, by Seller and its Affiliates with respect to the Business or the Transferred Subsidiaries from and after January 1, 2004 and prior to the date hereof for the purpose of authorizing, agreeing to or undertaking the consolidation, restructuring, or reorganization of the Business and the Transferred Subsidiaries, including any of the following: (a) the splitting, combining, subdividing, reclassifying or redeeming, or purchasing or otherwise acquiring, of any outstanding securities of the Transferred Subsidiaries, (b) the amendment of any of the Organizational Documents of the Transferred Subsidiaries, (c) the issuance, sale, pledging, transferring, disposing of or encumbering any shares of the Transferred Subsidiaries' capital stock or securities convertible into or exchangeable for any such shares, or any rights, warrants, options, calls or commitments to acquire or dispose of any such shares or other securities, (d) the permitting of any Transferred Subsidiary to acquire (by merger, consolidation, acquisition of stock or assets or otherwise), any other Person or any equity interest therein, (e) the transfer of any assets to Transferred Subsidiary from Seller or any of its Affiliates (other than the Transferred Subsidiaries), or from any Transferred Subsidiary to Seller or any of its Affiliates (other than the Transferred Subsidiaries), (f) the assumption of any Liability by any Transferred Subsidiary from Seller or any of its Affiliates (other than the Transferred Subsidiaries), (g) the amendment of any Benefit Plan, or (h) the assumption of or entering into of any collective labor or bargaining agreement relating to the Business (collectively, the "PRE-SIGNING RESTRUCTURING TRANSACTIONS").

     Section 3.29 ACQUISITION OF PURCHASE PRICE SHARES FOR INVESTMENT. Seller has sufficient knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its acquisition of the Purchase Price Shares, and has been provided access to such information, if any, concerning Buyer as it has considered necessary for purposes of making its evaluation. Seller is acquiring the Purchase Price Shares for investment and not with a view toward any distribution thereof, or with any present intention of distributing the Purchase Price Shares other than as provided in the Stockholder's Agreement. Seller agrees that the Purchase Price Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and in any event only as contemplated by the Stockholder's Agreement.

     Section 3.30 OWNERSHIP OF SECURITIES. As of the date hereof, neither Seller nor any of its Affiliates Beneficially Owns or has entered into any hedging or derivative transactions, including short sales and forward contracts, with respect to any securities of Buyer.

     Section 3.31 FINDERS' FEES. Except for Bear, Stearns International Limited, whose fees will be paid by Seller, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller or any of its Affiliates who might be entitled to any fee or commission from Seller or any of its Affiliates in connection with the transactions contemplated hereby.

     Section 3.32 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article III, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF Buyer


         Subject to the exceptions set forth in the disclosure schedules delivered to Seller on or prior to the date hereof (the "BUYER DISCLOSURE SCHEDULES"), and except as disclosed in the Buyer Reports filed prior to the date hereof, Buyer represents and warrants to Seller as of the date hereof and as of the Closing as follows:

     Section 4.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its assets, and to carry on its business as currently conducted, and is qualified to do business and, if applicable, is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or conduct of its business requires such qualification except where the failure to be so qualified would not materially interfere with the continued operation of the Buyer's business.

     Section 4.2 CORPORATE AUTHORIZATION. Buyer has full corporate or similar power and authority to execute and deliver this Agreement, the Stockholder's Agreement and each of the Ancillary Agreements to which it is or will be a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which it is or will be a party has been duly and validly authorized and no additional corporate or stockholder authorization or consent is required in connection with the execution, delivery and performance by Buyer of this Agreement or such Ancillary Agreement. Each Affiliate of Buyer has or prior to the Closing will have full corporate power and authority to execute and deliver each Ancillary Agreement or other document or agreement to be delivered at or prior to the Closing to which it is or will be a party and to perform its obligations thereunder. The execution, delivery and performance by each Affiliate of Buyer of each Ancillary Agreement or other document or agreement to be delivered at or prior to the Closing to which it is or will be a party has been or prior to the Closing will have been duly and validly authorized, and no additional corporate or stockholder authorization or consent is or will be required in connection with the execution, delivery and performance by any Affiliate of Buyer of the Ancillary Agreements or other documents or agreements to be delivered at or prior to the Closing to which such Affiliate is or will be a party or signatory.

     Section 4.3 CAPITAL STRUCTURE OF BUYER. (a) The authorized capital stock of Buyer consists of 150,000,000 shares of common stock, par value $.01 per share ("BUYER COMMON STOCK"), of which 39,624,027 shares were outstanding as of the close of business on September 24, 2004, and 4,000 shares of Series C Cumulative Preferred Stock, par value $0.01 per share, of which no shares were outstanding as of the close of business as of the date hereof. All of the outstanding shares of Buyer Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as described in Schedule 4.3, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which Buyer is or may become obligated to issue or sell any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of Buyer, and no securities or obligations evidencing such rights are authorized, issued or outstanding. To the Knowledge of Buyer, the outstanding stock and other equity interests of Buyer are not subject to any voting trust arrangement or other contract, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of such stock or other equity interests except as described in Schedule 4.3. There are no phantom stock or similar rights providing economic benefits based, directly or indirectly, on the value or price of the stock or other equity interests of Buyer.

     (b) Prior to the Closing, Buyer will have taken all necessary action to permit it to issue or otherwise deliver the Purchase Price Shares to be delivered in connection with the transactions contemplated hereby. All Purchase Price Shares to be delivered to Seller at the Closing will be validly issued, fully paid and nonassessable, and no Person will have any preemptive right of subscription or purchase in respect thereof.

     Section 4.4 CONSENTS AND APPROVALS. (a) Other than filings, notices and/or approvals (i) under the HSR Act, the EC Merger Regulation and the Exchange Act,
(ii) in connection with the Other Antitrust Approvals and Other Antitrust Filings and (iii) required to be made with the NYSE, and except as described in
Schedule 4.4(a), no consent, approval, waiver, clearance, authorization, notice, filing or submission is required to be obtained by Buyer or any of its Affiliates from, or to be given by Buyer or any of its Affiliates to, or made by Buyer or any of its Affiliates with, any Government Entity or Self-Regulatory Organization, in connection with the execution, delivery and performance by Buyer or any of its Affiliates of this Agreement, the Stockholder's Agreement and the Ancillary Agreements except where the failure to obtain such consent, approval, waiver, clearance, authorization or provide such notice, filing or submission would not materially interfere with the continued operation of Buyer's business or its ability to consummate the transactions contemplated by this Agreement.

     (b) Except as described in Schedule 4.4(b), no consent, approval, waiver, clearance, authorization, notice, filing or submission that is material to Buyer's business was or is required to be obtained by Buyer or any of its Affiliates from, or to be given by Buyer or any of its Affiliates to, or made by Buyer or any of its Affiliates with, any Person which is not a Government Entity or Self-Regulatory Organization in connection with the execution, delivery and performance by Buyer or any of its Affiliates of this Agreement, the Stockholder's Agreement and the Ancillary Agreements except where the failure to obtain such consent, approval, waiver, clearance, authorization or provide such notice, filing or submission would not materially interfere with the continued operation of Buyer's business or its ability to consummate the transactions contemplated by this Agreement.

     Section 4.5 NON-CONTRAVENTION. The execution, delivery and performance by Buyer and the Buyer Subsidiaries of this Agreement, the Stockholder's Agreement and the Ancillary Agreements to which they are or will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the Organizational Documents of Buyer or any of the Buyer Subsidiaries, (b) assuming the receipt of all consents, approvals, waivers, clearances, authorizations and the making of the notices and filings described under Schedules 4.4(a) and 4.4(b), conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right obligation of Buyer or any of its Affiliates under, or result in a loss of any benefit to which Buyer or any of its Affiliates entitled to under any material contract, except where any of the foregoing would not materially interfere with the continued operation of Buyer's business or its ability to consummate the transactions contemplated by this Agreement or (c) assuming the receipt of all consents, approvals, waivers, clearances and authorizations and the making of notices, filings and submissions described in Section 4.4 or on Schedule 4.4(a) or 4.4(b) or required to be made or obtained by Seller and its Affiliates, violate or result in a breach of or constitute a default under any Law to which Buyer or any of the Buyer Subsidiaries is subject, or under any Governmental Authorization except where such violation, breach or default would not materially interfere with the continued operation of Buyer's business or its ability to consummate the transactions contemplated by this Agreement.

     Section 4.6 BINDING EFFECT. This Agreement, assuming due authorization, execution and delivery by Seller, constitutes a valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms, and, when executed by Buyer or its Affiliates, each of the Stockholder's Agreement and Ancillary Agreements, assuming the due authorization, execution and delivery by Seller or its Affiliates, will constitute a valid and legally binding obligation of Buyer and each of its Affiliates party thereto, in each case subject to the Bankruptcy and Equity Exception.

     Section 4.7 BUYER REPORTS; FINANCIAL STATEMENTS. Since January 1, 2003, Buyer has timely filed with the SEC all registration statements, reports, proxy statements or information statements required to be filed by Buyer, including
(a) Buyer's Annual Report on Form 10-K for the year ended December 31, 2002 and 2003 and (b) Buyer's Quarterly Reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003, September 30, 2003, March 31, 2004 and June 30, 2004,
which are publicly available on the SEC's EDGAR system (collectively, including any such reports filed subsequent to the date hereof, the "BUYER REPORTS"). As of their respective dates (or if amended, as of the date of such amendment or, if superseded by a subsequent Buyer Report filed prior to the date hereof, as of the date of such subsequent Buyer Report), the Buyer Reports did not, and any Buyer Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Buyer Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of Buyer and the Buyer Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Buyer Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of Buyer and the Buyer Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. GAAP consistently applied during the periods involved, except as may be noted therein.

     Section 4.8 ABSENCE OF LIABILITIES. Except as set forth in Schedule 4.8, Buyer does not have any material Liabilities other than Liabilities reflected, reserved against or otherwise disclosed in the Buyer Reports and Liabilities incurred since the Buyer Audit Date in the Ordinary Course.

     Section 4.9 ABSENCE OF CHANGES. Since the Buyer Audit Date, other than in connection with the transactions contemplated hereby, Buyer and the Buyer Subsidiaries have conducted their respective businesses only in the Ordinary Course, and Buyer has not experienced any event or condition, and, to the Knowledge of Buyer, no event or condition is threatened, that has had or is reasonably likely to have, a Buyer Material Adverse Effect.

     Section 4.10 LITIGATION AND CLAIMS. There is no material civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending, or, to the Knowledge of Buyer, threatened, against or relating to Buyer or any of the Buyer Subsidiaries.

     Section 4.11 ANTI-TAKEOVER STATUTE. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Section 203 of the Delaware General Corporation Law) is applicable to the Purchase Price Shares or the transactions contemplated by this Agreement, the Stockholder's Agreement and the Ancillary Agreements.

     Section 4.12 REQUIRED FINANCING. Buyer has financing commitments (as renewed, amended or replaced from time to time, the "FINANCING COMMITMENTS") in place which, if funded in accordance with their terms, either alone or with cash presently on hand, will provide sufficient funds to consummate the transactions contemplated hereby, including, without limitation, to (i) pay the Cash Purchase Price pursuant to Section 2.5 (including any adjustment thereto in accordance with this Agreement) and (ii) pay any fees and expenses in connection with the transactions contemplated hereby or the financing thereof. Buyer has delivered to Seller copies of the Financing Commitments.

     Section 4.13 FINDERS' FEES. Except for Goldman, Sachs & Co., whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any of its Affiliates who might be entitled to any fee or commission from Buyer in connection with the transactions contemplated hereby.

     Section 4.14 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

                                    ARTICLE V

                                    COVENANTS

     Section 5.1 ACCESS AND INFORMATION. (a) From the date hereof until the Closing, subject to, and to the extent permitted by, any applicable Laws, policies, practices, procedures or direction of any Government Entity, Seller shall, and shall cause each of the Seller Subsidiaries to, (i) afford Buyer and its representatives (including representatives of entities providing or arranging financing for Buyer) access, during regular business hours and upon reasonable advance notice, to the Business Designated Employees, other employees of Seller and its Affiliates who perform functions on behalf of or provide services to the Business, the Business Intellectual Property, and the assets, books, properties, systems and records related to the Business, the Pre-Signing Restructuring Transactions or the Post-Signing Restructuring Transactions, (ii) furnish, or cause to be furnished, to Buyer any financial and operating data and other information that is available with respect to the Business as Buyer from time to time may reasonably request, including in connection with the preparation of any audited financial statements or pro forma financial statements that Buyer may be required pursuant to applicable Law to file with or furnish to any Government Entity, in connection with any financing and in connection with the review, documentation and testing by Buyer of the internal control over financial reporting of the Business and the Transferred Subsidiaries for the purpose of preparing for the compliance by Buyer after the Closing with the reporting and attestation requirements of the Exchange Act,
(iii) instruct the employees of the Transferred Subsidiaries and other employees of Seller and its Affiliates who perform functions on behalf of or provide services to the Business, and Seller's and its Affiliates' counsel, financial advisors and other representatives and agents, to cooperate with Buyer in its investigation of the Business, including using reasonable best efforts to cause their accountants to give Buyer access to their work papers (on such customary terms and conditions as such accountants may require). No investigation pursuant to this Section 5.1(a) shall alter any representation or warranty given hereunder by Seller. All requests for information and access made pursuant to this Section 5.1(a) shall be directed only to such Person or Persons as may be designated by Seller, and shall not be granted to the extent deemed inconsistent with any Law, policy, practice, procedure or direction of any Government Entity. No request for information or access made pursuant to this Section 5.1 shall be granted to the extent that it would interfere unreasonably with Seller's business. All information received pursuant to this Section 5.1(a) shall be governed by the terms of Section 5.2.

     (b) Following the Closing, upon the request of any other party hereto, Seller and Buyer shall, to the extent permitted by Law, policies, practices, procedures and directions of all relevant Government Entities and confidentiality obligations existing as of the Closing, grant to such other party and its representatives during regular business hours and subject to reasonable rules and regulations of the granting party, the right, at the expense of the non-granting party, to inspect and copy the books, records and other documents in the granting party's possession pertaining to the operation of the Business prior to the Closing (including books of account, records, files, invoices, correspondence and memoranda, customer and supplier lists, data, specifications, insurance policies, operating history information and inventory records). In no event shall either party have access to the consolidated Tax Returns of the other party.

     (c) Buyer agrees to, and to cause its Affiliates (including the Transferred Subsidiaries) to, (i) retain all Books and Records in existence on the Closing Date for not less than five years following the Closing and thereafter shall retain such Books and Records in accordance with applicable Law and Buyer's record retention policies and procedures then-applicable to books and records of Buyer and its Affiliates, and (ii) subject to applicable Law, make personnel of Buyer and its Affiliates (including the Transferred Subsidiaries) available to Seller to the extent in each case that such access is reasonably related to any Retained Assets, Retained Liabilities, Excluded Assets or Excluded Liabilities or otherwise necessary for Seller to comply with the terms of this Agreement, the Stockholder's Agreement, any Ancillary Agreement or any applicable Law.

     (d) Seller shall provide to Buyer, at least twenty Business Days prior to the Closing Date, a list that sets forth the name of each bank in which any Transferred Subsidiary has an account or safe deposit box, vault, lock-box or other arrangement, the account number and description of each account at each bank and the names of all Persons authorized to draw thereon or to have access thereto; and the names of all Persons, if any, holding Tax or other powers of attorney from any Transferred Subsidiary or relating to the Business.

     Section 5.2 CONFIDENTIALITY. (a) As of the date hereof, the Confidentiality Agreement is hereby terminated, and is void and shall have no further effect, and neither party thereto shall have any Liability to the other party thereto or its Affiliates, directors, officers or employees, except that nothing in this
Section 5.2(a) shall relieve any party from Liability for any willful or intentional breach of the Confidentiality Agreement prior to the date hereof.

     (b) From and after the date hereof, Seller shall, and shall cause its Affiliates (including, until the Closing, the Transferred Subsidiaries) and its and their employees, counsel, financial advisors and other representatives to, treat as confidential and safeguard, and (subject to Section 5.2(g)) not to use except as expressly agreed in writing by Buyer or its Affiliates, any and all information, knowledge and data included in the Transferred Assets or owned or held by any of the Transferred Subsidiaries, in each case by using the standard of care necessary to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data, PROVIDED that from and after the date hereof until the Closing, this provision shall not restrict Seller and its Affiliates' use or disclosure thereof in the Ordinary Course.

     (c) From and after the date hereof until the Closing, Buyer shall, and shall cause its Affiliates and its and their employees, counsel, financial advisors and other representatives to, treat as confidential and safeguard any and all information, knowledge and data of Seller and its Affiliates that becomes known to Buyer or its Affiliates as a result of the transactions contemplated hereby except as otherwise agreed to by Seller in writing, in each case by using the standard of care necessary to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data.

     (d) From and after the Closing, Buyer shall, and shall cause its Affiliates and its and their employees, counsel, financial advisors and other representatives to, treat as confidential and safeguard any and all information, knowledge or data included in (i) the Seller Leased Property, and (ii) any information relating to the businesses of Seller and its Affiliates other than the Business that becomes known to Buyer or its Affiliates as a result of the transactions contemplated hereby except as otherwise agreed to by Seller in writing; PROVIDED, HOWEVER, that nothing in this Section 5.2(d) shall prevent the disclosure of any such information, knowledge or data to any directors, officers or employees of Buyer or any of its Affiliates to whom such disclosure is necessary or desirable in the conduct of the Business if such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to comply with the provisions of this Section 5.2(d).

     (e) Buyer and Seller acknowledge that the confidentiality obligations set forth in this Agreement shall not extend to information, knowledge and data that is publicly available or becomes publicly available other than through an act or omission of the party owing a duty of confidentiality, or becomes available on a non-confidential basis from a source other than the party owing a duty of confidentiality so long as such source is not known by such party to be bound by a confidentiality agreement with or other obligations of secrecy to the other party. In the event either Buyer or Seller or their respective Affiliates or employees, counsel, financial advisors or other representatives (i) is requested or required to disclose information, knowledge or data that is subject to a duty of confidentiality hereunder in connection with any judicial or administrative proceedings or (ii) receives an opinion of outside counsel that disclosure of information, knowledge or data that is subject to a duty of confidentiality hereunder is necessary to avoid violating applicable Law, then Buyer or Seller, as applicable, shall provide the other party with prompt notice of such requirement in advance of any such disclosure, and shall cooperate with such other party to the extent it may seek to limit such disclosure. In such case, in the absence of a protective order or the receipt of a waiver from the non-disclosing party after a request in writing therefor is made by the disclosing party, the disclosing party may disclose such information, knowledge or data without liability hereunder, but such disclosing party shall disclose only such information as is required to be disclosed and shall use its reasonable best efforts to obtain a confidentiality order or undertaking with respect to such information.

     (f) In the event of a breach of the obligations hereunder by Buyer or Seller, the non-breaching party, in addition to all other available remedies, will be entitled to injunctive relief to enforce the provisions of this Section
5.2 in the manner provided in Section 9.8 herein.

     (g) Nothing in this Agreement shall be construed to restrict either Buyer or Seller or their respective Affiliates from using any skills or experience of a general nature (as distinguished from the tangible embodiment of such skills or experience) that are retained in the unaided memory of any such Person's current or former employees or consultants who have had access or exposure to information belonging to the other party.

     Section 5.3 SELLER'S CONDUCT OF BUSINESS. During the period from the date hereof to the Closing, except as set forth on Schedule 5.3 or as otherwise contemplated by this Agreement, including in respect of the Post-Signing Restructuring Transactions and the Films Separation, or as Buyer otherwise agrees in advance, Seller shall conduct, and shall cause its Affiliates to conduct, the Business in the Ordinary Course and use its commercially reasonable efforts to preserve intact the Business and its relationships with its customers, suppliers, creditors and employees. Without limiting the foregoing, during the period from the date hereof to the Closing, except as otherwise contemplated by this Agreement, including in respect of the Post-Signing Restructuring Transactions and the Film Separation, or as Buyer otherwise agrees in advance, Seller shall not, and shall cause its Affiliates not to, directly or indirectly, take, authorize or enter into any agreement or commitment to take any of the following actions to the extent such actions relate to the Business or the Transferred Subsidiaries:

     (a) split, combine, subdivide, reclassify or redeem, or purchase or otherwise acquire, any outstanding securities of the Transferred Subsidiaries;

     (b) amend any of the Organizational Documents of the Transferred Subsidiaries;

     (c) issue, sell, pledge, transfer, dispose of or encumber any shares of the Transferred Subsidiaries' capital stock or securities convertible into or exchangeable for any such shares, or any rights, warrants, options, calls or commitments to acquire or dispose of any such shares or other securities;

     (d) permit any Transferred Subsidiary to adopt a plan of complete or partial liquidation or authorize or undertake a dissolution, consolidation, restructuring, recapitalization or other reorganization;

     (e) make or rescind any material election relating to Taxes of any Transferred Subsidiary or Transferred Asset, or file any material amended income Tax Return of, or claim for refund for, any Transferred Subsidiary, in each case, if such election or amendment would have the effect of increasing the Tax Liability of any Transferred Subsidiary for any period ending after the Closing Date or make any material change in any material method of Tax accounting of any Transferred Subsidiary or in respect of any Transferred Assets or Assumed Liabilities; PROVIDED, HOWEVER, Seller shall have the sole right to negotiate and settle any Tax audits or proceedings described in Schedule 5.3(e);

     (f) make any material change in any method of accounting, keeping of books of account or accounting practices unless required by Belgian GAAP, International Accounting Standards (if after December 31, 2004), U.S. GAAP or applicable Law and other than such changes that Seller and its Affiliates may make in connection with modifying their respective methods of accounting, keeping of books of account or accounting practices or methods of Tax accounting to comply with the International Accounting Standards;

     (g) permit any Transferred Subsidiaries to acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein;

     (h) except in the Ordinary Course, incur, create or assume any Encumbrance on any of the Transferred Assets or the assets of the Transferred Subsidiaries (other than the Retained Assets), other than a Permitted Encumbrance;

     (i) except in the Ordinary Course, sell, lease, license, transfer or dispose of any of the Transferred Assets or assets of a Transferred Subsidiary (other than the Retained Assets);

     (j) except in the Ordinary Course, terminate or materially extend or materially modify any Material Contract or enter into any Contract that would thereafter constitute a Material Contract;

     (k) extend or modify in any way adverse to any of the Transferred Subsidiaries any Contract relating to the Films Separation, including, without limitation, the Films Disposition Agreement;

     (l) except in the Ordinary Course, enter into any Contract requiring payment in an amount in excess of (euro)1,000,000 in any six-month period following the Closing;

     (m) except in the Ordinary Course, dispose of or permit to lapse any rights of Seller or its Affiliates in, to or for the use of any Intellectual Property Related to the Business, or disclose to any Person not an employee of a Transferred Subsidiary any Trade Secret Related to the Business not a matter of public knowledge, except pursuant to judicial or administrative process or with respect to any such Intellectual Property that is a Retained Asset or any Excluded Asset;

     (n) except in the Ordinary Course or as required by applicable Law or collective labor or bargaining agreements, increase the compensation or aggregate benefits of any of the Business Designated Employees, except pursuant to the terms of the Benefit Plans or Contracts with such employees in effect as of the date hereof;

     (o) except in the Ordinary Course or as required by applicable Law, amend in any respect any of the Benefit Plans;

     (p) except as required by applicable Law, enter into any new or modify any existing employment, change of control, severance or similar agreements with respect to any of the Business Designated Employees, other than in connection with the hiring in the Ordinary Course of any employee at the grade of C6 or below in the Hay system and other than in connection with the hiring in the Ordinary Course of any employee at the grade of C7 and above (but not including directors) to fill a vacancy in existence on the date of this Agreement or to replace an employee at such a grade whose employment is terminated after the date of this Agreement; PROVIDED that in each case, such new or modified agreements are commensurate with the position to which the employees are being appointed and the terms thereof are consistent with the Ordinary Course, except that in no event shall any such agreement contain terms providing for any payment or acceleration of vesting upon or after the Closing as a result of the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements, whether such payment or acceleration of vesting occurs solely as a result of the Closing or as a result of the occurrence of the Closing followed by termination of such employee without cause or for good reason;

     (q) except in the Ordinary Course or as required by applicable Law, assume or enter into any labor or collective bargaining agreement relating to the Business;

     (r) make any material loans, advances or capital contributions to, or investments in, any other Person;

     (s) settle any claims, actions, arbitrations, disputes or other proceedings that would result in Seller or any of its Affiliates to the extent Related to the Business or in any of the Transferred Subsidiaries or Buyer being enjoined in any respect;

     (t) except in the Ordinary Course, accelerate the delivery or sale of Products, or offer discounts on sales of Products or premiums on purchases of raw materials;

     (u) cancel or compromise any material debt or claim or waive any rights of material value to the Business without the Business receiving a realizable benefit of similar or greater value, or voluntarily suffer any extraordinary loss;

     (v) fail to maintain insurance in such amounts and against such risks and Losses as are currently maintained in respect of the Business;

     (w) fail to maintain in the Ordinary Course any escrow account or customer, tenant or other deposit account in connection with which the Business will have any Liability after the Closing;

     (x) fail to make capital expenditures with respect to the Business that are substantially consistent in amount and manner with the Ordinary Course;

     (y) authorize, take, enter into or agree to take or enter into any action or transaction of the type described in Section 3.28 other than the Post-Signing Restructuring Actions; and

     (z) knowingly do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect or knowingly omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect at such time.

     Notwithstanding anything to the contrary set forth in this Section 5.3, Seller may, at any time prior to the Closing, (a) effect, or cause its Affiliates to effect, the Post-Signing Restructuring Transactions and the Films Separation, and to take any steps reasonably necessary therefor or incident thereto, (b) take, or cause its Affiliates to take, any action relating to the Excluded Assets, the Retained Assets, the Excluded Liabilities or the Retained Liabilities and (c) take the steps necessary to achieve the levels of Acceptable Cash, Acceptable Indebtedness and Intercompany Payables as set out in Schedule 1.1(a), Schedule 1.1(b) and Schedule 2.11 respectively. For purposes of this
Section 5.3, if Seller requests Buyer's approval of any proposed action, such approval will be deemed granted unless, within five (5) Business Days of Buyer's receipt of Seller's request, Buyer shall have expressly denied Seller's request. If Buyer designates in writing a person or persons to receive such requests, all requests for Buyer's approval made pursuant to this Section 5.3 shall be directed only to such person or persons.

     Section 5.4 BUYER'S CONDUCT OF BUSINESS. During the period from the date hereof to the Closing, except as otherwise contemplated by this Agreement or in connection with the transactions contemplated hereby, or as Seller otherwise agrees in writing in advance, Buyer shall conduct, and shall cause its Affiliates to conduct, its businesses in the Ordinary Course. Without limiting the foregoing, during the period from the date hereof to the Closing, except as otherwise contemplated by this Agreement or in connection with the transactions contemplated hereby, or as Seller otherwise agrees in writing in advance, Buyer shall not, directly or indirectly, take, authorize or enter into any agreement or commitment to take any of the following actions:

     (a) declare, set aside or pay any dividend or distribution on any shares of capital stock of Buyer other than quarterly dividends not exceeding $0.10 per share on the Buyer Common Stock, with usual declaration, record and payment dates in accordance with past practice;

     (b) amend any of the Organizational Documents of Buyer in a manner that would prevent, delay or materially impair the consummation of the transactions contemplated hereby;

     (c) adopt a plan of complete or partial liquidation or authorize or undertake a dissolution, consolidation, restructuring, recapitalization or other reorganization;

     (d) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein if such acquisition could be reasonably likely to prevent, delay or materially impair the consummation of the transactions contemplated hereby; and

     (e) knowingly do any other act which would cause any representation or warranty of Buyer in this Agreement to be or become untrue in any material respect or knowingly omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect at such time.

     Section 5.5 CONSENTS AND CONDITIONS.

     (a) GENERAL. Seller and Buyer shall cooperate and use their respective reasonable best efforts, subject to the terms and conditions of this Section 5.5, to fulfill as promptly as practicable the conditions precedent to each party's obligations hereunder, including securing as promptly as possible all consents, approvals, waivers, clearances and authorizations required in connection with the purchase of the Shares and the GmbH Shares and the purchase and assumption of the assets and Liabilities of the Business contemplated hereby. Except to the extent otherwise provided for in Schedule 5.5(c), Seller and Buyer shall each use their respective reasonable best efforts to obtain any consent or waiver of right of first refusal or right of first offer or similar waiver that would be triggered in connection with the consummation of the transactions contemplated hereby or the divestiture of the Seller Amino Resins Business pursuant to Section 5.5(c) under any Contract. Except to the extent otherwise provided for in Schedule 5.5(a), nothing contained in this Agreement shall require either Buyer or Seller to pay any consideration to any Person from whom any such consents, approvals, waivers, clearances or authorizations are requested, PROVIDED that Buyer shall pay all filing, recordation or similar fees in connection with obtaining any consent or waiver pursuant to this Section 5.5(a).

     (b) ANTITRUST APPROVALS. Without limiting the generality of subsection (a), Buyer and Seller shall promptly make all filings, notifications and submissions required by U.S. Antitrust Laws, the EC Merger Regulation, the Laws of the EC Member States concerned in the case of application of Article 9(3) or Article 9(5) of the EC Merger Regulation, and the Laws governing the Other Antitrust Approvals and the Other Antitrust Filings and promptly file any additional information requested as soon as practicable after receipt of a request therefor from an applicable Government Entity or at such other time as the parties hereto may mutually agree. Each party shall bear and pay the legal fees and filing fees applicable to its filings, notifications and/or submissions. For the avoidance of doubt, Buyer shall pay the notification fees payable under the HSR Act.

     (c) AGREED ACTIONS.

          (i) Buyer agrees to commit to "hold separate" and to divest the Seller Amino Resins Business under terms and conditions, including supporting and other ancillary arrangements, negotiated with and agreed to by the European Commission (or, as the case may be, a competent Government Entity in an EU Member State) and the United States reviewing authority. Buyer agrees to offer, negotiate and agree to such commitment to divest the Seller Amino Resins Business expeditiously and in a timely fashion with a view to obtaining approval or non-opposition from the European Commission (or, as the case may be, a competent Government Entity in an EU Member State) pursuant to Article 6(1)(b) of the EC Merger Regulation (or, as the case may be, pursuant to the equivalent thereof in any EU Member State) and with a view to obtaining the expiration or termination of the waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act.

          (ii) Seller agrees to use its reasonable best efforts to separate, prior to the Closing Date, the Seller Amino Resins Business from the remainder of the Business, in such manner as appropriate under the divestiture conditions negotiated with and agreed to by the European Commission (or, as the case may be, a competent Government Entity in a EU Member State) and the United States reviewing authority; PROVIDED that Seller need not, pursuant to this sentence, implement such separation (or preliminary steps in respect thereof) until immediately prior to the Closing. From and after the date hereof until the Closing, Seller shall, and shall cause each of its Affiliates to, timely comply with all applicable labor or employment Laws and any collective bargaining agreements applicable to the Business Designated Employees to inform and/or consult with the relevant local and European works councils, in each case in connection with the separation of and divestiture of the Seller Amino Resins Business. To the extent permissible under Law and the policies, practices, procedures and directions of each relevant Government Entity, Seller shall inform Buyer of all actions that it proposes to take pursuant to the foregoing sentences and shall take all such actions in consultation with Buyer.

          (iii) Notwithstanding anything to the contrary set forth herein, nothing set forth in this Agreement shall be construed (A) to require Buyer to agree to, or to offer or negotiate to, commit to (x) "hold separate" or to divest the assets and properties of the Business located at Suzano, Brazil and at La Lagosta, Spain (the "BRAZILIAN AND SPANISH PLANTS") in their entirety or (y) not produce products that compete with the Seller Amino Resins Business in any jurisdictions (except as provided in this Section 5.5(c)(iii)), or (B) to require Seller to use its reasonable best efforts to prepare to separate the Brazilian and Spanish Plants in their entirety from the remainder of the Business; provided, however, that if requested by the European Commission (or, as the case may be, a competent Government Entity in an EU Member State) or the United States reviewing authority, Buyer shall commit to (x) "hold separate" and to divest particular assets located or utilized at the Brazilian and Spanish Plants to the extent those assets relate to the Seller Amino Resins Business; and/or (y) enter into ancillary agreements pursuant to which Buyer would
     (i) produce products relating to the Seller Amino Resins Business using the Brazilian and Spanish Plants for purchase on an arms-length basis by any Person that purchases the Seller Amino Resins Business from Buyer and its Affiliates (including the Transferred Subsidiaries), and/or (ii) agree not to produce any products of the type produced by the Seller Amino Resins Business or amino resins products of the type presently produced by Buyer and its Affiliates, as of the date hereof, using the reactors currently used to produce such products at the Brazilian and Spanish Plants.

          (iv) All expenses, costs and Liabilities incurred by Buyer to the extent resulting from the divestiture by Buyer of the Seller Amino Resins Business, or in connection with any other remedy, shall be solely borne by Buyer, without any recourse to Seller, and Buyer shall reimburse and indemnify Seller for all reasonable expenses, costs and Liabilities incurred by Seller in fulfillment of its obligation to use its reasonable best efforts to separate the Seller Amino Resins Business pursuant to
     Section 5.5(c)(ii); PROVIDED that the parties' allocation of responsibility for any Liabilities of Seller and its Affiliates existing prior to such divesture shall not be affected by this sentence; provided, further, that Buyer shall not be liable for Seller's costs and expenses to the extent such costs and expenses result from any Taxes that Seller would have incurred in connection with the transactions contemplated hereby without regard to Seller's actions pursuant to Section 5.5(c).

          (v) From and after the date hereof until the Closing, Seller and its Affiliates shall not, without Buyer's consent, make individual or related series of capital expenditures with respect to the Seller Amino Resins Business in excess of (euro)500,000.

     (d) OTHER ACTIONS. Except as set forth in subsection (c), nothing in this
Section 5.5 shall require or be construed to require Buyer to, or to agree to, with respect to any of Buyer, the Buyer Subsidiaries or the Transferred Subsidiaries, in whole or in part, (A) sell, divest, dispose of or hold separate any other assets or businesses or license any rights, or otherwise take or commit to take, or refrain or commit to refrain from taking, any action that could reasonably limit its freedom of action with respect to, or its ability to retain, one or more businesses, product lines, intellectual property rights or assets, or its ability to operate any business or exercise any intellectual property right; or (B) litigate or defend against any administrative or judicial action or proceeding (including any proceeding seeking a temporary restraining order or preliminary or permanent injunction or any decision prohibiting the sale of the Transferred Subsidiaries or the Transferred Assets pursuant to this Agreement) challenging any of the transactions contemplated hereby, by the Ancillary Agreements or by the Stockholder's Agreement as violative of any U.S. Antitrust Law, the EC Merger Regulation or any other Law, except, in the case of each of clauses (A) and (B), for filing, recordation or similar fees and for such other actions such as are, individually and in the aggregate, immaterial relative to the Business, Buyer and its Affiliates (taken as a whole) and the synergies or other benefits expected to be received by Buyer from the transactions contemplated hereby (each action listed in clause (A) or clause
(B), a "BUYER ADVERSE CONDITION"). If, at any time, Buyer determines that it is not prepared to accept an action requested by a Government Antitrust Entity that is additional to that required by Section 5.5(c) above, Buyer shall promptly notify Seller in writing of that determination. Such notice will state whether, in the good faith judgment of Buyer, such action constitutes a Buyer Adverse Condition.

     (e) COOPERATION. To the extent permissible under Law and the policies, practices, procedures and directions of each relevant Government Entity, (i) Seller and Buyer shall cooperate with each other and shall furnish to the other party all information necessary or desirable in connection with making any filing, notification or submission under the HSR Act, the EC Merger Regulation, the Laws of the EC Member States concerned in the case of application of Article 9(3) or Article 9(5) of the EC Merger Regulation and the Laws governing the Other Antitrust Approvals, and in connection with responding to, complying with, resolving or terminating any investigation or other inquiry by any Government Entity under any competition or merger control Laws with respect to the transactions contemplated hereby, (ii) each of the parties shall promptly inform the other party of any communication with, and any proposed understanding, undertaking or agreement with, any Government Entity regarding any such filings, notifications or submissions or any such transaction, (iii) Seller and Buyer shall give each other reasonable notice of and the opportunity to participate in any meeting or telephone conversation with any Government Entity in respect of any such filing, notification or submission, investigation or other inquiry, and
(iv) the parties will timely consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, documents, arguments, opinions, proposals or other submissions made or provided by or on behalf of any party in connection with all meetings, actions and proceedings under or relating to the HSR Act, the EC Merger Regulation or other competition or merger control Laws (including, with respect to making a particular filing, notification or submission, by providing copies of all such documents (not including any confidential information not reasonably required by the non-filing party for the purpose of reviewing such documents or submissions) to the non-filing party and their advisors prior to filing or submission and, if requested, giving due consideration to all reasonable additions, deletions or changes suggested in connection therewith).

     (f) IMPLEMENTATION OF DIVESTITURE.

          (i) Without prejudice to Seller's obligations under Section 5.1 and subject to applicable Law, from and after the date hereof until the Closing, Seller shall, and shall cause its Affiliates to, cooperate with and, subject to execution of an appropriate confidentiality agreement, provide such information and assistance to Buyer as Buyer shall reasonably request in connection with any divestiture of the Seller Amino Resins Business, including granting Buyer, any potential purchaser of the Seller Amino Resins Business and any trustee or other agent authorized or directed by any Government Antitrust Entity such access, during regular business hours and upon reasonable advance notice, to the Business Designated Employees and other employees of Seller and its Affiliates who perform functions on behalf of or provide services to the Seller Amino Resins Business, the Business Intellectual Property that is primarily related to the Seller Amino Resins Business, and the assets, books, properties, systems and records related to the Seller Amino Resins Business, as shall be requested by Buyer in order to enable or facilitate Buyer's compliance with (A) its obligations under Section 5.5(c), (B) its obligations under the covenants, agreements and undertakings between Buyer and the relevant Government Antitrust Entities with respect to the holding separate, operation and divestiture of the Seller Amino Resins Business, and (C) its obligations under or resulting from the trustee mandate that Buyer will enter into pursuant to such covenants, agreements and undertakings between Buyer and the European Commission and any comparable agreement between Buyer and any other Government Entity. The provision of information under this subsection shall be subject to customary confidentiality restrictions and shall be limited to persons who require such information for the purposes of complying with this Section 5.5.

          (ii) Without limiting in any respect Section 5.5(f)(i), and subject to applicable Law, Seller shall, and shall cause its Affiliates to, (A) provide to Buyer such cooperation and information as may be reasonably be requested by Buyer to prepare materials to offer such assets to third parties and to discuss such potential dispositions with third parties, (B) within twenty (20) Business Days after the date hereof, prepare and provide to Buyer an unaudited pro forma balance sheet as of December 31, 2003 and September 30, 2004 for the Seller Amino Resins Business and unaudited statements of income for the fiscal year ended December 31, 2003 and the nine months ended September 30, 2004, each of which shall be prepared in accordance with Belgian GAAP applying the same principles, practices, methodologies and policies used in the preparation of the Financial Statements, (C) within twenty (20) Business Days after the date hereof, compile and otherwise prepare a data room containing all Contracts, books and records and other documents that are, or contain information, material to the Seller Amino Resins Business, and (D) upon Buyer's reasonable request, cause the Business Designated Employees and other employees of Seller and its Affiliates to prepare management presentations regarding the Seller Amino Resins Business and present such management presentations to prospective purchasers thereof at reasonable times and upon reasonable notice; PROVIDED that (x) Buyer shall engage, at its own expense, an investment bank to assist Seller to complete its obligations under this
     Section 5.5(f)(ii) and (y) neither Seller nor any of its Affiliates shall be required to make any representations with respect to the Seller Amino Resins Business to any prospective purchaser. The provision of information under this subsection shall be subject to customary confidentiality restrictions and shall be limited to persons who require such information for the purposes of complying with this Section 5.5.

     Section 5.6 TAX MATTERS.

     (a) RESTRUCTURING TRANSACTION TAXES AND TRANSFER TAXES. Any Tax Returns that must be filed in respect of any transfer, sales, value added, filing, recordation or similar Taxes or fees imposed in connection with the Films Separation, the Pre-Signing Restructuring Transactions or the Post-Signing Restructuring Transactions (collectively, the "RESTRUCTURING TRANSACTION TAXES") shall be prepared by Seller. Seller shall be liable for all Restructuring Transaction Taxes. Any Tax Returns that must be filed in respect of any transfer, sales, value added, filing, recordation or similar Taxes or fees imposed in connection the purchase or sale of the Shares, the GmbH Shares, the Business or the Transferred Assets pursuant to this Agreement (collectively, "TRANSFER TAXES") shall be prepared by the party that customarily has primary responsibility for filing such Tax Returns pursuant to the applicable Tax Laws. Such Tax Returns shall be filed on a basis that is consistent with the Allocation Statement pursuant to Section 2.12 of this Agreement, if such an Allocation Statement has been agreed upon. Any Tax Returns filed in respect of Transfer Taxes by Seller pursuant to this Section 5.6(a) shall be made available to Buyer at least ten (10) Business Days before such Tax Returns are due to be filed. Buyer shall be liable for all Transfer Taxes and shall indemnify, defend and hold Seller and its Affiliates harmless against any and all such Transfer Taxes. Buyer shall pay to Seller any amount of Transfer Taxes payable in respect of Tax Returns filed by Seller pursuant to this Section 5.6(a) at least five (5) Business Days before such Transfer Tax becomes due and payable. Each of Buyer and Seller agrees to use its best efforts to obtain any certificate or other document, if requested by the other party, from any Government Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Transfer Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     (b) SELLER LIABILITY FOR TAXES. Except as set forth in Section 5.6(a), Seller shall be liable for and indemnify, defend and hold Buyer harmless from and against, any and all Taxes (including, without limitation, any obligation to contribute to the payment of a Tax determined on a consolidated, combined fiscal unity or similar foreign basis, or unitary basis with respect to a group of corporations that includes or included any Transferred Subsidiary and Taxes resulting from a Transferred Subsidiary ceasing to be a member of Seller's group of Affiliates) (i) of Seller or any of its Affiliates (other than the Transferred Subsidiaries) for any taxable year except as provided in Section 5.6(c), or (ii) of the Transferred Subsidiaries, in respect of the Transferred Assets or for which any Transferred Subsidiary may otherwise be liable, for any taxable year or period that ends on or before the Closing Date (each, a "PRE-CLOSING PERIOD") and, with respect to any taxable year or period beginning before and ending after the Closing Date (each, a "STRADDLE PERIOD"), the portion of such taxable year ending on and including the Closing Date, PROVIDED, HOWEVER, that Seller shall not be liable for (i) any value added Taxes attributable to any Transferred Subsidiary that are properly reflected as accrued in the statutory accounts of the Transferred Subsidiary, (ii) any employment Taxes imposed in respect of any Transferred Employee not due and payable on or before the Closing Date and attributable to, and to be withheld from, employee compensation payments to be made after the Closing Date, (iii) any Taxes that result, in whole or in part, from an action taken solely by or at the direction of the Buyer on or after the Closing, which actions for the avoidance of doubt exclude the transactions between Buyer and Seller that are described in Section 2.1, (iv) any Taxes that result, in whole or in part, from an election under Section 338 of the Code (or any corresponding or similar elections under state, local or foreign Tax law), and that Buyer shall be liable for and indemnify, defend and hold Seller harmless from and against any and all such Taxes. Except as set forth in Section 5.6(f), Seller shall be entitled to any refund of Taxes of any of the Transferred Subsidiaries or in respect of any of the Transferred Assets received for such periods. Buyer shall promptly pay to Seller the amount of any refund made available to which Seller is entitled under this Section 5.6.

     (c) BUYER LIABILITY FOR TAXES. Except as set forth in Sections 5.6(a) and
(b), Buyer shall be liable for and indemnify, defend and hold Seller harmless from and against any and all Taxes of the Transferred Subsidiaries or in respect of the Transferred Assets for any taxable year or period that begins after the Closing Date (each, a "POST-CLOSING PERIOD") and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date, and any and all Taxes allocated to Buyer under the proviso of Section 5.6(b). Buyer shall be entitled to any refund of Taxes of the Transferred Subsidiaries or in respect of Transferred Assets received for such periods or in respect of Taxes allocated to Buyer under the provision of Section 5.6(b). Seller shall promptly pay to Buyer the amount of any refund made available to Seller to which Buyer is entitled under this Section 5.6.

     (d) ALLOCATION OF TAXES FOR SHORT TAXABLE YEAR. For purposes of Section 5.6(b) and (c), whenever it is necessary to determine the liability for Taxes of a Transferred Subsidiary or in respect of a Transferred Asset for a Straddle Period, the determination of the Taxes of the Transferred Subsidiary or in respect of the Transferred Asset for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by, in the case of Taxes that are based upon or related to income or receipts, assuming that the Transferred Subsidiary had, and the allocation of Taxes in respect of the Transferred Asset is made with respect to, a taxable year or period which ended at the close of the Closing Date, and in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, except that (i) exemptions, allowances or deductions that are calculated on an annual or other periodic basis, such as the deduction for depreciation, shall be apportioned on a time basis, and (ii) Tax items addressed in Sections 5.6(b) and (c) shall be allocated consistently under this Section 5.6(d).

     (e) ADJUSTMENT TO PURCHASE PRICE. To the extent permitted by applicable Law, any payment by Buyer or Seller under this Section 5.6 shall be treated by Buyer and Seller as an adjustment to the Purchase Price and allocated according to Section 2.12.

     (f) REFUNDS FROM CARRYBACKS. To the extent permissible under applicable Tax Law, Buyer or Seller, as the case may be, shall make the appropriate elections to waive any option to carryback to a Pre-Closing Period any losses, credits or similar items realized in a Post-Closing Period by a Transferred Subsidiary or with respect to a Transferred Asset ("POST-CLOSING TAX ATTRIBUTES"). If Seller becomes entitled to a refund, reduction or credit of Taxes for any Pre-Closing Period and such amounts are attributable to the carryback of any Post-Closing Tax Attributes, then Seller shall within ten (10) Business Days of receipt of payment, pay to Buyer the amount of such refund, reduction or credit received together with any interest actually collected thereon, PROVIDED, HOWEVER, Seller shall only be liable for the payment of amounts under this Section 5.6(f) to the extent in the reasonable judgment of Seller's tax director that Seller has realized a net Tax savings as a result of the carryback of Post-Closing Tax Attributes. In the event a refund is paid to Buyer pursuant to this Section 5.6(f) and a Tax authority subsequently claims that all or a portion of the refund was not payable, Buyer shall repay the refund together with interest within ten (10) Business Days of Seller's written demand. For the sake of clarity and avoidance of doubt, to the extent permissible under applicable Tax Law, Seller shall be permitted to carryback any losses, credits or similar items realized by a Transferred Subsidiary or with respect to a Transferred Asset in a Pre-Closing Period.

     (g) TAX RETURNS. Except as set forth in Section 5.6(a), Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns with respect to the Transferred Subsidiaries or any Transferred Asset for all Pre-Closing Periods and all Straddle Periods (if any) ending on or prior to December 31, 2004. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns with respect to the Transferred Subsidiaries or any Transferred Asset for all Post-Closing Periods and all Straddle Periods (if any) ending after December 31, 2004, it being understood that Buyer shall (i) file, or shall cause to filed, any amended Tax Return and claims for refunds or credits reasonably requested by Seller, and (ii) elect, or cause the appropriate Affiliate of Buyer to elect, to carry back any item of loss, deduction or credit (which arises with respect to a Pre-Closing Period) to the extent permitted by applicable Tax Law. The party that is not responsible for preparing a Tax Return with respect to a Straddle Period shall be entitled to review and comment on such Tax Return before it is filed, and the party preparing such Tax Return shall use reasonable efforts to accommodate requests to review such Tax Return. Any Taxes payable from any amount allocated pursuant to Sections 5.6(b) or 5.6(c) to a party that is not responsible for the filing of the Tax Return to which such amount relates shall be paid to the party preparing such Tax Return no later than ten (10) Business Days prior to the filing of the underlying Tax Return.

     (h) CONTEST PROVISIONS. Buyer shall promptly notify Seller in writing upon receipt by Buyer or any of its Affiliates (including the Transferred Subsidiaries) of notice of any pending or threatened Tax audits or assessments which may affect the Tax Liabilities for which Seller would be required to indemnify Buyer pursuant to Section 5.6(a) or (b), PROVIDED that any failure to comply with this provision shall not affect Buyer's right to indemnification hereunder to the extent such failure does not prejudice Seller's ability to defend such audit or assessment or increases the amount of such Taxes. Seller shall have the sole right to represent the relevant Transferred Subsidiary's interests in any Tax audit or administrative or court proceeding relating to Pre-Closing Periods, and to employ counsel of its choice at its expense, except that Buyer shall have the sole right to represent the Transferred Subsidiaries in any Tax audit or administrative or court proceeding relating to issues that might give rise to an indemnification obligation of Buyer with respect to any Pre-Closing Periods pursuant to Section 5.6(b). Seller shall be entitled to settle either administratively or after the commencement of litigation without the consent of Buyer any claim for Taxes related to Tax audits or proceedings described in Schedule 5.6(h). Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes represented by Seller that is not described in
Schedule 5.6(h) and that may materially affect the liability for Taxes of Buyer or any Transferred Subsidiary for any period ending after the Closing Date to any extent (including, but not limited to, the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards, except for such reductions of loss or credit carryforward realized in a Pre-Closing Period) without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Such consent shall not be necessary to the extent that Seller has agreed in writing to indemnify Buyer against the effects of any such settlement. Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Seller pursuant to
Section 5.6(b) and, with the written consent of Buyer, and at its sole expense, may assume the entire defense of such Tax claim. Neither Buyer nor any Transferred Subsidiary may agree to settle any Tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by Seller under Section 5.6(b) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

     (i) TERMINATION OF TAX ALLOCATION AGREEMENTS. Any Tax allocation or sharing agreement or arrangement, whether or not written, that has been entered into by Seller or any Affiliate of Seller (other than the Transferred Subsidiaries) on the one hand and any Transferred Subsidiary on the other shall be extinguished and terminated as to each affected Transferred Subsidiary as of the Closing Date, and any rights or obligations existing under any such agreement or arrangement to be no longer enforceable and no payments that are owed by or to a Transferred Subsidiary pursuant thereto shall be made thereunder.

     (j) ASSISTANCE AND COOPERATION. After the Closing Date, each of Seller and Buyer shall, (i) assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Section 5.6; (ii) cooperate in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of Seller, its Affiliates or any Transferred Subsidiary or regarding any Taxes in respect of the Transferred Assets; (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of Seller, its Affiliates or any Transferred Subsidiary or in respect of any Transferred Asset;
(iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of Seller, its Affiliates or any Transferred Subsidiary or in respect of any Transferred Asset for taxable periods for which the other may have a liability under this Section 5.6; and (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period. Such cooperation shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder that are reasonably relevant to any such Tax Returns, audit, litigation or other proceeding. Seller will provide to Buyer upon request all necessary information in order to permit Buyer to apply the provisions of Section 41(f)(3)(A) of the Code.

     (k) FORMS W-2. The parties hereby adopt, if applicable, for purposes of this Agreement and the transactions contemplated hereby, the standard procedure provided in Section 4 of Revenue Procedure 2004-53, I.R.B. 2004-34 in respect of the U.S. Transferred Employees.

     (l) WITHHOLDING CERTIFICATES. At the Closing, Seller shall deliver to Buyer any certificates or documentation required under applicable Tax Laws, in a form reasonably satisfactory to Buyer, required to be furnished to obtain any reduction of, or exemption from, withholding Taxes in respect of the transactions contemplated under this Agreement that are available to Seller and Buyer under applicable Tax Laws.

     (m) SURVIVAL OF OBLIGATIONS. The obligations of the parties set forth in this Section 5.6 shall be unconditional and absolute and shall remain in effect without limitation as to time.

     Section 5.7 EMPLOYEE MATTERS. (a) Each of the employees who remains on the employment rolls of a Transferred Subsidiary as of the Closing, whether or not actively at work as of the Closing Date, and each of the Business Designated Employees whose employment is transferred to a Transferred Subsidiary, Buyer or/and Affiliate of Buyer on or prior to the Closing shall be a "TRANSFERRED EMPLOYEE".

     (b) GENERAL TERMS AND CONDITIONS OF EMPLOYMENT. It is acknowledged and agreed that all Business Designated Employees who prior to the Closing are employees of the Transferred Subsidiaries shall remain employees of the Transferred Subsidiaries immediately following the Closing, and that the Closing of the transactions contemplated by this Agreement shall not change that status. Nothing in this subsection (b) or in subsection (c) below shall be construed to prevent the termination of any individual employee following the Closing Date.

     (c) EMPLOYEE COMPENSATION AND BENEFIT PLANS.

          (i) For the two year period immediately following the Closing Date, Buyer shall, or shall cause the Buyer Subsidiaries (including the Transferred Subsidiaries) to, provide to Transferred Employees (in respect of their service after closing) base compensation, terms and conditions of employment, and any incentive compensation opportunities and welfare and retirement benefits that, in the aggregate, are of a substantially comparable value to those that apply to them or for which they are eligible immediately before the Closing. The Transferred Employees will be eligible to participate in the benefit and compensation plans, contracts, policies and arrangements of Buyer or the applicable Buyer Subsidiaries (including the benefit and compensation plans, contracts, policies and arrangements of the Transferred Subsidiaries maintained at or after the Closing) (the "BUYER BENEFIT PLANS") effective immediately upon the Closing.

          (ii) From and after the Closing, Buyer shall, or shall cause the Buyer Subsidiaries (including the Transferred Subsidiaries) to, cause each Buyer Benefit Plan in which Transferred Employees are or will become eligible to participate to credit for purposes of eligibility to participate or receive any level of benefits and vesting thereunder (but not for purposes of benefit accrual) the service of such employees with Seller or its Affiliates (including the Transferred Subsidiaries) prior to the Closing as if such service were with Buyer or its Affiliates, to the same extent as such service was credited for such purpose by Seller or its Affiliates prior to the Closing, PROVIDED that no such service credit will be required to the extent it would result in a duplication of benefits; PROVIDED FURTHER, that Transferred Employees covered under the Retained Plans shall, in addition to the foregoing, receive credit for service for purposes of benefit accrual under each Buyer Benefit Plan that receives assets transferred from a Retained Plan, either through an asset transfer or through the purchase price adjustment in accordance with Article II of this Agreement. Subject to compliance with Section 5.7(b) and (c), nothing herein shall limit the ability of Buyer or the Buyer Subsidiaries (including the Transferred Subsidiaries) to amend or terminate any of their respective Buyer Benefit Plans in accordance with their terms and applicable Law at any time. Seller and its Affiliates (other than the Transferred Subsidiaries) shall retain all Liabilities in respect of severance or other termination costs or indemnities for any employee of Seller or its Affiliates (other than the Transferred Subsidiaries); PROVIDED, HOWEVER, that Buyer and its Affiliates shall be responsible for all Liabilities in respect of severance for any Business Designated Employees who do not become Transferred Employees, up to a maximum aggregate cost of (euro)200,000.

          (iii) If any Transferred Employee becomes eligible to participate in a Buyer Benefit Plan that provides medical, dental, vision or other health benefits or disability or life insurance benefits, Buyer shall use its commercially reasonable efforts to cause each such Buyer Benefit Plan to
     (A) waive any preexisting condition limitations to the extent such conditions would have been covered under an analogous Benefit Plan that was applicable to such Transferred Employee (or his or her eligible dependents) immediately prior to the Closing Date or, if later, the commencement of such Transferred Employee's participation in such Buyer Benefit Plan, (B) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such Transferred Employee (or his or her eligible dependents) on or after the Closing Date to the extent such Transferred Employee (or his or her eligible dependents) had satisfied any similar limitation or requirement under an analogous Benefit Plan that was applicable to such Transferred Employee immediately prior to the Closing Date or, if later, the commencement of such Transferred Employee's participation in such Buyer Benefit Plan, and (C) recognize under such Buyer Benefit Plan any co-payments, deductible payments, premium amounts and similar payments or expenses incurred by the Transferred Employees under any analogous Benefit Plan that was applicable to such Transferred Employee (or his or her eligible dependents) in the plan year that includes the Closing Date or, if later, the commencement of such Transferred Employee's participation in such Buyer Benefit Plan.

          (iv) Within the later of (i) 90 days following the Closing Date and
     (ii) 15 days from the final determination of the amount of the assets to be transferred pursuant to this Section 5.7(c)(iv), the Seller shall use its commercially reasonable efforts to transfer, and to cause any of its Affiliates or any third party holding relevant assets to transfer, the amount under each of the Asset Transfer Plans that may be transferred in respect of the Transferred Employees who are participants in each such Asset Transfer Plan immediately prior to the Closing to a Buyer Benefit Plan that is defined benefit plan maintained in accordance with all applicable laws of relevant jurisdiction and rules and regulations of applicable Government Entities and that are intended to qualify for any special tax treatment under the applicable Tax Laws of such jurisdiction for which the corresponding Asset Transfer Plan is intended to qualify. The amount of assets to be transferred in respect of the Transferred Employees participating in each Asset Transfer Plan shall be determined in accordance with applicable Law, the rules of the relevant plan and the principles set forth in Schedule 1.1(d). Buyer shall provide evidence to Seller of the tax, legal and regulatory qualification of the Buyer Benefit Plans receiving the transfer of assets hereunder reasonably satisfactory to Seller prior to the transfer of any such assets. Seller and Buyer agree to cooperate in good faith to implement the foregoing.

          (v) Within 90 days following the Closing Date, the Seller shall use its commercially reasonable efforts to transfer, and to cause any of its Affiliates or any third party holding relevant assets to transfer, assets under each of the Seller DC Plans that are held in respect of the Transferred Employees participating in each such Seller DC Plan immediately prior to the Closing to Buyer Benefit Plans that are defined contribution plans in accordance with all applicable Laws of the relevant jurisdictions and rules and regulations of applicable Government Entities and that are intended to qualify for any special tax treatment under the applicable Tax Laws of such jurisdiction for which the corresponding Seller DC Plan is intended to qualify. The amount of assets to be transferred in respect of the Transferred Employees participating in each such Seller DC Plan shall equal the sum of the account balances of the applicable Transferred Employees under such plan, determined as of the last valuation date for the relevant plan immediately prior to the actual date of the transfer of assets and otherwise in accordance with applicable Law and the rules of the relevant Seller DC Plan (and, for the avoidance of doubt, the full balance of each such Transferred Employee shall be vested regardless of service). The transferred amount shall include interest at LIBOR on each account balance, credited based on the time elapsed between the date of the relevant valuation and the date of the transfer. Buyer shall provide evidence to Seller of the tax, legal and regulatory qualification of the relevant Buyer Defined Contribution Plans reasonably satisfactory to Seller prior to the transfer of any such assets. Seller and Buyer agree to cooperate in good faith to implement the foregoing.

          (vi) As soon as reasonably practicable after the Closing, in light of the formalities for transferring assets under defined benefit plans organized in the U.K., if any Transferred Employee who participates in the U.K. Retained Plan (a "U.K. EMPLOYEE PARTICIPANT") so elects, Seller shall use its commercially reasonable efforts to arrange a transfer of the assets and liabilities held in respect of such U.K. Employee Participant under the U.K. Retained Plan to a Buyer Benefit Plan that is a defined benefit plan maintained by Buyer in accordance with the applicable laws of the U.K. and any rules and regulations of any applicable U.K. Government Entity and that is intended to qualify for any special tax treatment under the applicable Tax Laws of the U.K. for which the U.K. Retained Plan is intended to qualify. The amount of assets to be transferred in respect of those U.K. Employee Participants who so elect shall be determined in accordance with applicable Law and the rules of the U.K. Retained Plan. Buyer shall provide evidence to Seller of the tax, legal and regulatory qualification of the relevant Buyer Benefit Plan reasonably satisfactory to Seller prior to the transfer of any such assets. Seller and Buyer agree to cooperate in good faith to implement the foregoing.

          (vii) As soon as reasonably practicable following the Closing Date or at such later date as may be required under applicable Law, Seller shall cause to be distributed to each Transferred Employee who was a participant in the TQPP Japan plan immediately prior to the Closing Date (the "JAPANESE TRANSFERRED EMPLOYEES") an amount equal to each such Japanese Participant's accrued benefit under such plan as of the Closing Date payable upon an involuntary termination of employment, as determined in accordance with the rules of such plan.

          (viii) Seller shall fully vest the Transferred Employees in their account balances under the UCB 401(k) Retirement Plan (the "SELLER'S 401(K) PLAN"). Buyer shall use commercially reasonable efforts to permit each such Transferred Employees who receives an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from Seller's 401(k) Plan, if any, to roll such eligible rollover distribution into an account under Buyer's Employees Savings and Profit Sharing Plan. The Transferred Employees who are U.S. employees shall, as of the Closing Date, become eligible to participate in Buyer's Employees Savings and Profit Sharing Plan in accordance with its terms and the service recognition provisions of
     Section 5.7(c)(ii) of this Agreement.

          (ix) As of the Closing Date, the U.S. Transferred Employees shall cease to accrue further benefits under the applicable U.S. Pension Plans that are "defined benefit plans" within the meaning of Section 414 of the Code maintained by Seller or a Seller Affiliate for such U.S. Transferred Employees. Seller shall fully vest as of the Closing Date all U.S. Transferred Employees in their benefits accrued as of the Closing Date under such plans. No pension liabilities or assets shall be transferred to Buyer or any of Buyer's Subsidiaries (including the Transferred Subsidiaries) with respect to any such plan benefiting any U.S. Transferred Employee.

          (x) From and after the Closing, Buyer shall, or shall cause the applicable Buyer Subsidiaries, including the Transferred Subsidiaries, to, assume and satisfy all Liabilities for claims incurred but not reported prior to the Closing Date by any Transferred Employee (or his or her beneficiary or eligible dependent) for medical, dental, vision, other health, life or disability benefits or expense reimbursement under any Benefit Plan, to the extent such Liabilities are reflected on the Closing Date Net Working Capital Statement other than Liability for any such benefit or expense reimbursement that is fully insured by a third party insurer under insurance policies of Seller or one of its Affiliates (other than a Transferred Subsidiary). For purposes of this Section 5.7(c)(x), a claim shall be deemed incurred when the applicable medical service is provided to a Transferred Employee (or eligible dependent), drug or other medical device is purchased or used by a Transferred Employee (or eligible dependent), confinement of a Transferred Employee (or eligible dependent) commences, absence from employment due to disability of a Transferred Employee commences or the date of death of a Transferred Employee, as the case may be.

     (d) Seller shall be responsible for providing or discharging any and all notifications, benefits and Liabilities to Business Designated Employees and Government Entities required by WARN or by any other applicable Law relating to plant closings mass lay-offs, within the meaning of WARN, that are required to be provided based on actions of Seller or one of its Affiliates before the Closing are required to be provided by Seller or one of its Affiliates before the Closing as a result of the transactions contemplated hereby, and Buyer shall be responsible for any and all such matters and Liabilities following the Closing. Seller shall cooperate in assisting Buyer in distributing any notices that Buyer may desire to provide prior to the Closing in connection with actions by Buyer after the Closing that would result in a notice requirement under such Laws, subject to Seller's prior review and reasonable comments thereto.

     (e) Seller shall, or shall cause an Affiliate of Seller to, pay to those Transferred Employees who are eligible to earn an integration bonus under the terms of Seller's integration bonus arrangement a pro rata portion of the amount of any such bonus earned by such Transferred Employee under such arrangement for the portion of the 2004 calendar year preceding the Closing Date, as determined by Seller, in its discretion, but only to the extent such bonus amount exceeds the amount reflected in respect thereof on the Closing Date Net Working Capital Statement. Promptly following the final determination of the Final Net Working Capital Amount in accordance with Section 2.6 hereof or, if later, on February 28, 2005, Seller shall pay to eligible Transferred Employees the portion of such integration bonus payable by Seller under this paragraph (e) and Buyer shall cause the applicable Transferred Subsidiaries to pay the remaining portion of such integration bonus to such Transferred Employees and any related vacation accrual amounts.

     (f) Seller and Buyer each shall, and shall each cause its respective Affiliates to, timely comply with all applicable labor or employment Laws of the applicable jurisdictions and any collective bargaining agreements applicable to the Business Designated Employees to inform and/or consult with the relevant local and European works councils, in each case in connection with the transactions contemplated hereby. Seller and Buyer shall reasonably cooperate with each other with respect to the provision of information required or desirable to be provided to any works council in respect of the transactions contemplated hereby.

     Section 5.8 INTELLECTUAL PROPERTY MATTERS.

     (a) LICENSED TRADEMARKS.

          (i) Buyer and its Affiliates shall immediately cease all use of the Licensed Trademarks as of the Closing; PROVIDED, HOWEVER, that, effective as of the Closing and for a period of 180 days thereafter, Seller hereby grants to the Transferred Subsidiaries a limited, transitional, non-exclusive, royalty-free, non-sublicensable, non-transferable, non-assignable (subject to Section 5.8(h)) right to use those trademarks identified on Schedule 5.8(a) (each, a "LICENSED TRADEMARK") in the territory where such Licensed Trademark was so used by the Seller and its Affiliates in the conduct of the Business, in each case solely for the limited purpose of winding down the use of each Licensed Trademark in such territory solely in connection with business activities and products and services in existence prior to the Closing, and in the manner used in the Business as of the Closing ("TRANSITIONAL USE"). For the avoidance of doubt, Transitional Use consists primarily of use of a Licensed Trademark on existing signage and existing inventory of the Business, including stationery, displays, product packaging, phone numbers, fax numbers, promotional materials or other similar materials in the manner and to the extent used in the Business in the one-year period prior to the Closing Date. Notwithstanding the foregoing, Buyer covenants to take the necessary action to change, as promptly as reasonably practicable after the Closing Date, the legal name of each Transferred Subsidiary so that the name UCB is no longer employed.

          (ii) The Transferred Subsidiaries shall maintain quality control standards that are substantially equivalent to or stricter than those standards used by Seller and its Affiliates immediately prior to the Closing Date with respect to the Licensed Trademarks, which quality control standards shall be provided by Seller to the Transferred Subsidiaries prior to the Closing. Seller shall have the right to monitor and inspect any products or services provided by the Transferred Subsidiaries under the Licensed Trademarks if such right is used at reasonable times and upon reasonable advance written notice for the purpose of enabling Seller to ensure the Transferred Subsidiaries' compliance with this Section 5.8, PROVIDED that such inspection shall not unreasonably burden or inconvenience the Transferred Subsidiaries.

          (iii) Without the prior written consent of Seller, Buyer shall not, and shall cause its Affiliates not to, knowingly, for a period of five (5) years from and after the Closing Date, apply for, or contest, the registration or renewal of registration of any Licensed Trademark or of any Trademark that is identical or confusingly similar to any Licensed Trademark, and Buyer shall not, and shall cause its Affiliates not to, knowingly, for a period of five (5) years from and after the Closing Date, take any action reasonably likely to impair the validity of any Licensed Trademark or the goodwill therein. Buyer and its Affiliates shall not combine any Licensed Trademark with any other marks or words to form a new mark or alter the design of any Licensed Trademark. Without the prior written consent of Buyer, Seller shall not, and shall cause its Affiliates not to, knowingly, for a period of five (5) years from and after the Closing Date, apply for, or contest, the registration or renewal of registration of any Trademark that is Owned Intellectual Property or of any Trademark that is identical or confusingly similar to any Trademark that is Owned Intellectual Property, and Seller shall not, and shall cause its Affiliates not to, knowingly, for a period of five (5) years from and after the Closing Date take any action reasonably likely to impair the validity of any Trademark that is included in the Owned Intellectual Property or the goodwill therein. Seller and its Affiliates shall not combine any Trademark that is Owned Intellectual Property with any other marks or words to form a new mark or alter the design of any Trademark that is Owned Intellectual Property.

          (iv) Buyer acknowledges that the Licensed Trademarks and all goodwill associated therewith are, and shall remain, the sole property of Seller and no rights are conferred upon Buyer or its Affiliates or the Transferred Subsidiaries with respect to the Licensed Trademarks except as specifically set forth herein. All uses of the Licensed Trademarks, and all goodwill arising therefrom, shall inure to the exclusive benefit of Seller and its Affiliates (other than the Transferred Subsidiaries). Seller and its Affiliates (other than the Transferred Subsidiaries) reserve all rights in the Licensed Trademarks not expressly granted in this Agreement. This Agreement shall not preclude (i) Buyer or its Affiliates from using the Licensed Trademarks as required by Law or in other manners permitted by the doctrine of Trademark fair use, but for logos only in non-promotional contexts or (ii) Seller or its Affiliates from using the Trademarks that are Owned Intellectual Property as required by Law, or in other manners permitted by the doctrine of Trademark fair use, but for logos only in non-promotional contexts.

     (b) Effective as of the Closing, Seller, on behalf of itself and its Affiliates (other than the Transferred Subsidiaries), hereby grants to Buyer and its Affiliates a non-exclusive, irrevocable, perpetual, royalty-free license, which license may be transferred, divided or sublicensed consistent with the terms of Section 5.8(h) to use, reproduce, modify and create derivative works of, for any purpose, including to conduct the Business as it may now or hereafter exist, all (or any portion(s) of) Computer Software owned by Seller and its Affiliates (other than the Transferred Subsidiaries), in object code and source code form, that are used in the Business prior to the Closing, but which are not Transferred Assets (the "LICENSED COMPUTER SOFTWARE"). Seller shall deliver to Buyer on or before the Closing Date all reasonably available documentation relating to the Licensed Computer Software and on the Closing Date shall deliver or make available in source code form the Licensed Computer Software (either in tangible form or via access to a server, which server shall be delivered to Buyer or its designee as mutually agreed in writing by the parties) sufficient to enable Buyer to enjoy the full benefit of the licensed rights hereby granted as enjoyed prior to the date hereof.

          (i) Other than pursuant to the Ancillary Agreements, Seller and its Affiliates have no obligation to provide Buyer or its Affiliates with any improvements to the Licensed Computer Software or to provide Buyer or its Affiliates with any updates, maintenance or support with respect thereto. Buyer and its Affiliates have no obligation to provide Seller or its Affiliates with any improvements to the Licensed Computer Software that Buyer or its Affiliates may develop, PROVIDED, that Buyer hereby grants Seller and its Affiliates a non-exclusive, irrevocable, perpetual, royalty-free license, which license may be transferred, divided or sublicensed consistent with the terms of Section 5.8(h) under any Patents that Buyer or any of its Affiliates may receive or obtain which are derived from and based on such improvements.

          (ii) Buyer acknowledges and agrees that Seller and its Affiliates are the sole and exclusive owners of the Licensed IP. Seller hereby acknowledges that, other than the licenses expressly granted herein, this Agreement transfers no right, title or interest to Buyer or its Affiliates in the Licensed IP. Seller and its Affiliates (other than the Transferred Subsidiaries) expressly reserve all rights in the Licensed IP not expressly granted in this Agreement.

          (iii) Nothing contained in this Agreement shall be construed as conferring on (A) Seller or any of its Affiliates an obligation to file, secure, protect, maintain and/or enforce any of its rights in the Licensed Trademarks or the Licensed Computer Software (the Licensed Trademarks and the Licensed Computer Software, collectively, the "LICENSED IP"), and Seller and its Affiliates (other than the Transferred Subsidiaries) may bring or decline to bring actions to enforce their rights in the Licensed IP in their sole discretion or (B) Buyer any right to bring any action on behalf of Seller and its Affiliates or otherwise, based on or related to the Licensed IP. Nothing contained in this Agreement shall limit Seller or any of its Affiliates' (other than the Transferred Subsidiaries') ability to use the Licensed IP in any manner it chooses, except as contemplated under the terms of this Agreement or any Ancillary Agreements.

          (iv) EXCEPT AS OTHERWISE PROVIDED IN ARTICLE III AND WITHOUT LIMITING
     ARTICLE VII: THE LICENSED IP IS PROVIDED HEREUNDER "AS IS", "WITH ALL FAULTS" AND WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, AND WITHOUT LIMITING THE FOREGOING, SELLER AND ITS AFFILIATES EXPRESSLY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY OF TITLE, MERCHANTABILITY, FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (EVEN IF ON NOTICE OF SUCH PURPOSE), NON-INFRINGEMENT, AND CUSTOM OR USAGE IN THE TRADE, AND WITHOUT LIMITING THE FOREGOING, NO REPRESENTATION OR WARRANTY IS GIVEN THAT THE LICENSED IP OR ANY PORTION THEREOF WILL CONFORM TO ANY DESCRIPTION THEREOF OR BE FREE OF DEFECTS OR IS, OR WILL OPERATE WITHOUT ERRORS. EXCEPT AS OTHERWISE PROVIDED IN ARTICLE III AND WITHOUT LIMITING ARTICLE VII, WITH RESPECT TO THE LICENSED TRADEMARKS ONLY, EACH OF BUYER AND ITS AFFILIATES WAIVES ANY CLAIMS IT MIGHT HAVE AGAINST ANY OF SELLER OR ITS AFFILIATES WHICH ARISE OUT OF OR RELATE TO BUYER'S OR ANY OF ITS AFFILIATES' EXERCISE OF THE RIGHTS UNDER THE LICENSED TRADEMARKS GRANTED TO IT BY THIS SECTION 5.8.

          (v) Buyer shall defend, indemnify and hold harmless Seller and its Affiliates (other than the Transferred Subsidiaries) and their respective employees, directors, officers, consultants and agents from and against all Losses arising out of, or relating to, any claim by any third party arising out of, or relating to Buyer's use of the Licensed Trademarks in any manner not authorized by this Agreement and different from how used by Seller and its Affiliates in the Business in the 12 months immediately prior to the Closing Date. Notwithstanding the foregoing, Buyer will not have any indemnification obligation to Seller or its Affiliates under this Section
     5.8 or otherwise, with respect to any Loss to the extent such Loss arises out of the gross negligence or willful misconduct of Seller or its Affiliates (other than the Transferred Subsidiaries with respect to actions taken by them after the Closing Date).

     (c) Effective as of the Closing, Buyer, on behalf of itself and its Affiliates, hereby grants to Seller and its Affiliates a non-exclusive, irrevocable, perpetual, royalty-free license, which license may be transferred, divided or sublicensed consistent with the terms of Section 5.8(h), to use, reproduce, modify and create derivative works of, for any purpose, including to conduct the businesses of Seller as they may now or hereafter exist, all (or any portion(s) of) Computer Software (in object code and source code form) that are Transferred Assets used by Seller or any of its Affiliates (other than the Transferred Subsidiaries) prior to the Closing (the "LICENSED-BACK COMPUTER SOFTWARE"). Seller may retain on the Closing Date tangible copies of all Licensed-Back Computer Software. If the Films Business shall have been transferred back to Seller or any of its Affiliates (other than the Transferred Subsidiaries) rather than to a third party purchaser as part of the Films Separation, the license provided in this subsection shall extend to the Films Business. Seller and its Affiliates have no obligation to provide Buyer or its Affiliates with any improvements to the Licensed-Back Computer Software that Seller or its Affiliates may develop, PROVIDED, that Seller hereby grants Buyer and its Affiliates a non-exclusive, irrevocable, perpetual, royalty-free license, which license may be transferred, divided or sublicensed consistent with the terms of Section 5.8(h) under any Patents that Seller or any of its Affiliates may receive or obtain which are derived from and based on such improvements. Nothing contained in this Agreement shall be construed as conferring on (A) Buyer or any of its Affiliates an obligation to file, secure, protect, maintain and/or enforce any of its rights in the Licensed-Back Computer Software, and Buyer and its Affiliates may bring or decline to bring actions to enforce their rights in the Licensed-Back Computer Software in their sole discretion or (B) Seller or its Affiliates any right to bring any action on behalf of Buyer and its Affiliates or otherwise, based on or related to the Licensed-Back Computer Software.

     (d) Except as may be consented to in writing by Buyer, after the date of this Agreement and before the Closing:

          (i) Seller and its Affiliates shall make such payments and take such other actions as are reasonably necessary to maintain IP-Registered Owned Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions by the patent, copyright, trademark or other authorities in any jurisdiction, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing such IP-Registered Owned Intellectual Property; and

          (ii) Seller and its Affiliates shall provide information to Buyer upon Buyer's reasonable written request about the status of any pending applications for IP-Registered Owned Intellectual Property (including reissues, renewals and the like) and, subject to compliance with any Law relating to competition, restrictive trade practices, unfair competition, antitrust, monopolies, fair trading or restraint of trade or other legal requirements, Seller and Buyer shall consult and cooperate in good faith regarding the prosecution of pending applications for IP-Registered Owned Intellectual Property and Seller shall allow Buyer to provide reasonable instruction and direction as to the prosecution of such applications.

     (e) Subject to Sections 5.8(f) and 5.8(g), from and after the Closing, Buyer shall have responsibility for the prosecution and maintenance of all Owned Intellectual Property and shall pay all fees relating to the aforesaid.

     (f) With a view to enabling Buyer to prosecute, file and maintain, including coordinating payments to patent, trademark, copyright or other authorities in any jurisdiction ("PATENT AND TRADEMARK OFFICES"), all Owned Intellectual Property on and after the Closing in a manner consistent with the manner in which Seller and its Affiliates performed such prosecution, filing, maintenance prior to the Closing, Seller shall, prior to the Closing, use its reasonable best efforts to cause one or more of the Transferred Employees to acquire such skills as are reasonably required to enable such Transferred Employee to carry out administrative functions related to the prosecution, filing, (including preparing foreign filing papers) maintaining and coordination of payments to Patent and Trademark Offices with respect to all Owned Intellectual Property other than Trademarks. For the avoidance of doubt, such Transferred Employee shall not be required to be trained to perform any functions with respect to the prosecution, filing, and maintenance of Owned Intellectual Property that have been performed by and outsourced to Intellectual Property counsel, Patent agents or Trademark agents that are not within the employment of Seller and its Affiliates. Seller shall also cause all Books and Records relating to the Owned Intellectual Property in the possession of Seller or its Affiliates (excluding the Transferred Subsidiaries) to be in the physical possession of the Transferred Subsidiaries on the Closing Date, as necessary to continue prosecution, filing and maintenance of the Owned Intellectual Property after the Closing as conducted prior to the Closing. Seller shall, and shall cause its Affiliates to, include in the Business Designated Employees all of those individuals who in the twelve months prior to Closing primarily conducted prosecution and maintenance for Patents which are Owned Intellectual Property. With respect to Trademarks that are Owned Intellectual Property, from and after the Closing, pursuant to the Transition Services Agreement, Seller shall, and shall cause its Affiliates (other than the Transferred Subsidiaries) to provide or cause their respective employees to provide such assistance and information as may be reasonably requested by Buyer for the prosecution, maintenance and renewal of such Trademarks.

     (g) With respect to (i) Transferred Intellectual Property Assets and (ii) Intellectual Property Contracts that are Transferred Contracts, Seller and its Affiliates (other than the Transferred Subsidiaries) shall complete the assignment of record ownership of such assets to Buyer or its designee and the transfer to Buyer or its designee, at Seller's expense, of files relating thereto promptly after the Closing but in any event within 60 days after the Closing Date. Prior to any transfer to Buyer or its designee of physical files, Seller and its Affiliates shall retain responsibility for prosecution, filing and maintenance of such Owned Intellectual Property, including responding to all matters and paying all fees due within sixty (60) days of transfer and shall pay all fees relating to the foregoing obligation, which fees shall be reimbursed by Buyer, as and to the extent incurred by Seller or its Affiliates after the Closing. Buyer shall make available to Seller Transferred Employees as necessary to assist Seller in connection with Seller's obligations pursuant to this
Section 5.8(g).

     (h) Buyer and each of the Transferred Subsidiaries may assign or otherwise transfer the licenses granted in the Licensed Computer Software pursuant to
Section 5.8 (or a portion thereof) and in the Patents pursuant to Section 5.8(b)(i) to a successor to (i) all or a portion of its assets, or (ii) all or a portion of the assets of the Business. Buyer may assign, sublicense or otherwise transfer the licenses granted in the Licensed IP pursuant to Section 5.8 (or a portion thereof) to a successor to all or substantially all of the assets of the Seller Amino Resins Business. As and to the extent required by Law, Buyer may assign, sublicense or otherwise transfer the licenses granted in the Licensed Trademarks. Seller and its Affiliates may assign or otherwise transfer the licenses granted in the Licensed-Back Computer Software pursuant to Section 5.8 (or a portion thereof) and in the Patents pursuant to Section 5.8 to a successor to (i) all or a portion of its assets or (ii) all or a portion of the assets of the business to which the Licensed-Back Computer Software relates.

     (i) From and after the date hereof until the Closing, neither Seller nor its Affiliates shall, in connection with the Films Separation, license, provide or otherwise make available to any third Person any Owned Intellectual Property or exclusively-held Licensed-In Intellectual Property in any fields of use encompassed within the Business, or competitive with or reasonably expected to be competitive with the Business.

     (j) Buyer shall use its reasonable efforts to obtain substitute licenses for the Computer Software set forth on Schedule 2.2 as of the Closing and, in any event, shall obtain such substitute licenses within six (6) months after the Closing Date. Seller shall reasonably cooperate with Buyer with respect to the foregoing; PROVIDED that, for the avoidance of doubt, such reasonable cooperation shall not include the payment of fees or other consideration to any Person.

     (k) Seller and its Affiliates shall at Seller's sole cost and expense make commercially reasonable efforts to submit to the appropriate Patent and Trademark Offices for recordation as promptly as reasonably practicable all documents reasonably necessary to evidence true and complete chain of title ownership immediately prior to the Closing of Seller or its Affiliates, as the case may be, of each item of IP-Registered Intellectual Property required to be listed on Schedule 3.14(a)(i) from such items' inception (collectively, the "IP RECORDATIONS") solely to the extent that, with respect to each item of IP-Registered Intellectual Property, it is commercially reasonable for such recordation to be made (when considering the relative value, utility or significance of the Intellectual Property item that is the subject of such recordation). On and after the Closing, to the extent that Buyer and its Affiliates desire that additional IP Recordations be made, which recordations are commercially reasonable (when considering the relative value, utility or significance of the Intellectual Property item that is the subject of such recordation), Buyer shall notify Seller as to each such additional IP Recordation and shall specify to Seller the estimated aggregate costs and expenses of such additional IP Recordation(s). Within thirty (30) days of receiving such notice, Seller shall (i) approve the estimate, in which case Seller promptly shall reimburse Buyer upon receipt of an invoice for its actual costs and expenses for such recordations (but excluding Buyer's internal costs); provided that they do not materially exceed the estimate previously approved by Seller or (ii) agree to make such recordations (either itself or with the assistance of a third Person designee of Seller's choice and at Seller's option) at Seller's sole cost and expense, in which case Seller promptly shall do so. On and after the Closing, Seller shall have no obligation to reimburse Buyer for any costs and expenses with respect to any IP Recordations that are not commercially reasonable to be made (when considering the relative value, utility or significance of the Intellectual Property item that is the subject of such recordation). Seller and its Affiliates promptly shall deliver to Buyer true and complete copies of all documentation filed with and received from the applicable Patent and Trademark Offices concerning all IP Recordations filed by Seller or its Affiliates or their third Person designees.

     Section 5.9 ANCILLARY AGREEMENTS AND STOCKHOLDER'S AGREEMENT. At the Closing, Seller shall, and shall cause each of its Affiliates party to an Ancillary Agreement to, execute and deliver each Ancillary Agreement to which it is a party, and Buyer shall, and shall cause each of its Affiliates party to an Ancillary Agreement to, execute and deliver each of the Ancillary Agreements to which it is a party. At the Closing, each of Buyer and Seller shall execute and deliver the Stockholder's Agreement.

     Section 5.10 ASSIGNMENT OF RETAINED ASSETS AND ASSUMPTION OF RETAINED LIABILITIES. Prior to the Closing, Seller shall use its reasonable best efforts to cause the Retained Assets to be distributed or otherwise transferred by the applicable Transferred Subsidiary to another Person (other than any other Transferred Subsidiary), and to cause a Person (other than any Transferred Subsidiary) to assume the Retained Liabilities from the applicable Transferred Subsidiary; PROVIDED that there shall not be the imposition of any Liability on Buyer or any of its Affiliates (including the Transferred Subsidiaries) for any violation of applicable Law in connection therewith. Seller shall make available to Buyer in a timely manner for review all agreements, instruments and other documentation relating to the transfer prior to the Closing by any Transferred Subsidiary of any assets intended to be Retained Assets to Seller or any of its Affiliates, or the assumption by Seller or any of its Affiliates (other than the Transferred Subsidiaries) of any Liabilities intended to be Retained Liabilities from any of the Transferred Subsidiaries, and Seller shall consider in good faith Buyer's comments thereon. To the extent that the distribution or transfer of the Retained Assets or the assumption of the Retained Liabilities, or attempted distribution, transfer or assumption, as provided for in this Section
5.10 is prohibited by any applicable Law or would require any governmental or third party authorizations, approvals, consents or waivers, and such authorizations, approvals, consents or waivers shall not have been obtained at or prior to the Closing, then the provisions of Section 2.10 shall apply MUTATIS MUTANDIS. Without limiting the foregoing, in the event that a Transferred Subsidiary is unable to assign any rights to seek indemnity against third parties in respect of any Retained Assets or Retained Liabilities, or that any such assignment is held to be invalid or unenforceable, Buyer shall, or shall cause the relevant Transferred Subsidiary to, reasonably cooperate with Seller and take such steps as Seller may reasonably request and at Seller's expense in pursuing the claims for indemnity.

     Section 5.11 INSURANCE PROCEEDS. (a) From and after the Closing, Seller shall, or shall cause its Affiliates to, assign, to the extent assignable, to Buyer any proceeds of Seller's or any of its Affiliates' (other than the Transferred Subsidiaries) third party insurance policies to the extent related to any Assumed Liabilities or Liabilities of the Transferred Subsidiaries (other than any Excluded Liabilities or any Retained Liabilities). Seller agrees to use its reasonable efforts to obtain any necessary consents or approvals of any insurance company or other third party relating to any such assignment. If such proceeds are not assignable, Seller agrees to pay any such proceeds received by it or any of its Affiliates to Buyer promptly upon the receipt thereof.

     (b) From and after the Closing, Buyer shall, or shall cause its Affiliates to, assign, to the extent assignable, to Seller any proceeds of the third party Transferred Insurance Policies to the extent related to any Retained Liabilities or Excluded Liabilities. Buyer agrees to use its reasonable efforts to obtain any necessary consents or approvals of any insurance company or other third party relating to any such assignment. If such proceeds are not assignable, Buyer agrees to pay any such proceeds received by it or any of its Affiliates to Seller promptly upon the receipt thereof.

     Section 5.12 RESTRUCTURING TRANSACTIONS. (a) Seller shall cause the actions and transactions described on Schedule 5.12 (the "POST-SIGNING RESTRUCTURING TRANSACTIONS") to be implemented as set forth on Schedule 5.12. Seller shall make available to Buyer in a timely manner for review all drafts of agreements, instruments and other documents relating to the Post-Signing Restructuring Transactions, and Seller shall not, and shall cause its Affiliates not to, execute any such agreements, instruments or other documentation, or take any actions or consummate any transactions contemplated thereby, without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed.

     (b) Seller shall, and shall cause its Affiliates to, use reasonable best efforts to complete the Films Separation prior to the Closing Date.

     Section 5.13 SUPPLEMENTAL LISTING APPLICATION. Buyer shall use its best efforts to cause the Purchase Price Shares to be issued in the transactions contemplated hereby to be approved for listing on the NYSE, to the extent not already so approved, subject to official notice of issuance, prior to the Closing Date.

     Section 5.14 ADDITIONAL FINANCIAL STATEMENTS. (a) Seller shall, not later than the tenth Business Day of each calendar month from and after the date hereof until the Closing Date, provide Buyer an unaudited statement showing (i) the sales by legal entity for the Business, and any consolidated results (to the extent available) for the preceding calendar month, and comparing such sales to the comparable figure for the same month of the prior year, and (ii) the operating results, after financial charges, by legal entity for the Business, and any consolidated results (to the extent available) for the preceding month, in each case prepared in accordance with Belgian GAAP for periods through December 31, 2004 and prepared in accordance with International Accounting Standards for periods beginning thereafter. Seller shall, not later than the fifteenth Business Day after the end of any calendar quarter from and after the date hereof until the Closing Date, provide Buyer an unaudited statement of income of the Business for the preceding calendar quarter, in each case prepared in accordance with Belgian GAAP for periods through December 31, 2004 and prepared in accordance with International Accounting Standards for periods beginning thereafter.

     (b) Seller shall, prior to the Closing Date, deliver to Buyer (i) audited combined balance sheets of the Business as of December 31, 2001, 2002 and 2003,
(ii) audited combined statements of income of the Business for the 2002 and 2003 fiscal years and (iii) to the extent required by the SEC, an unaudited combined interim balance sheet for the Business for the six (6) months ended June 30, 2003 (collectively, the "BELGIAN GAAP AUDITED FINANCIAL STATEMENTS"). Seller shall, prior to the Closing Date, deliver to Buyer an unaudited combined interim balance sheet for the Business as of June 30, 2004 and an unaudited interim statement of income for the period ended June 30, 2004. The financial statements described in this Section 5.14(b) shall be prepared in accordance with Belgian GAAP in accordance with Seller's policies and procedures set forth in the UCB Accounting Policy Manual, consistently applied, and the consolidation thereof shall be performed in accordance with Schedule 2.6(a). Seller shall cause a firm of independent certified public accountants that is registered with the U.S. Public Company Accounting Oversight Board to audit the Belgian GAAP Audited Financial Statements. All costs and expenses incurred by Seller and its Affiliates in connection with the preparation of and audit of the Belgian GAAP Audited Financial Statements shall be borne by Seller and its Affiliates.

     (c) Buyer shall, prior to the Closing Date, prepare, or cause to be prepared, (i) audited combined balance sheets of the Business as of December 31, 2001, 2002 and 2003, (ii) audited combined statements of income of the Business for the 2002 and 2003 fiscal years and (iii) to the extent required by the SEC, an unaudited combined interim balance sheet for the Business for the six (6) months ended June 30, 2003 (collectively, the "U.S. GAAP AUDITED FINANCIAL STATEMENTS" and, together with the Belgian GAAP Audited Financial Statements, the "AUDITED FINANCIAL STATEMENTS"). Buyer shall, prior to the Closing Date, prepare, or caused to be prepared, an unaudited combined interim balance sheet for the Business as of June 30, 2004 and an unaudited interim statement of income for the period then ended. The financial statements described in this
Section 5.14(c) shall be prepared in accordance with U.S. GAAP consistently applied. Buyer shall cause a firm of independent certified public accountants that is registered with the U.S. Public Company Accounting Oversight Board to audit the U.S. GAAP Audited Financial Statements. Without limiting the generality of Section 5.1, Seller shall, and shall cause its Affiliates to, cooperate with Buyer with respect to the preparation of the foregoing and provide to Buyer and to the firm of independent certified public accountants engaged by Buyer for purposes of auditing the U.S. GAAP Audited Financial Statements such data as is reasonably necessary for the preparation and audit of the financial statements described in this Section 5.14(c), and shall execute and cause their respective officers, directors and employees to execute such customary representation letters as such firm of independent certified public accountants may reasonably request with respect to the data and information underlying such financial statements, the conformity of such financial statements to U.S. GAAP and the procedures used in the preparation of such financial statements. Buyer shall, promptly upon receiving a written request from Seller, reimburse Seller for all of Seller's and its Affiliates' reasonable costs and expenses incurred in connection with the preparation of and audit of the U.S. GAAP Audited Financial Statements.

     Section 5.15 UPDATING OF INFORMATION. Each party hereto shall, as soon as reasonably practicable after it obtains Knowledge thereof prior to the Closing, deliver to the other parties hereto any information concerning a change or any event occurring subsequent to the date hereof and prior to the Closing that causes any representation and warranty of such party contained herein to become incorrect or incomplete in any material respect, it being understood and agreed that the delivery of such information shall not in any manner constitute a waiver by any other party of any of the conditions precedent to the Closing hereunder and that in determining whether there is a breach of any representation and warranty for purposes of any indemnification to be provided pursuant to Article VII, such representation and warranty shall not be qualified by any information provided pursuant to this Section 5.15. Without limiting the foregoing, if, at any time after the date hereof, Buyer receives notice from its lenders that the Financing Commitments will not be funded or Buyer determines that it will not obtain alternative financing necessary to consummate the transactions contemplated by this Agreement, Buyer shall promptly notify Seller in writing of that notice and/or determination and, if applicable, advise Seller of any reason given by such lenders for such action.

     Section 5.16 CERTAIN GUARANTEES AND INDEBTEDNESS. (a) Seller shall use its reasonable best efforts to cause itself or one or more of its Affiliates (other than the Transferred Subsidiaries) to be substituted in all respects for the Transferred Subsidiaries and for the Transferred Subsidiaries to be otherwise removed or released, effective as of the Closing, in respect of all obligations of the Transferred Subsidiaries under each of the guarantees, indemnities, surety bonds, letters of credit and letters of comfort obtained by the Transferred Subsidiaries for the benefit of Seller or its Affiliates (other than the Transferred Subsidiaries) (collectively, the "TRANSFERRED SUBSIDIARY GUARANTEES"), including the guarantees described in Schedule 5.16(a), which sets forth all such guarantees that are material, and for all obligations of the Transferred Subsidiaries in respect thereof to be terminated, with, in each case, such substitution, removal, release and termination to be in form and substance reasonably satisfactory to Buyer. In the event that Seller has been unable to effect any such substitution, removal, release or termination with respect to any Transferred Subsidiary Guarantee effective as of the Closing, Seller agrees that after the Closing it shall use its reasonable best efforts to effect such substitution, removal and release and termination as soon as reasonably practicable, including, without limitation, by providing substitute cash collateral. Seller agrees to indemnify and hold Buyer and its Affiliates (including the Transferred Subsidiaries) harmless from and against and in respect of any and all Losses incurred by Buyer and its Affiliates (including the Transferred Subsidiaries) after the Closing under or pursuant to any Transferred Subsidiary Guarantee.

     (b) Buyer shall use its reasonable best efforts to cause Seller and its Affiliates (other than the Transferred Subsidiaries) to be removed or released, effective as of the Closing or, if not possible, as soon thereafter as reasonably practicable, in respect of all obligations of Seller and such Affiliates under each of the guarantees, indemnities, surety bonds, letters of credit and letters of comfort obtained by Seller and such Affiliates for the benefit of the Transferred Subsidiaries that are described in Schedule 5.16(b), and, to the extent commercially reasonable to achieve such removal or release, to agree to substitute itself in the place of Seller and its Affiliates. Buyer agrees to indemnify and hold Seller and its Affiliates harmless from and against any Losses incurred by Seller and its Affiliates after the Closing under or pursuant to any such guarantee.

     (c) Seller shall defease or repay or otherwise settle or cause itself or one or more of its Affiliates (other than the Transferred Subsidiaries) to be substituted in all respects for the Transferred Subsidiaries and for the Transferred Subsidiaries to be otherwise removed or released, effective as of the Closing, in respect of all Indebtedness of the Transferred Subsidiaries, other than the Transferred Intercompany Payables and the Actual Acceptable Indebtedness Amount, and for all obligations of the Transferred Subsidiaries in respect thereof to be terminated, with, in each case, such substitution, release and termination to be in form and substance reasonably satisfactory to Buyer. Not less than five (5) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer an updated statement of the amount of the Acceptable Indebtedness of each Transferred Subsidiary. If Buyer consents to such updated statement, then such statement shall replace for all purposes the version of Schedule 1.1(b) delivered as of the date hereof. If Buyer does not consent to such updated statement, then Schedule 1.1(b), as delivered as of the date hereof, shall remain in effect for all purposes.

     Section 5.17 DISPOSITION OF RETAINED SURFACE SPECIALTIES TRADEMARK FILINGS. As concerns those trademark filings containing the "Surface Specialties" designation listed on Schedule 5.18(a) (collectively, the "Retained Surface Specialties Trademark Filings"), at any time on or after the date hereof, Seller and its Affiliates shall permit Buyer and its Affiliates to file and prosecute one or more new applications for trademark registration for the "Surface Specialties" designations and logos (or similar designations or logos, with or without other elements), but excluding the "UCB" name and logo and other trademarks owned by Seller and its Affiliates (other than the Transferred Subsidiaries) and not transferred to Buyer pursuant to this Agreement. At Buyer's sole cost and expense as and to the extent beyond the 180 period after Closing, but at Seller's sole cost and expense prior thereto, Seller and its Affiliates will use commercially reasonable efforts to not cause or permit the Retained Surface Specialties Trademark Filings to cancel, abandon or otherwise lapse unless (i) Buyer directs Seller and its Affiliates to do so in writing, in which case Seller and its Affiliates promptly will do so as directed by Buyer, or (ii) Buyer provides its prior written consent, which consent shall not be withheld unreasonably. At Buyer's sole cost and expense as and to the extent beyond the 180 period after Closing, but at Seller's sole cost and expense prior thereto, Seller and its Affiliates shall deliver to Buyer true and complete copies of all documentation filed with and received from the applicable Patent and Trademark Offices evidencing same. At Buyer's sole cost and expense as and to the extent beyond the 180 period after Closing, but at Seller's sole cost and expense prior thereto, Seller and its Affiliates shall assist Buyer and its Affiliates as reasonably requested with preparing, filing, prosecuting and defending oppositions of such new applications (including providing any consents to registration requested by the Patent and Trademark Offices), and shall not use its rights in any Retained Surface Specialties Trademark Filings or the trademark rights represented thereby as a basis for opposing, canceling or otherwise challenging such applications or their resulting registrations or the trademark rights represented thereby. Seller and its Affiliates acknowledge that after the Closing, the "Surface Specialties" name and mark (but not any UCB name or logo used in connection therewith) shall be transferred to Buyer and its Affiliates and Seller and its Affiliates shall have no ownership or use rights thereto. Neither Buyer nor its Affiliates shall be responsible for any internal costs of Seller and its Affiliates or other costs and expenses attributable to work done with respect to the Retained Surface Specialties Trademark Filings by employees of Seller or its Affiliates.

     Section 5.18 INTERGROUP AGREEMENTS. Subject to applicable Law, prior to the Closing, Seller shall, and shall cause its Affiliates to, amend each of the agreements listed on Schedule 5.17 (the "SURVIVING INTERGROUP AGREEMENTS") to cause each such Surviving Intergroup Agreement to:

     (a) except as otherwise required to be amended pursuant to this Section 5.17, contain volume and other material terms and conditions (other than price) that are no less favorable to the Transferred Subsidiaries than the volume and other material non-financial terms and conditions (other than price) applicable to the provision and purchase of substantially similar goods and services by the parties thereto as of the Most Recent Balance Sheet Date pursuant to (i) if such Surviving Intergroup Agreement was effective as of the Most Recent Balance Sheet Date, such Surviving Intergroup Agreement, or (ii) if such Surviving Intergroup Agreement was not effective as of the Most Recent Balance Sheet Date, any agreement, contract, lease, sublease, purchase order, arrangement, commitment and/or license that was superseded or modified by such Surviving Intergroup Agreement, if any;

     (b) subject to reasonable adjustments to take account of inflation, with respect to Surviving Intergroup Agreements pursuant to which any Transferred Subsidiary will be required to make any payment after the Closing in respect of goods and services provided to such Transferred Subsidiary by Seller or any of its Affiliates (other than the Transferred Subsidiaries), contain price terms that are based on Seller's or its applicable Affiliate's actual cost for providing such goods and services, calculated on a consistent basis with Seller's historical cost allocation methodology (as reflected in the Historical Financial Statements) for the provision of such goods and services, which price terms shall not have a profit or overhead component, other than those overhead components reasonably related to, and required to be incurred by, Seller and/or any of its Affiliates in connection with the performance by Seller and/or its applicable Affiliates under such Surviving Intergroup Agreement;

     (c) terminate automatically as of the Closing with respect to any goods and/or services to be provided by Seller or its Affiliates (other than the Transferred Subsidiaries) to a Transferred Subsidiary pursuant to such Surviving Intergroup Agreement to the extent Seller or one or more of its Affiliates (other than the Transferred Subsidiaries) will otherwise be required to provide such goods and/or services to such Transferred Subsidiary pursuant to this Agreement or any Ancillary Agreement, PROVIDED that such Surviving Intergroup Agreement shall survive the Closing with respect to all other goods and/or services provided thereunder;

     (d) be terminable at any time by Buyer, in its sole discretion, by giving ninety (90) days' prior written notice of termination to Seller or an Affiliate of Seller party thereto; PROVIDED, that (i) twelve (12) months' prior written notice of termination shall be required to be given by Buyer in respect of the Leases between Surface Specialties, Inc. and UCB, Inc., dated July 1, 2003, for the properties located at 1900 Lake Park Drive and 2000 Lake Park Drive, in each case in Smyrna, Georgia, United States, and (ii) six (6) months' prior written notice of termination shall be required to be given by Buyer in respect of Central Management Assistance Agreement, dated as of January 1, 2002, between UCB Bioproducts Inc. and UCB Chemicals Corporation;

     (e) provide that the leases between Surface Specialties, Inc. and UCB, Inc., dated July 1, 2003, for the properties located at 1900 Lake Park Drive and 2000 Lake Park Drive, in each case in Smyrna, Georgia, United States, have evergreen terms that may not be terminated after the Closing by Seller or any of its Affiliates on less than three (3) years' prior written notice of termination given by Seller to Buyer and to delete in such leases any requirement that any Transferred Subsidiary restore to a pristine condition any facility or structure leased under a Surviving Intergroup Agreement;

     (f) contain restrictions on disclosures of confidential information of either party that are substantially similar to those contained in Section 5.2;

     (g) incorporate by reference Sections 9.1, 9.2, 9.6, 9.9, 9.10 and 9.11 hereof, MUTATIS MUTANDIS, and delete any existing provisions of such Surviving Intergroup Agreement that conflict with any of such Sections; and

     (h) provided that no indemnification or other remedy shall be available thereunder to the extent that the scope, terms and conditions of such indemnification or remedy are materially inconsistent with the scope, terms and conditions of any indemnification or remedy that would be reasonably likely to be available to similarly-situated but unrelated parties in an arm's length agreement with respect to the same or similar subject matter.

     Section 5.19 STANDSTILL. From and after the date hereof until the Closing, without the prior consent of Buyer, Seller shall not, and shall cause each of its Affiliates not to, directly or indirectly, alone or in concert with any other Person:

     (a) acquire, offer to acquire or agree to acquire Beneficial Ownership of any securities issued by Buyer other than the Purchase Price Shares;

     (b) sell, offer to sell or agree to sell any securities issued by Buyer, including by means of hedging, short sales, forward contracts or other derivative transactions;

     (c) deposit any securities issued by Buyer into a voting trust or subject any such securities to any proxy, arrangement or agreement with respect to the voting of such securities or other agreement having a similar effect; or

     (d) form, join or in any way participate in a group (as contemplated by Exchange Act Rule 13d-5(b) or any successor statute or regulation) with respect to any securities issued by Buyer.

     Section 5.20 FURTHER ASSURANCES. (a) From time to time after the Closing, each party hereto shall, and shall cause its Affiliates to, promptly execute, acknowledge and deliver any other assurances or documents or instruments of transfer reasonably requested by the other party hereto and necessary for the requesting party to satisfy its obligations hereunder or to obtain the benefits of the transactions contemplated hereby. Without limiting the generality of the foregoing, to the extent that Buyer or Seller discover following Closing that
(i) any asset that was intended to be transferred pursuant to this Agreement was not transferred at Closing, Seller shall or shall cause its Affiliates promptly to assign and transfer to Buyer all right, title and interest in such asset or
(ii) any asset that was intended to be a Retained Asset or an Excluded Asset pursuant to this Agreement was not transferred prior to the Closing, Buyer shall, or shall cause its Affiliates to, promptly assign and transfer to Seller all right, title and interest in such Retained Asset or Excluded Asset. In the event that, following the Closing, there are actions that are required to be taken by one or more of the Transferred Subsidiaries or by Seller or any of its Affiliates in connection with the assumption of any Retained Liability by Seller or any of its Affiliates, such Transferred Subsidiaries Seller or Affiliate of Seller will take such action or actions, at the reasonable direction and expense of Seller.

     (b) From and after the date hereof until the Closing, Buyer and Seller shall consult and cooperate with each other to develop reasonably specific descriptions of (i) the service levels at which services will be provided to the Business under the IT/IS Services Agreement after the Closing and (ii) the procedures pursuant to which Buyer may make requests from time to time for services to be provided to the Business under the IT/IS Services Agreement after the Closing and pursuant to which Buyer and Seller will cooperate to develop, in good faith, a schedule, including deadlines, for Seller to provide such services. Buyer and Seller shall cause such descriptions and procedures to be included in Schedule A of the IT/IS Services Agreement as of the Closing. Such descriptions shall not expand the obligations of Buyer or Seller pursuant to the IT/IS Agreement and shall not increase the level of service compared to the level of service provided to the Business in the one-year period prior to the Closing;

     (c) From and after the date hereof until the Closing, Buyer and Seller shall consult and cooperate with each other to develop Schedule A to the Transition Services Agreement, as contemplated by the Transition Services Agreement. Without limiting the generality of the foregoing, unless the parties mutually agree otherwise, such Schedule A shall provide that the services shall be provided for a term of six (6) months, that any service shall be terminable by Buyer upon thirty (30) days advance written notice to Seller and that Buyer's fee for each such service shall be equal to Seller and its Affiliates' actual cost for such service, based upon Seller's historical cost allocation methodology (as reflected in the Historical Financial Statements) for such service. No such fee for any service shall have a profit component or an overhead component, other than those overhead components reasonably related to, and required to be incurred by Seller and/or its Affiliates in connection with, the performance by Seller and/or its Affiliates of such service and not otherwise attributable to Seller or its Affiliates.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

     Section 6.1 CONDITIONS TO THE OBLIGATIONS OF BUYER AND SELLER. The obligations of Buyer and Seller to effect the Closing are subject to the satisfaction or waiver prior to the Closing of the following conditions:

     (a) HSR, EC MERGER REGULATION AND OTHER LAWS. (i) The waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, (ii) the European Commission shall have adopted a decision pursuant to the EC Merger Regulation declaring the transactions contemplated hereby compatible with the common market (or such compatibility shall have been deemed to exist under Article 10(6) of the EC Merger Regulation), or, in the event that the European Commission adopts a decision pursuant to Article 9(3) of the EC Merger Regulation referring the review of all or part of the transactions contemplated hereby to a Government Entity of a Member State (or is deemed pursuant to Article 9(5) of the EC Merger Regulation to have done so), such Government Entity (or any other Government Entity in the Member State concerned) shall have granted approval of the transactions or part thereof that were so referred, (iii) the Other Antitrust Approvals shall have been granted, and (iv) each material consent, clearance, notice, report and other filing required to be made with or obtained from any Government Entity or Self-Regulatory Organization in connection with the transactions contemplated hereby at or prior to the Closing shall have been made or obtained.

     (b) NO PROHIBITION. No Government Entity of competent jurisdiction shall have (i) enacted, issued, promulgated, enforced, or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated hereby (collectively, an "ORDER"), (ii) instituted and not withdrawn any proceeding seeking any such Order, or (iii) threatened to institute a proceeding that the parties reasonably determine is likely to result in such an Order.

     (c) FILMS SEPARATION. The Films Separation shall have been consummated.

     Section 6.2 CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to effect the Closing are subject to the satisfaction or waiver prior to the Closing of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. Each of (i) the representations and warranties of Seller contained in this Agreement (other than the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.6, and 3.9(i)) shall be true and correct as of the date hereof and as of the Closing as if made on and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date), except for any failures of such representations and warranties to be true and correct that are not, individually or in the aggregate, reasonably likely to have a Business Material Adverse Effect, (ii) each of the representations and warranties of Seller contained in Sections 3.1, 3.2, 3.3 and 3.6 shall be true and correct in all material respects as of the date hereof and as of the Closing as if made on and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date) and
(iii) the representations and warranties of Seller contained in Section 3.9(i) shall be true and correct as of the date hereof and as of the Closing as if made on and as of the Closing Date.

     (b) COVENANTS. Each of the covenants and agreements of Seller to be performed on or prior to the Closing shall have been duly performed in all material respects.

     (c) CERTIFICATE. Buyer shall have received a certificate, signed by a duly authorized executive officer of Seller and dated the Closing Date, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

     (d) ANCILLARY AGREEMENTS AND STOCKHOLDER'S AGREEMENT. Seller shall have executed and delivered the Stockholder's Agreement. Seller and its Affiliates shall have executed and delivered the Ancillary Agreements to which they are a party.

     (e) NO BUYER ADVERSE CONDITION. No Government Entity of competent jurisdiction shall have instituted any civil, criminal or administrative action, suit, claim, hearing, investigation or other proceeding that, individually or in the aggregate, is reasonably likely to, in the good faith judgment of Buyer, result in a Buyer Adverse Condition. None of the approvals, consents, clearances, notices, reports and other filings made or obtained as contemplated by Section 6.1(a) shall provide for, contain or require a Buyer Adverse Condition.

     (f) THIRD-PARTY CONSENTS AND APPROVALS. The consents and approvals of third parties set forth on Schedule 6.2(f) shall have been obtained.

     (g) NO BUSINESS MATERIAL ADVERSE EFFECT. Since the date hereof, the Business shall not have experienced any event or condition that, individually or in the aggregate, has had or is reasonably likely to have, a Business Material Adverse Effect.

     (h) FINANCING. The lenders party to the Financing Commitments shall have provided to Buyer the financing contemplated to be provided thereunder or Buyer shall otherwise have obtained alternative financing necessary to consummate the transactions contemplated hereby.

     (i) AUDITED FINANCIAL STATEMENTS. The Audited Financial Statements shall have been prepared and delivered, together with one or more audit reports (including an unqualified audit opinion) of one or more firms of independent certified public accountants which shall be registered with the U.S. Public Company Accounting Oversight Board.

     Section 6.3 CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller to effect the Closing are subject to the satisfaction or waiver prior to the Closing of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. Each of (i) the representations and warranties of Buyer contained in this Agreement (other than the representations and warranties contained in Sections 4.1, 4.2, 4.3(b), 4.6 and 4.9) shall be true and correct as of the date hereof and as of the Closing as if made on and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date), except for any failures of such representations and warranties to be true and correct that are not, individually or in the aggregate, reasonably likely to have a Buyer Material Adverse Effect, (ii) each of the representations and warranties of Buyer contained Sections 4.1, 4.2, 4.3(b) and 4.6 shall be true and correct in all material respects as of the date hereof and as of the Closing as if made on and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date) and
(iii) the representations and warranties of Buyer contained in Section 4.9 shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date.

     (b) COVENANTS. Each of the covenants and agreements of Buyer to be performed on or prior to the Closing shall have been duly performed in all material respects.

     (c) CERTIFICATE. Seller shall have received a certificate, signed by a duly authorized executive officer of Buyer and dated the Closing Date, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

     (d) ANCILLARY AGREEMENTS AND STOCKHOLDER'S AGREEMENT. Buyer shall have executed and delivered the Stockholder's Agreement. Buyer and each of its Affiliates party to an Ancillary Agreement shall have executed and delivered the Ancillary Agreements to which they are a party.

     (e) NO BUYER MATERIAL ADVERSE EFFECT. Since the date hereof, Buyer and its Affiliates, taken as a whole, shall not have experienced any event or condition that, individually or in the aggregate, has had or is reasonably likely to have, a Buyer Material Adverse Effect.

     (f) NYSE LISTING. All newly issued Purchase Price Shares deliverable to Seller at the Closing shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                                  ARTICLE VII

                   SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES

     Section 7.1 SURVIVAL. The representations and warranties contained in this Agreement shall survive the Closing for the period set forth in this Section
7.1. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the eighteen (18) month anniversary of the Closing Date, except that (a) the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.6, 4.1, 4.2, and 4.6 shall survive indefinitely, (b) the representations and warranties contained in
Section 3.12 shall survive until the expiration of the applicable statute of limitations, (c) the representations and warranties contained in Section 3.13 shall survive until the seventh anniversary of the Closing Date, (d) the representations and warranties contained in Sections 3.14 and 3.15 shall survive until the thirty (30) month anniversary of the Closing Date, and (e) the representations and warranties contained in Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13 and 4.14 shall not survive the Closing; IT BEING UNDERSTOOD THAT in the event notice of any claim for indemnification under
Section 7.2(a) or Section 7.4 hereof, other than a notice of any claim with respect to a breach of the representations and warranties contained in Section 3.13, has been given (within the meaning of Section 9.1) within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved.

     Section 7.2 INDEMNIFICATION BY SELLER. (a) Subject to Section 7.6, Seller hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless Buyer, its Affiliates (including the Transferred Subsidiaries), and their respective directors, officers, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the "BUYER INDEMNIFIED PARTIES") from, against and in respect of any damages, losses, charges, Liabilities, diminutions in value, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, Taxes, interest, penalties, costs, expenses (including removal costs, remediation costs, closure costs, fines, penalties and expenses of investigations and ongoing monitoring, reasonable attorneys' fees and reasonable out of pocket disbursements) (collectively, "LOSSES") imposed on, sustained, incurred or suffered by, or asserted against, any of the Buyer Indemnified Parties, in respect of claims, demands or suits (by any Person) directly or indirectly relating to or arising out of (i) any actual or alleged (by a third party) breach of any representation or warranty made by Seller contained in this Agreement (other than the representations and warranties contained in Section 3.13 for which separate and excusive provision is made in Section 7.3) for the period such representation or warranty survives, PROVIDED that for purposes of this Section 7.2(a) any qualifications as to materiality or Business Material Adverse Effect or other similar materiality qualifications (including any reference to any material interference with the continued operation of the Business) included in such representation or warranty shall be disregarded for purposes of determining whether such representation or warranty was breached; PROVIDED, HOWEVER, that no Buyer Indemnified Party shall be entitled to indemnification hereunder if, on the date of this Agreement, Buyer had Knowledge of the facts that give rise to claimed breach of any representation or warranty with respect to which such Buyer Indemnified Party is seeking indemnification hereunder; (ii) any breach of any covenant or agreement of Seller contained in this Agreement; (iii) any of the Retained Liabilities or Excluded Liabilities; or (iv) any Liabilities alleged by a third party to exist that would, if finally determined to exist, be Retained Liabilities or Excluded Liabilities.

     (b) Seller shall not be liable to the Buyer Indemnified Parties for any Losses with respect to the matters contained in Section 7.2(a)(i) (other than any breach of any representation or warranty made by Seller contained in Section 3.1, 3.2, 3.3, or 3.6, the Losses with respect to which shall not be subject to the limitations set forth in this Section 7.2(b), or any breach of the representations and warranties made by Seller contained in Section 3.7(g), the Losses with respect to which shall be subject only to the limitations set forth in Section 7.2(c)), unless the Losses therefrom exceed an aggregate amount equal to (euro)15,000,000 (the "DEDUCTIBLE"), in which case Seller shall be liable only for any such Losses in excess of the Deductible, up to an aggregate amount of Losses with respect to all such matters for which Seller shall be liable equal to (euro)300,000,000 (the "CAP"). Seller shall not be liable for and, for purposes of calculating Buyer's satisfaction of the Deductible and Buyer's utilization of the Cap, Losses with respect to a breach of any representation or warranty made by Seller shall not include, any individual Loss with respect to such matters totaling less than (euro)100,000; PROVIDED that for purposes of the foregoing, any series of related Losses shall be considered an individual Loss.

     (c) Seller shall not be liable to the Buyer Indemnified Parties to the extent of any Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the Buyer Indemnified Parties, in respect of claims, demands or suits (by any Person) directly or indirectly relating to or arising out of any actual or alleged (by a third party) breach of any representation or warranty made by Seller contained in Section 3.7(g) that exceed (euro)350,000,000. The aggregate amount of any such Losses shall be included for purposes of (i) calculating Buyer's utilization of the Environmental Cap and (ii) to the extent of the amount of any such Losses for which the Buyer Indemnified Parties are otherwise entitled to indemnification hereunder that exceeds the Environmental Cap, calculating Buyer's utilization of the Cap.

     (d) Notwithstanding anything else in this Article VII, Seller shall not be liable to the Buyer Indemnified Parties under Section 7.2(a)(i) or Section 7.3 for Losses that exceed (euro)450,000,000 in the aggregate.

     Section 7.3 INDEMNIFICATION BY SELLER FOR ENVIRONMENTAL DAMAGES. (a) Subject to Section 7.6, Seller hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless the Buyer Indemnified Parties from, against and in respect of any Environmental Damages imposed on, sustained, incurred or suffered by, or asserted against, any of the Buyer Indemnified Parties, (i) in respect of claims, demands or suits (by any Person) directly or indirectly relating to or arising out of any actual or alleged (by a third party) breach of any representation or warranty made by Seller contained in
Section 3.13 of this Agreement for the period such representation or warranty survives; and (ii) in respect of claims for Environmental Damages presented during the Environmental Indemnity Claim Period; PROVIDED, HOWEVER, that any Buyer Indemnified Party indemnification shall be reduced to the extent any Environmental Damages are caused by Buyer's failure to take commercially reasonable measures to mitigate any Environmental Damages for which it seeks indemnification hereunder; and PROVIDED FURTHER that the Buyer Indemnified Parties shall not be entitled to indemnification hereunder (i) with respect to any Environmental Damages that arise out of or relate to Known Conditions, or
(ii) if on the date of this Agreement, Buyer had Knowledge of facts that would reasonably likely breach any representation or warranty for which such Buyer Indemnified Party is seeking indemnification hereunder.

     (b) Seller shall not be liable to the Buyer Indemnified Parties for any Environmental Damages with respect to the matters contained in Section 7.3(a), unless the Environmental Damages exceed an aggregate amount equal to
(euro)5,000,000 (the "ENVIRONMENTAL DEDUCTIBLE"), in which case Seller shall be liable only for the portion of any such Environmental Damages for which the Buyer Indemnified Parties are otherwise entitled to indemnification hereunder in excess of the Environmental Deductible in accordance with Seller's Environmental Damages Percentage Allocation applicable to each such claim for Environmental Damages determined under Section 7.3(c) below for any such Environmental Damages in excess of the Environmental Deductible, up to an aggregate amount of Environmental Damages with respect to all such matters for which Seller shall be liable equal to (euro)150,000,000 (the "ENVIRONMENTAL CAP"). Seller shall not be liable for and, for purposes of calculating Buyer's satisfaction of the Environmental Deductible and Buyer's utilization of the Environmental Cap, indemnifiable Environmental Damages shall not include, any individual Environmental Damage totaling less than (euro)100,000; PROVIDED that for purposes of the foregoing, any series of related Environmental Damages shalL be considered an individual Environmental Damage.

     (c) For purposes of this Agreement, Seller shall be liable to the Buyer Indemnified Parties only for the percentage portion of any otherwise indemnifiable Environmental Damages equal to Seller's percentage allocation as set out below determined by the year in which a notice of the claim is presented in accordance with the procedures in Section 7.5 (the "SELLER'S ENVIRONMENTAL DAMAGES PERCENTAGE ALLOCATION") and Buyer shall be liable to the Seller Indemnified Parties only for the percentage portion of any otherwise indemnifiable Environmental Damages equal to Buyer's percentage allocation as set out below determined by the year in which a notice of the claim is presented in accordance with the procedures in Section 7.5 (the "BUYER'S ENVIRONMENTAL DAMAGES PERCENTAGE Allocation"):


-------------------------------------------------------------------------------
       YEAR FOLLOWING CLOSING     SELLER'S PERCENTAGE   BUYER'S PERCENTAGE
-------------------------------------------------------------------------------
                 1                         90                   10
-------------------------------------------------------------------------------
                 2                         90                   10
-------------------------------------------------------------------------------
                 3                         80                   20
-------------------------------------------------------------------------------
                 4                         70                   30
-------------------------------------------------------------------------------
                 5                         60                   40
-------------------------------------------------------------------------------
                 6                         50                   50
-------------------------------------------------------------------------------
                 7                         40                   60
-------------------------------------------------------------------------------
Post-Survival (8 and thereafter)          Zero                 100
-------------------------------------------------------------------------------

     (d) Prior to the exhaustion of the Environmental Deductible, Buyer will provide a summary of the claims and costs taken into account by Buyer in its assessment of the matters that should be counted against the Environmental Deductible, together with sufficient information to substantiate Buyer's position that such claims and costs would otherwise qualify as indemnifiable Environmental Damages under this Section 7.3. Buyer and Seller shall make good faith efforts to reach agreement with respect to the claims and costs asserted against the Environmental Deductible, so that both parties can assess and seek agreement on when the Environmental Deductible has been exhausted. In the event that Buyer has a claim for Environmental Damages following the exhaustion of the Environmental Deductible, Buyer will provide written notice to Seller of the claim, providing as much detail as to cost, scope and the basis thereof as is then available, within 30 days of receiving information that gives rise to the claim; provided, however, that the failure to timely give notice of the claim shall affect the rights of Seller hereunder only to the extent that such failure has a prejudicial effect on the defenses or other rights available to Seller with respect to the claim. Buyer shall continue to supplement this initial written notice by providing further detail on the cost, scope and basis for the claim to Seller as it becomes available, in order to enhance the ability of Seller and Buyer to assess whether the claim presents indemnifiable Environmental Damages under this Section 7.3. Upon receipt of such notice, Seller shall indicate in writing, within 30 days, whether it accepts tender of the claim, or whether it disputes the claim. If Seller does not dispute the claim or upon dispute of the claim, is found to be responsible for the Environmental Damages, and if such claim is presented to Seller by the Buyer Indemnified Parties prior to the fifth anniversary of the Closing Date (the "SELLER MANAGEMENT PERIOD"), Seller shall have the option, but not the obligation, to assume the management of any investigation, remediation activity or any other activity that is the subject of the claim for Environmental Damages. If Seller disputes the tender of the claim, Buyer shall assume management of the remediation activity. In the event that the Seller disputes the claim for Environmental Damages, it shall set out in detail in writing the reasons for the dispute and also describe in reasonable detail the basis for its refusal to accept the tender of the claim. Buyer and Seller shall consult and cooperate with respect to the protection of any confidential or privileged information shared in connection with these activities. Any internal costs incurred by any party with respect to any of these activities or procedures set forth in this Section 7.3 shall not qualify as Environmental Damages for purposes of this Agreement. The parties will endeavor to resolve any dispute of a claim for Environmental Damages amicably within 90 days of the date upon which Buyer makes the claim.

     (e) In the event that Seller elects to assume the management of any activities that are the subject of a claim for Environmental Damages that was presented during the Seller Management Period, then Seller's management of such activities shall be conducted in accordance with the procedures set out in
Section 7.3(h) below. In the event that Seller does not elect to assume the management of any activities that are the subject of a claim for Environmental Damages that was presented during the Seller Management Period, then Buyer shall assume the management of any such activities and shall manage such activities in accordance with the procedures set out in Section 7.3(h) below. At any time after submission of an initial notice of claim during the Seller Management Period, during the time period prior to Seller's decision regarding either acceptance or management of the claim, Buyer shall manage the activities that are the subject of the claim in accordance with the procedures set out in
Section 7.3(h) below. In addition, Buyer shall have the obligation to assume the management of any activities that are the subject of a claim for Environmental Damages, where such claim is presented by Buyer Indemnified Parties during years 6 or 7 after Closing (the "BUYER MANAGEMENT PERIOD"), and shall manage such activities in accordance with the procedures set out in Section 7.3(h) below.

     (f) The Buyer Indemnified Parties agree to provide reasonable access to Seller and its representatives, agents and contractors to any of the Owned Real Properties or the Leased Real Properties, facilities, structures or equipment in order to enable Seller and its representatives, agents and contractors to (i) undertake and manage any activities or conditions that are the subject of a claim for Environmental Damages for which Seller has assumed the management obligation pursuant to Section 7.3(d) above, or (ii) inspect, audit or assess any activities or conditions that are the subject of a claim for Environmental Damages for which Buyer has assumed the management obligation pursuant to
Section 7.3(f) above. In addition, the parties agree to cooperate in good faith with each other with respect to the implementation and completion of all such activities and to execute such documents, notices, consents and recordations as may be necessary to enable the implementation and completion of such activities in accordance with the terms of this Agreement.

     (g) Whichever party assumes the management of any activities or conditions that are the subject of a claim for Environmental Damages, pursuant to Section 7.3(f) above, the management of any investigation, remediation activity or other activity that is the subject of a claim for indemnification for Environmental Damages shall, for purposes of this subsection (h) be referred to as the "MANAGING PARTY" and the party that has not assumed that management responsibility shall be referred to as the "NON-MANAGING PARTY." With respect to all such activities for which indemnification is sought, both the Managing Party and the Non-Managing Party shall comply with each of the procedures set out in this section. The Managing Party shall consult with the Non-Managing Party in advance of developing, selecting, proposing and implementing any investigations or remedial measures or other actions or alternatives, preparing and issuing any documents, attending any meetings or hearings or taking any step or action in relation to the relevant activities, to the extent that such documents, meetings, consultations, actions and activities would reasonably be expected to impact the development, assessment, cost, scope, choice and timing of the Remediation Activity or of any other activities for which indemnification is sought or the operation of the Owned or Leased Properties (hereinafter referred to as "SIGNIFICANT REMEDIATION OR COMPLIANCE ACTIVITY"). The Managing Party shall provide the Non-Managing Party with reasonable notice of and a reasonable opportunity to attend any consultations with consultants or third parties, meetings or hearings or the carrying out of any Significant Remediation or Compliance Activity (including the opportunity to take split samples). The Managing Party shall provide the Non-Managing Party with any and all documents or information relating to any Significant Remediation or Compliance Activity and, at the Non-Managing Party's request, any document concerning any indemnified matter or any information related to any activities or costs needed to evaluate a claim for Environmental Damages. The Managing Party and Non-Managing Party shall consult and cooperate with respect to the protection of any confidential or privileged information shared in connection with these activities. The Non-Managing Party shall have the right to review in advance and comment on the scope of such investigation or remedial work or any other work for which it may share costs under this Section 7.3. The Managing Party shall consider in good faith and implement all reasonable comments on, and modifications to, such investigation or remedial work or any other work proposed by the Non-Managing Party. The Managing Party shall provide the Non-Managing Party with a reasonable opportunity to audit costs. The Managing Party shall provide the Non-Managing Party in advance with all information documenting any proposed remedial, investigative or compliance activities to be undertaken. Any Remediation Activity shall employ the most cost-effective, commercially-reasonable measures that are either (a) reasonably required to comply with Environmental Laws or pursuant to the request or the demand of any Government Entity; (b) undertaken in a good faith belief that they are reasonably necessary to prevent a pending or threatened enforcement action or investigation by any Government Entity or an imminent and substantial threat to human health or the environment, including employee safety. Any Remediation Activity shall be conducted in a manner that minimizes interference with the operation of the business. Such measures may include, where appropriate, natural attenuation, long-term monitoring, deed restrictions, institutional controls and caps. Any Significant Remediation or Compliance Activity to be undertaken by the Managing Party shall be subject to the prior approval of the Non-Managing Party, with such approval not to be unreasonably withheld. In the event that the Non-Managing Party determines to refuse to grant such approval, the Non-Managing Party shall set out in detail in writing the reasons for the non-approval and also describe in reasonable detail the alternative course of action proposed to be taken and its justification. The Managing Party shall provide the Non-Managing Party with copies of all correspondence and reports prepared in connection with any remedial, investigative or compliance activities. The Managing Party and the Non-Managing Party shall consult and cooperate with respect to the protection of any confidential or privileged information shared in connection with these activities. Any internal costs incurred by any party with respect to any of these activities or procedures shall not qualify as Environmental Damages for purposes of this Agreement.

     (h) Notwithstanding the foregoing provisions of this Section 7.3, Seller shall have no indemnification obligation with respect to any Environmental Damages to the extent that such Environmental Damages would not have arisen but for any intrusive investigation or disclosure to a third party by any Buyer Indemnified Party, unless (i) such intrusive investigation or disclosure was reasonably required by Environmental Law or any other applicable Law; (ii) the discovery of the relevant condition was inadvertent, and the purpose of such investigation was not to identify the condition for purposes of developing a claim for indemnification under this Agreement; (iii) the investigation or disclosure was reasonably necessary to respond to a request or demand by any Government Entity; (iv) the investigation or disclosure was undertaken in a good faith belief that such measures were reasonably necessary to prevent a threatened enforcement action or investigation by any Government Entity or an imminent and substantial threat to human health or the environment, including employee safety; or (v) the condition was inadvertently discovered or disclosed in connection with any repair, maintenance, operations or construction activity not undertaken in a manner to allow a claim for indemnification to be developed under this Agreement at or adjacent to any facility.

     (i) Notwithstanding the foregoing provisions of this Section 7.3, Seller shall have no indemnification obligation with respect to any Environmental Damages to the extent that such Environmental Damages would not have arisen but for (i) any change in use after Closing, to a use other than chemical or industrial manufacturing, which change subjects the property or operations to more stringent cleanup requirements than would apply absent such change, or (ii) any permanent cessation of manufacturing operations or other closure at a site other than the San Fernando, Spain site after the Closing, and only to the extent that such Environmental Damages were incurred as a result of a written notice or claim to Buyer from a Government Entity or third party indicating that such site is required to be investigated, cleaned up or remediated under any Environmental Law.

     (j) Subject to the other limitations set out in this Section 7.3, any Pre-Closing Environmental Condition that does not does not require any Remediation Activity as of the Closing but following the Closing requires any Remediation Activity due to a change in a Hazardous Substances regulatory classification or a change in a regulatory classification of a substance as a Hazardous Substance or a change in a remedial standard relating to any Environmental Law after the Closing during the Environmental Indemnity Period shall nevertheless be covered by the indemnity provisions and procedures set out in this Section 7.3.

     (k) The indemnification provisions contained in this Section 7.3 shall constitute the sole and exclusive recourse and remedy of the Buyer Indemnified Parties for any Environmental Damages, for any breach of any representation or warranty under Section 3.13, or for any other Losses of any sort whatsoever arising under or related to any Environmental Law or to the presence or release of any Hazardous Substances at the Owned Real Property, the Leased Real Property or any other real property.

     Section 7.4 INDEMNIFICATION BY BUYER. Buyer hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless Seller, its Affiliates, and their respective directors, officers, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the "SELLER INDEMNIFIED PARTIES" and, collectively with the Buyer Indemnified Parties, the "INDEMNIFIED PARTIES") from, against and in respect of any Losses imposed on, sustained, incurred or suffered by, or asserted against, any of Seller Indemnified Parties, whether in respect of third party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to, arising out of or resulting from, (i) any breach of any representation or warranty made by Buyer contained in this Agreement for the period such representation or warranty survives, PROVIDED that for purposes of this Section 7.4 any qualifications as to materiality or Buyer Material Adverse Effect included in such representation or warranty shall be disregarded for purposes of determining whether such representation or warranty was breached; PROVIDED, HOWEVER, that no Seller Indemnified Party shall be entitled to indemnification hereunder if, on the date of this Agreement, Seller had Knowledge of the claimed breach of any representation or warranty with respect to which such Seller Indemnified Party is seeking indemnification hereunder; (ii) any breach of a covenant or agreement of Buyer contained in this Agreement; or (iii) any of the Assumed Liabilities and any Liabilities of the Transferred Subsidiaries that are not Retained Liabilities.

     Section 7.5 THIRD PARTY CLAIM INDEMNIFICATION PROCEDURES. (a) In the event that any written claim or demand for which an indemnifying party (an "INDEMNIFYING PARTY") may have liability to any Indemnified Party hereunder, other than those relating to Taxes (which are the subject of Section 5.6), or Environmental Damages (which are the subject of Section 7.3), is asserted against or sought to be collected from any Indemnified Party by a third party (a "THIRD PARTY CLAIM"), such Indemnified Party shall promptly, but in no event more than ten Business Days following such Indemnified Party's receipt of a Third Party Claim, notify the Indemnifying Party in writing of such Third Party Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Third Party Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a "CLAIM NOTICE"); PROVIDED, HOWEVER, that the failure timely to give a Claim Notice shall affect the rights of an Indemnified Party hereunder only to the extent that such failure has a prejudicial effect on the defenses or other rights available to the Indemnifying Party with respect to such Third Party Claim. The Indemnifying Party shall have 30 days (or such lesser number of days set forth in the Claim Notice as may be required by court proceeding in the event of a litigated matter) after receipt of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party that it desires to defend the Indemnified Party against such Third Party Claim.

     (b) In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense, with counsel reasonably satisfactory to the Indemnified Party, at its expense. Once the Indemnifying Party has duly assumed the defense of a Third Party Claim, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing. The Indemnified Party shall participate in any such defense at its expense unless (i) the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) the Indemnified Party assumes the defense of a Third Party Claim after the Indemnifying Party has failed to diligently pursue a Third Party Claim it has assumed, as provided in the first sentence of Section 7.5(c). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any Third Party Claim on a basis that would result in (i) the imposition of a order, writ, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any of its Affiliates, (ii) a finding or admission of a violation of Law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates, (iii) a finding or admission that would have an adverse effect on other claims made or threatened against the Indemnified Party or any of its Affiliates, or (iv) any monetary Liability of the Indemnified Party that will not be promptly paid or reimbursed by the Indemnifying Party.

     (c) If the Indemnifying Party (i) elects not to defend the Indemnified Party against a Third Party Claim, whether by not giving the Indemnified Party timely notice of its desire to so defend or otherwise, (ii) is not entitled to defend the Third Party Claim as a result of the Indemnified Party's election to defend the Third Party Claim as provided in Section 7.5(b), or (iii) after assuming the defense of a Third Party Claim, fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten Business Days after receiving written notice from the Indemnified Party to the effect that the Indemnifying Party has so failed, the Indemnified Party shall have the right but not the obligation to assume its own defense; IT BEING UNDERSTOOD THAT the Indemnified Party's right to indemnification for a Third Party Claim shall not be adversely affected by assuming the defense of such Third Party Claim. The Indemnified Party shall not settle a Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     (d) The Indemnified Party and the Indemnifying Party shall cooperate in order to ensure the proper and adequate defense of a Third Party Claim, including, to the extent permitted by Law, by providing access to each other's relevant business records and other documents, and employees in accordance with
Section 5.1; IT BEING UNDERSTOOD THAT the costs and expenses of the Indemnified Party relating thereto shall be Losses. The Indemnified Party and the Indemnifying Party shall use reasonable best efforts to avoid production of confidential or competitively sensitive information (consistent with applicable
Law), and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

     Section 7.6 CALCULATION OF DAMAGES. The parties hereto acknowledge that Losses and Environmental Damages shall not include consequential, special, incidental, indirect, punitive or exemplary damages, including lost profits, unless, and then only to the extent, such damages (a) arise out of or result from the willful or intentional breach of this Agreement by the Indemnifying Party or any common law fraud by the Indemnifying Party or (b) are actually paid by the Indemnified Party to a third party in respect of a Third Party Claim.

     Section 7.7 ADJUSTMENTS TO LOSSES.

     (a) TAXES. In calculating the amount of any Loss or Environmental Damage, there shall be deducted an amount equal to any net Tax benefit actually realized as a result of such Loss by the party or its Affiliates claiming such Loss or Environmental Damage, and there shall be added an amount equal to any Tax imposed on the receipt of any indemnity payment with respect thereto. The net Tax benefit determined under this Section 7.7(a) shall be limited to the Tax benefits actually realized in the year the Loss is incurred by the Indemnified Party and in the two (2) subsequent years, and the amount of the net Tax benefit shall be determined by using a Tax rate of 37%.

     (b) INSURANCE PROCEEDS. In calculating the amount of any Loss or Environmental Damage, there shall be deducted any insurance proceeds actually received by the Indemnified Party from an unaffiliated insurance carrier offsetting the amount of such Loss or Environmental Damage, net of any expenses (including increases in current and future insurance premiums) incurred by the Indemnified Party in obtaining such insurance proceeds; PROVIDED that Buyer shall not be required to seek any insurance proceeds in connection with any Loss or Environmental Damage. If an Indemnified Party recovers an amount from an insurance carrier in respect of a Loss or Environmental Damage that is the subject of indemnification hereunder after all or a portion of such Loss or Environmental Damage has been paid by an Indemnifying Party pursuant to this
Article VII, the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (i) the amount paid by the Indemnifying Party in respect of such Loss or Environmental Damage, plus the amount received from the insurance carrier in respect thereof (net of any expenses incurred by the Indemnified Party in obtaining such amount), less (ii) the full amount of such Loss or Environmental Damage.

     (c) REIMBURSEMENT. In calculating the amount of any Loss or Environmental Damage, there shall be deducted any reimbursement actually received by the Indemnified Party from any third party offsetting the amount of such Loss or Environmental Damage, net of any expenses incurred by the Indemnified Party in obtaining such reimbursement; PROVIDED that Buyer shall not be required to seek any reimbursement from any third party in connection with any Loss or Environmental Damage. If an Indemnified Party recovers an amount from a third party in respect of a Loss or Environmental Damage that is the subject of indemnification hereunder after all or a portion of such Loss or Environmental Damage has been paid by an Indemnifying Party pursuant to this Article VII, the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (i) the amount paid by the Indemnifying Party in respect of such Loss or Environmental Damage, plus the amount received from the third party in respect thereof (net of any expenses incurred by the Indemnified Party in obtaining such amount), less (ii) the full amount of such Loss or Environmental Damage.

     Section 7.8 PAYMENTS. The Indemnifying Party shall pay all amounts payable pursuant to this Article VII, by wire transfer of immediately available funds, promptly following receipt from an Indemnified Party of a bill, together with all accompanying reasonably detailed back-up documentation, for a Loss or Environmental Damage that is the subject of indemnification hereunder, unless the Indemnifying Party in good faith disputes the Loss or Environmental Damage, in which event it shall so promptly notify the Indemnified Party. In any event, the Indemnifying Party shall pay to the Indemnified Party, by wire transfer of immediately available funds, the amount of any Loss or Environmental Damage for which it is liable hereunder no later than three days following any final determination of such Loss or Environmental Damage and the Indemnifying Party's liability therefor. A "final determination" shall exist when (a) the parties to the dispute have reached an agreement in writing or (b) an arbitration or like panel constituted in accordance with Section 9.8 shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto. Notwithstanding anything to the contrary in this Article VII, if it is finally determined that an Indemnified Party is not entitled to indemnification in connection with any claim made pursuant to this Article VII, such Indemnified Party shall reimburse the Indemnifying Party promptly for any amounts previously paid to such Indemnified Party by the Indemnifying Party in connection with such claim pursuant to this Article VII.

     Section 7.9 CHARACTERIZATION OF INDEMNIFICATION PAYMENTS. All payments made by an Indemnifying Party to an Indemnified Party in respect of any claim pursuant to Section 7.2 or 7.4 hereof shall be treated as adjustments to the Purchase Price for Tax purposes.

     Section 7.10 REMEDIES. The rights and remedies of Seller and Buyer under this Article VII are exclusive and in lieu of any and all other rights and remedies which Seller and Buyer may have after the Closing under this Agreement or otherwise against each other with respect to the transactions contemplated hereby for monetary relief with respect to (a) any breach of any representation or warranty or any failure to perform any covenant or agreement set forth in this Agreement, other than those which are intentional or willful and other than in respect of any common law fraud, and (b) the Assumed Liabilities, the Retained Liabilities, the Excluded Liabilities or any other Liabilities of the Transferred Subsidiaries, and Buyer and Seller each expressly waives, any and all other rights or causes of action it or its Affiliates may have against the other party or its Affiliates now or in the future under any Law with respect to the subject matter hereof.

     Section 7.11 TAX MATTERS. Notwithstanding anything to the contrary under this Article VII, indemnification for any Taxes or matter regarding Taxes shall be governed solely under Section 5.6.

                                  ARTICLE VIII

                                   TERMINATION


     Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

Section 16.2

     (a) by written agreement of Buyer and Seller;

     (b) by either Buyer or Seller, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to the date which is six (6) months after the date hereof so long as the terminating party is not in material breach of its obligations under this Agreement; PROVIDED that neither party may terminate this Agreement prior to the date which is nine (9) months after the date hereof if any Government Antitrust Entity in the United States, the EU or any other jurisdiction in which Other Antitrust Approvals are required has not completed its review of the transactions contemplated hereby by such date;

     (c) by Buyer, by giving five (5) days written notice of such termination to Seller, so long as Buyer is not in material breach of its obligations under this Agreement, if there shall have occurred any breach of a representation or warranty of Seller which shall have resulted in the condition set forth in
Section 6.2(a) becoming incapable of satisfaction;

     (d) by Seller, by giving five (5) days written notice of such termination to Buyer, so long as Seller is not in material breach of its obligations under this Agreement, if there shall have occurred any breach of a representation or warranty of Buyer which shall have resulted in the condition set forth in
Section 6.3(a) becoming incapable of satisfaction;

     (e) by either Buyer or Seller, by giving written notice of such termination to the other party, if Buyer and/or Seller shall have received an Order from any Government Antitrust Entity in the United States or the EU, which Order shall be or have become final and non-appealable, preventing or prohibiting the consummation of the transactions contemplated hereby;

     (f) by Seller or Buyer, by giving written notice of such termination to the other party, if Buyer shall have given Seller notice in accordance with Section
5.15 that Buyer has determined (i) that it will not, as of the Closing, be able to obtain the financing contemplated by the Financing Commitments and (ii) that Buyer will not obtain alternative financing necessary to consummate the transactions contemplated hereby as of the Closing, rendering the condition in
Section 6.2(h) incapable of satisfaction; and

     (g) by Seller at any time if Buyer shall have entered into a definitive written agreement with respect to, or otherwise consummated, a Change of Control Transaction.

     Section 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement in accordance with Section 8.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, or their respective directors, officers or employees, except for the obligations of the parties hereto contained in this Section 8.2 and in Sections 5.2, 8.3, 9.1, 9.5, 9.6 and
9.8 (and any related definitional provisions set forth in Article I), and except that nothing in this Section 8.2 shall relieve any party from liability for any willful or intentional breach of this Agreement.

     Section 8.3 TERMINATION FEE. (a) Buyer shall pay Seller a termination fee (the "TERMINATION FEE") in the amount of (euro)45,000,000 in the event that this Agreement is terminated:

          (i) by Buyer or Seller pursuant to Section 8.1(f) unless, at the time of such termination, either (A) the condition contained in Section 6.2(g) shall not have been satisfied or (B) the notice given in accordance with
     Section 5.15 indicates that the reason for the failure to obtain financing is the occurrence of a Buyer Material Adverse Effect, without giving effect to clause (D) of the definition thereof, resulting from the occurrence of a Force Majeure Event;

          (ii) by Buyer or Seller pursuant to Section 8.1(b) if at the time of such termination the condition contained in Section 6.2(h) shall not have been satisfied and all other conditions in Section 6.1 and Section 6.2 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing) unless the reason for the failure of Section 6.2(h) to be satisfied is the occurrence of a Buyer Material Adverse Effect resulting, without giving effect to clause (D) of the definition thereof, from the occurrence of a Force Majeure Event;

          (iii) by Seller pursuant to Section 8.1(g).

     Buyer shall pay the Termination Fee within five Business Days of any termination described in clauses (i) through (iv) above in immediately available funds by wire transfer to an account designated by Seller.

     (b) If Buyer fails to pay the Termination Fee within the time period specified in subsection (a), Buyer shall pay such Termination Fee together with interest on the Termination Fee from the date payment was due under subsection
(a) to, but not including, the date of actual payment at LIBOR calculated on a 365-day basis. If, in order to obtain such payment, Seller commences an action that results in judgment against Buyer (or its successor), Buyer (or its successor) shall pay Seller the costs and expenses (including reasonable attorneys' and expert witness fees) incurred in connection with such action, together with interest on the amounts owed (including the Termination Fee) from the date payment was due under subsection (a) to, but not including, the date of actual payment at LIBOR calculated on a 365-day basis.


                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1 NOTICES. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email, PROVIDED that the telecopy or email is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:


         To Buyer:

                                    Cytec Industries, Inc.
                                    5 Garret Mountain Plaza
                                    West Paterson, NJ 07424
                                    Telephone:       (973) 357-3100
                                    Telecopy:        (973) 357-3058
                                    Attn:  Secretary

         With a copy to:

                                    Sullivan & Cromwell LLP
                                    125 Broad Street
                                    New York, New York  10004-2498
                                    Telephone:  (212) 558-4000
                                    Telecopy:  (212) 558-3588
                                    Email:  KotranS@sullcrom.com
                                    Attn:  Mr. Stephen M. Kotran, Esq.

         To Seller:

                                    UCB SA
                                    Allee de la Recherche 60
                                    1070 Brussels, Belgium
                                    Telephone:       +32 2 55 99 516
                                    Telecopy:        +32 2 55 99 491
                                    Email:  Jettie.VanCaenegem@UCB-Group.com
                                    Attn:            Group General Counsel

         With a copy to:

                                    Cleary, Gottlieb, Steen & Hamilton
                                    Rue de la Loi, 57
                                    1040 Brussels, Belgium
                                    Telephone:       + 32 2 287 2000
                                    Telecopy:        + 32 2 231 1661
                                    Email:  DVANDERMEERSCH@CGSH.COM
                                    Attn:   Dirk Vandermeersch, Esq.

     Section 9.2 AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law except as otherwise specifically provided in Article VII hereof.

     Section 9.3 NO ASSIGNMENT OR BENEFIT TO THIRD PARTIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party hereto, except that notwithstanding anything to the contrary set forth in this Agreement, Buyer may assign any and all of its rights, in whole or in part, under this Agreement or any Ancillary Agreement to
(a) one or more of Buyer's wholly owned subsidiaries or (b) to any other Person in connection with such Person's purchase of all or any part of the Business from Buyer or any of its Affiliates, including any such purchase in connection with Buyer's satisfaction of its obligations under Section 5.5, provided that, in each case, no such assignment shall relieve Buyer of any of its obligations hereunder. Buyer and its Affiliates (including the Transferred Subsidiaries) may assign or sublicense, in whole or in part, any license Seller or any of its Affiliates (other than the Transferred Subsidiaries) grants to Buyer or any of its Affiliates (including the Transferred Subsidiaries) pursuant to this Agreement or any Ancillary Agreement to any Person in connection with such Person's purchase of all or any part of the Business from Buyer or any of its Affiliates, including any such purchase in connection with Buyer's satisfaction of its obligations under Section 5.5, provided that no such assignment or sublicense shall relieve Buyer of any of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller, the Indemnified Parties and their respective successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.


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

     Section 9.4 ENTIRE AGREEMENT. This Agreement (including all Schedules and Exhibits hereto), the Stockholder's Agreement, the joint defense agreement, dated as of July 28, 2004, between Buyer and Seller and their respective outside counsel, and the Ancillary Agreements contain the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. In the event of any conflict between this Agreement and any agreement, instrument or other document relating to the Pre-Signing Restructuring Transactions or the Post-Signing Restructuring Transactions, this Agreement shall prevail.

     Section 9.5 PUBLIC DISCLOSURE. Notwithstanding anything to the contrary contained herein, except as may be required to comply with the requirements of any applicable Law and the rules and regulations of any stock exchange upon which the securities of one of the parties is listed, or in relation to any filing or submission with respect to any civil, criminal, legislative or administrative action, suit, demand, claim, hearing, proceeding or investigation, from and after the date hereof, no press release or similar public announcement or communication shall be made or caused to be made relating to this Agreement, the Ancillary Agreements or the Stockholder's Agreement unless specifically approved in advance by both parties hereto. In the event that Buyer has issued a press release or made a similar public announcement or communication in reliance upon the exception in the preceding sentence, Seller shall be permitted to make a similar press release or public announcement. Prior to the Closing, Buyer may announce the execution of any agreement, contract, arrangement or commitment, whether oral or written, with respect to the disposition of any of the assets of the Transferred Subsidiaries and/or any Transferred Assets pursuant to any Law or any policy, practice, procedure or direction of any Government Entity and any information reasonably related thereto subject to the consent of Seller (such consent not to be unreasonably withheld).

     Section 9.6 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

     Section 9.7 BULK SALES. Seller and Buyer agree to waive compliance with
Article 6 of the Uniform Commercial Code as adopted in each of the jurisdictions in which any of the Transferred Assets are located to the extent that such
Article is applicable to the transactions contemplated hereby.

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


     Section 9.8 GOVERNING LAW; ARBITRATION. (a) THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     (b) In the event of any dispute, controversy or claim arising out of or in connection with this Agreement or any of the Ancillary Agreements (each, a "DISPUTE"), the parties shall use their reasonable efforts to resolve such Dispute within a period of ninety (90) calendar days, commencing from either party's receipt of a notice from the other party indicating the existence of a Dispute (a "NOTICE"). In the event any such Dispute is not so resolved within ninety (90) calendar days after receipt of a Notice, either Buyer or Seller may refer such Dispute to be resolved by final and binding arbitration under the Rules of Arbitration (the "RULES") of the International Chamber of Commerce (the "ICC"). The Rules are deemed to be incorporated by reference into this clause. The party desiring to commence an arbitration shall provide a written request (an "ARBITRATION REQUEST") to the other party (the "RESPONDENT") and to the ICC in accordance with the Rules. The number of arbitrators shall be three (3) (such arbitrators, collectively, the "ARBITRAL TRIBUNAL"). Each of Seller and Buyer shall nominate one arbitrator and send written notice of that nomination to the other party within such time period. In the event that either party fails to nominate its arbitrator or send written notice of that nomination to the other party within such time period, the ICC shall instead nominate that arbitrator within thirty (30) calendar days after receipt of a written notice from either party indicating the other party's failure to comply with the foregoing provision. Within thirty (30) calendar days after their confirmation, the first two arbitrators shall nominate the third arbitrator, who shall serve as the Chairperson of the Arbitral Tribunal. If the first two arbitrators fail to nominate the third arbitrator within such time period, the third arbitrator shall be nominated by the ICC and shall serve as the Chairperson of the Arbitral Tribunal.

     (c) The seat, or legal place, of arbitration shall be London, England. The language to be used in all arbitral proceedings shall be English. All arbitrators shall be fluent in the English language and their award shall be rendered in English. The English language shall be used in all documents, briefs, evidence, and any other writings submitted to the Arbitral Tribunal. Each party may make reasonable requests for relevant documents from the other party prior to any evidentiary hearing in the arbitration. Any Dispute shall be resolved in accordance with the substantive laws of the State of New York without regard to principles of conflicts of law. The Arbitral Tribunal shall have no authority to make any ruling, finding or award that does not conform to the terms and conditions of the relevant agreement(s). Any such award shall be made in Euro.

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

     Section 9.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     Section 9.10 HEADINGS. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

     Section 9.11 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 9.12 RELEASE OF OBLIGATIONS. (a) At the Closing, Seller shall, on behalf of itself and its Affiliates, execute and deliver to Buyer, for the benefit of the Transferred Subsidiaries, a general release and discharge, in form and substance reasonably satisfactory to Buyer, releasing and discharging the Transferred Subsidiaries from any and all Liabilities to Seller or any of its Affiliates (other than the Transferred Subsidiaries), except to the extent such Liabilities are expressly contemplated to be retained by the Transferred Subsidiaries pursuant to this Agreement, including Liabilities that arise in the Ordinary Course that are expressly contemplated to be retained by the Transferred Subsidiaries pursuant to this Agreement and including Liabilities under the agreements described on Schedule 5.17, as such agreements have been amended as of the date hereof, or any of the Ancillary Agreements or except to the extent such Liabilities are contemplated to be retained by or have been assumed by any of the Transferred Subsidiaries pursuant to any agreement, instrument or other document relating to the Pre-Signing Restructuring Transactions or the Post-Signing Restructuring Transactions if, and only if, such retention or assumption is consistent with the terms of this Agreement.

     (b) Except for contracts set forth in Schedule 5.17, all Contracts between Seller or any of its Affiliates (other than the Transferred Subsidiaries) on the one hand, and any Transferred Subsidiary, on the other hand, shall be terminated immediately before the Closing without any penalty or obligation.

     IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

UCB SA

By:     \s\ Georges Jacobs
        -----------------------------------------------
        Name:      Georges Jacobs
        Title:     Chief Executive Officer



By:     \s\ Bernard Lauwers
        -----------------------------------------------
        Name:      Bernard Lauwers
        Title:     Group Controller


CYTEC INDUSTRIES, INC.

By:     \s\ William N. Avrin
        -----------------------------------------------
        Name:      William N. Avrin
        Title:     Vice President